Exhibit 10.1

Execution Version

This AMENDMENT NO. 2, dated as of October 25, 2017  (including Annex A attached hereto, this “Amendment”), among TAILORED BRANDS, INC., a Texas corporation (“Parent”), THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Company” or the “Lead Borrower”), each of the other U.S. Subsidiary Borrowers party hereto (together with Parent and the Company, the “U.S. Borrowers”), MOORES THE SUIT PEOPLE INC., a corporation organized under the laws of New Brunswick (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, as Canadian Administrative Agent, amends that certain Credit Agreement dated as of June 18, 2014, among the Borrowers, the Administrative Agent, the Canadian Administrative Agent and the lenders from time to time party thereto (as amended by the Joinder Agreement dated as of June 18, 2014, Amendment No. 1 dated as of July 28, 2014, the Joinder Agreement effective as of January 31, 2016, and the Joinder Agreement dated as of June 30, 2016, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the lenders party hereto (the “Lenders”), the Administrative Agent and the Canadian Administrative Agent have agreed to further amend the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.       Amendments to the Credit Agreement.

(a) The Credit Agreement is hereby amended as set forth in Annex A to insert the language marked as underscored and delete the language marked as ~~strikethrough~~ (the Credit Agreement as so amended, the “Amended Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.

(b) On the Amendment No. 2 Effective Date (as defined below), each Lender party hereto shall have the Revolving Commitment set forth opposite its name in Schedule I hereof.

SECTION 2.       Conditions.  This Amendment and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit under the Amended Credit Agreement shall not become effective until the date (such date being referred to as the “Amendment No. 2 Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) to the satisfaction of the Administrative Agent:

(a)        Amendment No. 2.  The Administrative Agent (or its counsel) shall have received from each of the Borrowers, each Lender listed on Schedule I hereto, the Administrative Agents, the Issuing Banks and the Swing Line Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include PDF or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment.

(b)        Opinions.  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Canadian Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of (i) Vorys, Sater, Seymour & Pease LLP, counsel for the Loan Parties (with respect to matters of Delaware, Massachusetts, New York and Texas law), (ii) Stewart McKelvey, Canadian counsel for the Loan Parties with respect to matters of New Brunswick law,  and (iii)  Berliner Cohen LLP,  California counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Applicable Administrative Agent.

(c)        Organization and Good Standing Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (or equivalent) of each Loan Party as of a recent date prior to or as of the Amendment No. 2 Effective Date, the authorization of Amendment No. 2 and transactions to be consummated on the Amendment No. 2 Effective Dateand any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)        Representations and Warranties.  The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Amendment No. 2 Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(e)        Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Amendment No. 2 Effective Date and signed by the Chief Financial Officer of Parent, certifying as to compliance with the conditions set forth in paragraph (d) of this Section and that, before and after giving effect to Amendment No. 2, (i) the Borrowers are in compliance with the Collateral and Guarantee Requirement,  (ii) the Borrowers are in compliance with the Revolving Exposure Limitations and (iii) no Default exists.

(f)        Solvency Certificate.  The Administrative Agent shall have received a certificate, dated the Amendment No. 2 Effective Date and signed by the Chief Financial Officer of Parent, as to the solvency of the Loan Parties on a consolidated basis after giving effect to Amendment No. 2 and transactions to be consummated on the Amendment No. 2 Effective Date, in the form of Exhibit J to the Credit Agreement.

(g)        Collateral and Guarantee Requirement.  The Borrowers shall be in compliance with the Collateral and Guarantee Requirement.  The Administrative Agent shall have received a completed Perfection Certificate Supplement, dated the Amendment No. 2 Effective Date and signed by an executive officer or a Financial Officer of Parent, together with all attachments contemplated thereby, including the results of a search of the UCC filings and PPSA financing statements (or equivalent) made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate Supplement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 of the Credit Agreement.

(h)        Loan Reallocation.  The Administrative Agent shall be satisfied with the arrangements to ensure that immediately after the Amendment No. 2 Effective Date all outstanding Revolving Loans will be held on a pro rata basis by the Lenders based on their respective Revolving Commitments set forth in Schedule I to this Amendment.

(i)         Payment of Fees and Expenses.  The Administrative Agent shall have received (i) upfront fees, for the account of each Lender in the amounts separately agreed between JPMCB and Parent, and (ii) all fees and other amounts due and payable on or prior to the Amendment No.

2 Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Engagement Letter dated October 3, 2017, between JPMCB and Parent, the fee letter dated October 3, 2017, between JPMCB and Parent, or any Loan Document.

(j)         Know Your Customer Information.  The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, at least five Business Days prior to the Amendment No. 2 Effective Date to the extent such information was requested at least 10 Business Days prior to the Amendment No. 2 Effective Date.

The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment No. 2 Effective Date, and such notice shall be conclusive and binding.

SECTION 3.       Use of Proceeds.  The Letters of Credit and proceeds of the Loans will be used for general corporate purposes and working capital needs of the Borrowers (including for Investments and Capital Expenditures) subject to the restrictions otherwise set forth in the Credit Agreement.

SECTION 4.       Representations and Warranties.  The representations and warranties of the Loan Parties set forth in Article III of the Amended Credit Agreement are incorporated herein by reference.

SECTION 5.       Reaffirmation of Collateral Documents; Reaffirmation of Intercompany Subordination Agreement.

(a)        Each of the U.S. Borrowers (i) without limiting its obligations under, or the provisions of, the U.S Security Agreement, hereby confirms its respective assignments, pledges and grants of security interests, as applicable, under the U.S. Security Agreement and each of the other Collateral Documents to which it is party, (ii) without limiting its obligations under, or the provisions of, any Collateral Document, hereby confirms that the obligations of the Borrowers under the Credit Agreement are entitled to the benefits of the security interests set forth or created in the U.S. Security Agreement and the other Collateral Documents and constitute “Obligations,” “Secured Obligations” or other similar term for purposes thereof, (iii) hereby agrees that, after giving effect to Amendment No. 2 and any transactions contemplated to be consummated on the Amendment No. 2 Effective Date, such pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders, the Issuing Banks and the other Secured Parties under the U.S. Security Agreement, and, to the extent it is the issuer of certificated shares of stock or certificated membership interests, as applicable, that are pledged to the Administrative Agent under and pursuant to the U.S. Security Agreement, in its capacity as issuer thereof, hereby consents to and ratifies such pledge, (iv) hereby ratifies, confirms and agrees that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Collateral Document to which it is a party remain in full force and effect, are not released or reduced, and after giving effect to Amendment No. 2 and any transactions contemplated to be consummated on the Amendment No. 2 Effective Date, continue to secure full payment and performance of the Obligations under the  Amended Credit Agreement and such Liens continue unimpaired with the same priority to secure repayment of such Obligations whether heretofore or hereafter incurred and no new filings are required to be made and no other action is required to be taken to perfect or to maintain the perfection of such Liens, (v) without limiting its obligations under, or the provisions of, the Intercompany Subordination Agreement, hereby ratifies, confirms and agrees that all of its obligations under the Intercompany Subordination Agreement shall continue in full force and effect for the benefit of the Administrative Agents, and (vi) nothing in this Amendment shall be construed as a substitution or novation of the Obligations or any instruments securing the same or of any other obligations under any Collateral Document.  Each of the U.S. Borrowers further agrees to take any action that may be required or that is requested by the Administrative Agent to ensure compliance by the Loan Parties with the provisions of Section 5.15 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each Collateral Document to which it is a party.

(b)        Each of the Canadian Loan Parties (i) without limiting its obligations under, or the provisions of, the Canadian Security Agreements, hereby confirms its respective assignments, pledges and grants of security interests, as applicable, under the Canadian Security Agreements and each of the other Collateral Documents to which it is party, (ii) without limiting its obligations under, or the provisions of, any Loan Document, hereby confirms that the obligations of the Canadian Loan Parties under the Credit Agreement are entitled to the benefits of the security interests set forth or created in the Canadian Security Agreements and the other Collateral Documents and constitute “Canadian Obligations,” “Canadian Secured Obligations” or other similar term for purposes thereof, (iii) hereby agrees that, after giving effect to Amendment No. 2 and any transactions contemplated to be consummated on the Amendment No. 2 Effective Date, such pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Canadian Lenders, the Canadian Issuing Banks and the other Secured Parties under the Canadian Security Agreements, (iv) hereby ratifies, confirms and agrees that all Liens granted, conveyed, or assigned to the Canadian Administrative Agent by such Person pursuant to any Collateral Document to which it is a party remain in full force and effect, are not released or reduced, and after giving effect to Amendment No. 2 and any transactions contemplated to be consummated on the Amendment No. 2 Effective Date, continue to secure full payment and performance of the Canadian Obligations under the Amended Credit Agreement, and such Liens continue unimpaired with the same priority to secure repayment of such Canadian Obligations whether heretofore or hereafter incurred and no new filings are required to be made and no other action is required to be taken to perfect or to maintain the perfection of such Liens, (v) without limiting its obligations under, or the provisions of, the Intercompany Subordination Agreement, hereby ratifies, confirms and agrees that all of its obligations under the Intercompany Subordination Agreement shall continue in full force and effect for the benefit of the Administrative Agents, and (vi) nothing in this Amendment shall be construed as a substitution or novation of the Canadian Obligations or any instruments securing the same or of any other obligations under any Collateral Document.  Each of the Canadian Loan Parties further agrees to take any action that may be required or that is requested by the Canadian Administrative Agent to ensure compliance by the Canadian Loan Parties with the provisions of Section 5.15 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each Collateral Document to which it is a party.

SECTION 6.       No other amendments; No novation.  Except as hereby amended, the terms and provisions of the Credit Agreement shall remain in full force and effect.  The parties acknowledge and agree that this Amendment is not and shall not be construed as a novation of the Credit Agreement as in effect prior to the Amendment No. 2 Effective Date, or of any other Loan Document.  Without limiting the foregoing, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the other Lender Parties, the Administrative Agent, the Canadian Administrative Agent or the other Secured Parties under any Collateral Document or under the Intercreditor Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Documents or the Intercreditor Agreement, all of which are ratified and affirmed in all respects and remain in full force and effect.

SECTION 7.       Lender Acknowledgment of Intercreditor Agreement.  The Lenders and the Issuing Banks acknowledge that the obligations of the Lead Borrower under the Term Credit Agreement are secured by Liens on assets of the U.S. Borrowers that constitute Collateral and that the relative Lien priority and other creditor rights of the Lender Parties hereunder and the secured parties under the Term Credit Agreement are set forth in the Intercreditor Agreement.  Each Lender and Issuing Bank hereby acknowledges that it has received a copy of the Intercreditor Agreement.  Each Lender and Issuing Bank hereby irrevocably (a) consents to the subordination of the Liens on the Term Priority Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) agrees that such Lender or Issuing Bank is bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent in accordance with the terms of the Intercreditor Agreement.  Each Lender and Issuing Bank hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Obligations or the Term Credit Agreement as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank.  The Administrative Agent shall have the benefit of the provisions of Article VIII of the Credit Agreement with respect to all actions taken by it in accordance with the terms of the Intercreditor Agreement to the full extent thereof.  The secured parties under the Term Credit Agreement are intended third party beneficiaries of this provision.

SECTION 8.       Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.       Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the day and year first above written.

TAILORED BRANDS, INC.,
as Parent and a U.S. Borrower

By:	/s/ Jack P. Calandra
Name:	Jack P. Calandra
Title:	Executive Vice President, Treasurer and Chief
Financial Officer

THE MEN’S WEARHOUSE, INC.,
as the Company, a U.S. Subsidiary Borrower and the
Borrower Representative

By:	/s/ Jack P. Calandra
Name:	Jack P. Calandra
Title:	Executive Vice President, Treasurer and Chief
Financial Officer

TWIN HILL ACQUISITION COMPANY, INC.
RENWICK TECHNOLOGIES, INC.
TMW MERCHANTS LLC
MWDC HOLDING INC.
MWDC TEXAS INC.
K&G MEN’S COMPANY INC.
JA APPAREL CORP.
NASHAWENA MILLS CORP.
JOSEPH ABBOUD MANUFACTURING CORP.
JOS. A. BANK CLOTHIERS, INC.
THE JOSEPH A. BANK MFG. CO., INC.
TS SERVICING CO., LLC
TAILORED SHARED SERVICES, LLC
TAILORED BRANDS PURCHASING LLC
TAILORED BRANDS GIFT CARD CO LLC,
each as a U.S. Subsidiary Borrower

By:	/s/ Jack P. Calandra
Name:	Jack P. Calandra
Title:	Executive Vice President, Treasurer and Chief
Financial Officer

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

MOORES THE SUIT PEOPLE INC.,
as the Canadian Borrower

By:	/s/ Jack P. Calandra
Name:	Jack P. Calandra
Title:	Executive Vice President, Treasurer and Chief
Financial Officer

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Christy L. West
Name: Christy L. West
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO
BRANCH, as Canadian Administrative Agent

By:	/s/ Auggie Marchetti
Name: Auggie Marchetti
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., as a U.S.
Revolving Lender, a U.S. Issuing Bank and the U.S.
Swingline Lender

By:	/s/ Christy L. West
Name: Christy L. West
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO
BRANCH, as a Canadian Revolving Lender, a Canadian
Issuing Bank and the Canadian Swingline Lender

By:	/s/ Auggie Marchetti
Name: Auggie Marchetti
Title: Authorized Officer

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

LENDER SIGNATURE PAGE

Bank of America, N.A.
as a U.S. Revolving Lender

By:	/s/ Andrew Cerussi

Name:	Andrew Cerussi

Title:	Director

If a second signatory is necessary:

By:

Name:

Title:

Bank of America, N.A. (acting through its Canada Branch)
as a Canadian Revolving Lender

By:	/s/ Sylwia Durkiewicz

Name:	Sylwia Durkiewicz

Title:	Vice President

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

If a second signatory is necessary:

By:

Name:

Title:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

LENDER SIGNATURE PAGE

Wells Fargo Bank, N.A.
as a U.S. Revolving Lender

By:	/s/ Robert C. Cakarian

Name:	Robert C. Cakarian

Title:	Vice President

If a second signatory is necessary:

By:

Name:

Title:

Wells Fargo Capital Finance Corporation Canada
as a Canadian Revolving Lender

By:	/s/ Trevor Tysick

Name:	Trevor Tysick

Title:	Vice President

If a second signatory is necessary:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

By:

Name:

Title:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

LENDER SIGNATURE PAGE

U.S. Bank National Association
as a U.S. Revolving Lender

By:	/s/ Robert Don

Name:	Robert Don

Title:	Assistant Vice President

If a second signatory is necessary:

By:

Name:

Title:

U.S. Bank National Association
as a Canadian Revolving Lender

By:	/s/ John P. Rehob

Name:	John P. Rehob

Title:	Vice President & Principal Officer

If a second signatory is necessary:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

By:

Name:

Title:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

LENDER SIGNATURE PAGE

Fifth Third Bank,
as a U.S. Revolving Lender

By:	/s/ Kristina M. Miller

Name:	Kristina M. Miller

Title:	Senior Vice President

If a second signatory is necessary:

By:

Name:

Title:

Fifth Third Bank, Operating through its Canadian Branch,
as a Canadian Revolving Lender

By:	/s/ Neil Ghai

Name:	Neil Ghai

Title:	Vice President

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

If a second signatory is necessary:

By:

Name:

Title:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

LENDER SIGNATURE PAGE

Regions Bank,
as a U.S. Revolving Lender

By:	/s/ Connie Ruan

Name:	Connie Ruan

Title:	Director

If a second signatory is necessary:

By:

Name:

Title:

Regions Bank
as a Canadian Revolving Lender

By:	/s/ Connie Ruan

Name:	Connie Ruan

Title:	Director

If a second signatory is necessary:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

By:

Name:

Title:

[Signature Page - Amendment No. 2 to ABL Credit Agreement]

Schedule I

Revolving Commitments

(as of the Amendment No. 2 Effective Date)

Revolving Lenders	U.S. Commitment	Canadian Commitment
JPMorgan Chase Bank, N.A.	113,636,363.64	--
JPMorgan Chase Bank, N.A., Toronto Branch	--	11,363,636.36
Bank of America, N.A.	113,636,363.64	--
Bank of America, N.A. (acting through its Canada Branch)	--	11,363,636.36
Wells Fargo Bank, N.A.	113,636,363.64	--
Wells Fargo Capital Finance Corporation Canada	--	11,363,636.36
U.S. Bank, National Association	63,636,363.63	--
U.S. Bank, National Association - Canada Branch	--	6,363,636.37
Fifth Third Bank	63,636,363.63	--
Fifth Third Bank, Operating through its Canadian Branch	--	6,363,636.37
Regions Bank	31,818,181.82	3,181,818.18
Total	$500,000,000.00	$50,000,000.00

ANNEX A

Insertions pursuant to Amendment No. 2 are shown as underscored

Deletions pursuant to Amendment No. 2 are shown as ~~strikethrough~~

CREDIT AGREEMENT1

dated as of

June 18, 2014

among

TAILORED BRANDS, INC.,

as a U.S. Borrower,

THE MEN’S WEARHOUSE, INC.,

~~as the Company The~~

as a U.S. Subsidiary Borrower and the Borrower Representative,

the other Domestic Subsidiaries from time to time party hereto,

as U.S. Subsidiary Borrowers,

MOORES THE SUIT PEOPLE INC.,

as Canadian Borrower~~The~~,

the other ~~LOAN PARTIES~~Loan Parties from time to time party hereto,

~~The LENDERS~~

the Lenders from time to time party hereto,

JPMORGAN CHASE BANK, N.A.,

1   Conformed to reflect Joinder Agreement dated as of June 18, 2014, Amendment No. 1 to Credit Agreement dated as of July 28, 2014, Joinder Agreement effective as of January 31, 2016, Joinder Agreement dated as of June 30, 2016, and Amendment No.2 dated as of October 25, 2017.

as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A. TORONTO BRANCH,

as Canadian Administrative Agent

J.P. MORGAN ~~SECURITIES LLC and~~CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and

WELLS FARGO BANK, N.A.

as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A.~~,~~  and

~~as Syndication Agent~~

~~U.S. BANK NATIONAL ASSOCIATION,~~

~~UNION BANK, N.A.~~

WELLS FARGO BANK, N.A.

as Co-Syndication Agents

U.S. BANK, NATIONAL ASSOCIATION and

FIFTH THIRD BANK

as Co-Documentation Agents

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TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~55~~57
SECTION 1.03	Terms Generally	~~55~~57
SECTION 1.04	Accounting Terms; GAAP	~~55~~57
SECTION 1.05	Currency Matters	~~56~~58
SECTION 1.06	Classification of Actions	~~56~~58
ARTICLE II

The Credits

SECTION 2.01	Commitments	~~56~~59
SECTION 2.02	Loans and Borrowings	~~57~~59
SECTION 2.03	Requests for Revolving Borrowings	~~58~~60
SECTION 2.04	Protective Advances	~~59~~61
SECTION 2.05	Swingline Loans and Overadvances	~~60~~62
SECTION 2.06	Letters of Credit	~~62~~64
SECTION 2.07	Funding of Borrowings	~~67~~70
SECTION 2.08	Interest Elections	~~68~~70
SECTION 2.09	Termination and Reduction of Revolving Commitments; Increase in Revolving Commitments	~~70~~72
SECTION 2.10	Repayment of Loans; Evidence of Debt	~~71~~73
SECTION 2.11	Prepayment of Loans	~~72~~74
SECTION 2.12	Fees	~~73~~75
SECTION 2.13	Interest	~~74~~76
SECTION 2.14	Alternate Rate of Interest ~~76~~; Illegality	78
SECTION 2.15	Increased Costs.	~~76~~79
SECTION 2.16	Break Funding Payments	~~77~~80
SECTION 2.17	Taxes	~~78~~81
SECTION 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~81~~84
SECTION 2.19	Mitigation Obligations: Replacement of Lenders	~~84~~87
SECTION 2.20	Defaulting Lenders	~~84~~88
SECTION 2.21	Returned Payments	~~86~~90

ARTICLE III

Representations and Warranties

SECTION 3.01	Organization; Powers	~~86~~90
SECTION 3.02	Authorization; Enforceability; Benefit to Loan Parties	~~87~~90
SECTION 3.03	Governmental Approvals; No Conflicts	~~87~~90
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~87~~91
SECTION 3.05	Properties	~~88~~91

-i-

SECTION 3.06	Litigation and Environmental Matters	~~88~~92
SECTION 3.07	Compliance with Laws and Agreements	~~89~~92
SECTION 3.08	Investment Company Status ~~89~~, etc	92
SECTION 3.09	Taxes	~~89~~92
SECTION 3.10	ERISA; Labor Matters; Canadian Pension Plans and Canadian Benefit Plans	~~90~~93
SECTION 3.11	Disclosure	~~91~~94
SECTION 3.12	Subsidiaries and Joint Ventures	~~91~~94
SECTION 3.13	Insurance	~~91~~94
SECTION 3.14	Federal Reserve Regulations	~~91~~95
SECTION 3.15	Solvency	~~91~~95
SECTION 3.16	Collateral Matters	~~92~~95
SECTION 3.17	Use of Proceeds	~~92~~96
SECTION 3.18	Credit Card Agreements	~~92~~96

ARTICLE IV

Conditions
SECTION 4.01	Effective Date	~~93~~96
SECTION 4.02	Each Credit Event	~~95~~98

ARTICLE V

Affirmative Covenants

SECTION 5.01	Financial Statements: Borrowing Base and Other Information	~~95~~99
SECTION 5.02	Notices of Material Events	~~99~~103
SECTION 5.03	Additional Subsidiaries	~~100~~103
SECTION 5.04	Information Regarding Collateral	~~100~~104
SECTION 5.05	Existence; Conduct of Business	~~101~~104
SECTION 5.06	Payment of Obligations	~~101~~104
SECTION 5.07	Maintenance of Properties	~~101~~104
SECTION 5.08	Insurance	~~101~~105
SECTION 5.09	Books and Records; Inspection Rights	~~102~~105
SECTION 5.10	Compliance with Laws	~~102~~105
SECTION 5.11	Use of Proceeds	~~102~~106
SECTION 5.12	Appraisals	~~103~~106
SECTION 5.13	Field Examinations	~~103~~106
SECTION 5.14	Depository Banks; Withdrawals from Borrowing Base Deposit Accounts	~~103~~106
SECTION 5.15	Further Assurances	~~104~~107
SECTION 5.16	Credit Card Agreements and Notifications	~~104~~107
SECTION 5.17	Designation of Subsidiaries	~~104~~107
SECTION 5.18	Deposit Accounts	~~104~~108
SECTION 5.19	Post-Closing Requirements	~~104~~108

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ARTICLE VI

Negative Covenants

SECTION 6.01	Indebtedness; Certain Equity Securities	~~105~~108
SECTION 6.02	Liens	~~107~~110
SECTION 6.03	Fundamental Changes; Business Activities	~~108~~111
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~108~~112
SECTION 6.05	Asset Sales	~~110~~113
SECTION 6.06	Sale/Leaseback Transactions	~~111~~115
SECTION 6.07	Swap Agreements	~~111~~115
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~111~~115
SECTION 6.09	Transactions with Affiliates	~~113~~116
SECTION 6.10	Restrictive Agreements	~~113~~116
SECTION 6.11	Amendment of Organizational Documents	~~113~~117
SECTION 6.12	Fixed Charge Coverage Ratio	~~114~~117
SECTION 6.13	Changes in Fiscal Periods	~~114~~117
SECTION 6.14	Canadian Pension Plans	~~114~~117
ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agents

ARTICLE IX

Miscellaneous

SECTION 9.01	Notices	~~121~~125
SECTION 9.02	Waivers; Amendments	~~123~~127
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~125~~129
SECTION 9.04	Successors and Assigns	~~127~~131
SECTION 9.05	Survival	~~130~~134
SECTION 9.06	Counterparts; Integration; Effectiveness	~~131~~135
SECTION 9.07	Severability	~~131~~135
SECTION 9.08	Right of Setoff	~~131~~135
SECTION 9.09	Governing Law: Jurisdiction; Consent to Service of Process	~~132~~135
SECTION 9.10	WAIVER OF JURY TRIAL	~~132~~136
SECTION 9.11	Headings	~~133~~136
SECTION 9.12	Confidentiality	~~133~~137
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	~~134~~138
SECTION 9.14	USA PATRIOT Act	~~134~~138
SECTION 9.15	Appointment for Perfection	~~134~~138
SECTION 9.16	Interest Rate Limitation	~~134~~138
SECTION 9.17	No Fiduciary Relationship	~~135~~138
SECTION 9.18	Intercreditor Agreement	~~135~~139
SECTION 9.19	Lender Loss Sharing Agreement.	~~136~~139
SECTION 9.20	Anti-Money Laundering Legislation	~~138~~141

-iii-

SECTION 9.21	Judgment Currency	~~138~~142
SECTION 9.22	Waiver of Immunity	~~139~~142
SECTION 9.23	Process Agent	~~139~~143
SECTION 9.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	143

ARTICLE X

U.S. Loan Guarantee

SECTION 10.01	Guarantee	~~139~~143
SECTION 10.02	Guarantee of Payment	~~140~~144
SECTION 10.03	No Discharge or Diminishment of U.S. Guarantee	~~140~~144
SECTION 10.04	Defenses Waived	~~140~~145
SECTION 10.05	Rights of Subrogation	~~141~~145
SECTION 10.06	Reinstatement; Stay of Acceleration	~~141~~145
SECTION 10.07	Information	~~141~~145
SECTION 10.08	Taxes	~~141~~146
SECTION 10.09	Maximum U.S. Liability	~~141~~146
SECTION 10.10	Contribution	~~142~~146
SECTION 10.11	Liability Cumulative	~~142~~146

ARTICLE XI

Canadian Loan Guaranty

SECTION 11.01	Guarantee	~~142~~147
SECTION 11.02	Guarantee of Payment	~~143~~147
SECTION 11.03	No Discharge or Diminishment of Canadian Guarantee	~~143~~147
SECTION 11.04	Defenses Waived	~~144~~148
SECTION 11.05	Rights of Subrogation	~~144~~149
SECTION 11.06	Reinstatement; Stay of Acceleration	~~144~~149
SECTION 11.07	Information	~~145~~149
SECTION 11.08	[Reserved]	~~145~~149
SECTION 11.09	[Reserved]	~~145~~149
SECTION 11.10	Maximum Canadian Liability	~~145~~149
SECTION 11.11	Contribution	~~145~~150
SECTION 11.12	Liability Cumulative	~~146~~150

ARTICLE XII

The Borrower Representative

SECTION 12.01	Appointment; Nature of Relationship	~~146~~150
SECTION 12.02	Powers	~~146~~151
SECTION 12.03	Employment of Agents	~~147~~151
SECTION 12.04	Notices	~~147~~151
SECTION 12.05	Successor Borrower Representative	~~147~~151
SECTION 12.06	Execution of Loan Documents; Borrowing Base Certificate	~~147~~151
SECTION 12.07	Reporting	~~147~~151

-iv-

SCHEDULES:

Schedule 2.01	—	Commitments (as of the Effective Date)

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Base Certificate
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	~~Form of Intercreditor Agreement~~[Reserved]
Exhibit F	—	Form of Interest Election Request
Exhibit G	—	Form of Supplemental Perfection Certificate
Exhibit H	—	Form of Joinder Agreement
Exhibit I-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J	—	Form of Solvency Certificate

-v-

CREDIT AGREEMENT, dated as of June 18, 2014, among TAILORED BRANDS, INC., a Texas corporation, THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Company”), each of the other U.S. Subsidiary Borrowers from time to time party hereto, MOORES THE SUIT PEOPLE INC., a corporation organized under the laws of New Brunswick (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Canadian Guarantors from time to time party hereto, the Lenders from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, as Canadian Administrative Agent, as amended by the Joinder Agreement dated as of June 18, 2014, Amendment No. 1 (as defined below), the Joinder Agreement effective as of January 31, 2016, ~~and~~ the Joinder Agreement dated as of June 30, ~~2016.~~2016, and Amendment No.2 (as defined below).

R E C I T A L S:

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrowers consisting of $~~500,000,000~~550,000,000 in an aggregate principal amount of Revolving Commitments.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01       Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning set forth in the applicable Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired Company” means Jos. A. Bank Clothiers, Inc., a Delaware corporation.

“Acquired Company Acquisition Agreement Representations” means the representations and warranties made by the Acquired Company in the Acquisition Agreement, but only to the extent that Parent or Merger Sub has the right under the Acquisition Agreement not to consummate the Acquisition Tender Offer or the Merger as a result of such representations and warranties in the Acquisition Agreement being inaccurate.

“Acquisition” means the Acquisition Tender Offer and the Merger, collectively.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of March 11, 2014, among Parent, Merger Sub and the Acquired Company, together with the exhibits thereto and the related disclosure letter.

“Acquisition Tender Offer” means the offer to purchase for cash all the outstanding shares of common stock in the Acquired Company by Merger Sub pursuant to the Acquisition Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agents” means the Administrative Agent and the Canadian Administrative Agent.

 “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Agents” means, individually and collectively as the context may require, the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents and the Co-Documentation Agents.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Borrowing Base” means (i) the U.S. Borrowing Base plus (ii) the lesser of (x) the Canadian Commitments and (y) the Canadian Borrowing Base.

“Agreement” means this Credit Agreement, as modified, amended or restated from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the ~~Federal Funds Effective~~NYFRB Rate in effect on such day plus ~~1/2~~½ of 1% ~~per annum~~ and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) ~~for a deposit in dollars with a maturity of one month~~ plus 1% ~~per annum;~~, provided that, for the ~~avoidance~~purpose of ~~doubt~~this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m.~~,~~ London time~~,~~ on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the ~~Federal Funds Effective~~NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the ~~Federal Funds Effective~~NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Amendment No. 1” means Amendment No. 1 dated as of July 28, 2014, to the Original Credit Agreement among the Administrative Agent, the Canadian Administrative Agent and the Borrowers party thereto.

“Amendment No. 2” means Amendment No. 2 dated as of October 25, 2017, to the Original Credit Agreement among the Administrative Agent, the Canadian Administrative Agent, the Borrowers party thereto and the Lenders party thereto.

“Amendment No. 2 Effective Date” means the date on which the conditions precedent in Section 2 of Amendment No. 2 are satisfied.

“AML Legislation” has the meaning set forth in Section 9.20.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrowers or their respective Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Administrative Agent” means (a) with respect to the Canadian Facility and Canadian Letters of Credit, the Canadian Administrative Agent and (b) otherwise, the Administrative Agent.

“applicable Borrower(s)” or “applicable Loan Parties” means (i) with respect to any Loan to the Canadian Borrower, Letter of Credit issued for the account of the Canadian Borrower or other amounts directly attributable to the Canadian Loan Parties, the Canadian Borrower or the Canadian Loan Parties, respectively and (ii) with respect to any other amount required to be paid hereunder, the U.S. Borrowers, jointly and severally.

“Applicable Commitment Fee Rate” means ~~(i) until the end of the first full fiscal quarter of Parent commencing after the Effective Date, 0.375% per annum and (ii) thereafter (x) if the average daily Revolving Exposure for the most recently ended fiscal quarter of Parent was less than 50% of the aggregate average daily Revolving Commitments for such Fiscal Quarter, 0.375% per annum and (y) if subclause (x) does not apply,~~ 0.25% per annum.

“Applicable Percentage” means, for any Revolving Lender:

(a)        with respect to payments, computations and other matters relating to the U.S. Commitments or U.S. Revolving Loans, U.S. LC Exposure, U.S. Protective Advances, U.S. Overadvances or U.S. Swingline Loans, a percentage equal to a fraction (i) the numerator of which is the U.S. Commitment of such Revolving Lender and (ii) the denominator of which is the aggregate U.S. Commitments of all the U.S. Revolving Lenders (or, if the aggregate U.S. Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate U.S. Revolving Exposure);

(b)        with respect to payments, computations and other matters relating to the Canadian Commitment or Canadian Revolving Loans, Canadian LC Exposure, Canadian Protective Advances or Canadian Overadvances, a percentage equal to a fraction (i) the numerator of which is the Canadian Commitment of such Revolving Lender and (ii) the denominator of which is the aggregate Canadian Commitments of all the Canadian Revolving Lenders (or, if the aggregate Canadian Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate Canadian Revolving Exposure); and

(c)        with respect to payments, computations and other matters relating to the Revolving Commitments generally, a percentage equal to a fraction, the numerator of which is (i) the aggregate Revolving Commitment of such Revolving Lender and (ii) the denominator of which is the aggregate Revolving Commitments of all the Revolving Lenders (or, if the aggregate Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate Revolving Exposure);

provided that for purposes of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitments shall be disregarded in the calculations set forth above.

“Applicable Rate” means, for any day, with respect to any Loan, as the case may be, the applicable rate per annum set forth in the pricing grid below under the caption “Adjusted LIBO Rate/CDOR Rate Loans” or “ABR/Canadian Prime Rate Loans,” as the case may be, based upon the daily average Availability for the most recent fiscal quarter of Parent (the “Average Availability”):

LEVEL	AVERAGE AVAILABILITY	~~EURODOLLAR~~ADJU STED LIBO RATE/CDOR RATE LOANS	ABR/ CANADIAN PRIME RATE LOANS
I	> 66.666% of the Line Cap	~~1.50~~1.25%	~~0.50~~0.25%
II	≤ 66.666% of the Line Cap but ≥ 33.333% of the Line Cap	~~1.75~~1.50%	~~0.75~~0.50%
III	< 33.333% of the Line Cap	~~2.00~~1.75%	~~1.00~~0.75%

For purposes of the foregoing, the Applicable Rate shall be determined (a) from and after the Amendment No. 2 Effective Date and until any change thereto pursuant to clause (b) below, by reference to Category ~~II~~I in the table above and (b) as of the end of each fiscal quarter of Parent beginning with the first full fiscal quarter commencing after the Amendment No. 2 Effective Date, based upon the Borrowing Base Certificate that is delivered from time to time pursuant to Section 5.01(h) as of the last day of such fiscal quarter, with any changes to the Applicable Rate resulting from a change in Average Availability to be effective on the first day of the first month following delivery of such Borrowing Base Certificate.  Notwithstanding the foregoing provisions of this definition, if the Borrowers shall fail to deliver any Borrowing Base Certificate as of the last day of any fiscal quarter of Parent by the time required under Section 5.01(h), then the Applicable Rate shall be determined by reference to Category III in the table above from and including the day next following the date on which such Borrowing Base Certificate shall have been due to but excluding the sixth day after the date on which such Borrowing Base Certificate shall have been delivered.

“Applicable Share” has the meaning set forth in Section 10.10.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, (i) with respect to the Original Credit Agreement, J.P. Morgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (ii) with respect to Amendment No. 2, JPMCB, Merrill Lynch, Pierce, Fenner & Smith Incorporated,  and Wells Fargo Bank, N.A., in each case in their capacities as joint bookrunners and joint lead arrangers for the credit facility established hereby.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the Line Cap at such time minus (b) the total Credit Exposure of all Lenders at such time.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the aggregate Revolving Commitments.

“Average Availability” has the meaning set forth in the definition of “Applicable Rate.”

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates:  (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (c) supply chain financing.

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services.

“Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or Banking Services Obligations then outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it (including any corporate law or other law permitting a Person to obtain a stay of proceedings or compromise of claims of its creditors against it), or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the U.S. Borrowers and the Canadian Borrower.

“Borrower Representative” has the meaning set forth in Section 12.01.

“Borrowing” means (a) Revolving Loans under the same Facility of the same Type and currency, made, converted or continued on the same date and, in the case of Eurodollar Loans or CDOR Rate Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance or (d) an Overadvance.

“Borrowing Base” means, individually and collectively as the context may require, the U.S. Borrowing Base and the Canadian Borrowing Base.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B (with such changes thereto as may be required by the Administrative Agent in its Permitted Discretion from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder) or another form that is acceptable to the Administrative Agent in its Permitted Discretion.

“Borrowing Base Reporting Date” means the last day of each fiscal month of Parent; provided that during any Weekly Reporting Period, the last day of each week will also be a Borrowing Base Reporting Date.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing of Revolving Loans in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with any Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with any Canadian Loan or any Canadian Letter of Credit, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Canada are authorized or required by law to remain closed.

“CAM” has the meaning set forth in Section 9.19.

“CAM Exchange” has the meaning set forth in Section 9.19.

“CAM Exchange Date” has the meaning set forth in Section 9.19.

“CAM Percentage” has the meaning set forth in Section 9.19.

“Canada” means the country of Canada and any province or territory thereof.

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A. Toronto Branch, in its capacity as administrative agent for the Canadian Revolving Lenders hereunder, and its successors and assigns in such capacity.

“Canadian Benefit Plan” means any material plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Loan Party or any Subsidiary of any Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans and excluding any stock option or share purchase plan.

“Canadian Blocked Person” means any Person that is a “politically exposed foreign person” or “terrorist group” or similar person whose property or interests in property are blocked or subject to blocking pursuant to, or as described in, any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Canadian Borrower Outstandings” means, at any time, the sum of (i) the Dollar ~~Amount~~Equivalent of the Canadian Revolving Loans and Canadian Swingline Loans to the Canadian Borrower outstanding at such time plus (ii) the Canadian LC Exposure in respect of Letters of Credit issued for the account of the Canadian Borrower at such time plus (iii) the Dollar ~~Amount~~Equivalent of the Canadian Protective Advances to the Canadian Borrower outstanding at such time.

“Canadian Borrowing Base” means, at any time (without duplication):

(a)        the lesser of (x) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Loan Parties at such time and (y) the net book value of Eligible Inventory of the Canadian Loan Parties, plus

(b)        the lesser of (i) the product of (A) 85% multiplied by (B) the Net Orderly Liquidation Value of Eligible ~~Tuxedo~~ Rental Inventory of the Canadian Loan Parties and (ii) the net book value of Eligible ~~Tuxedo~~ Rental Inventory of the Canadian Loan Parties; provided that in no event shall the amount included pursuant to this clause (b) exceed 20% of the Canadian Borrowing Base, plus

(c)        the product of (i) 85% multiplied by (ii) the Eligible Accounts of the Canadian Loan Parties at such time, plus

(d)        the product of (i) 90% multiplied by (ii) the Eligible Credit Card Accounts Receivable of the Canadian Loan Parties at such time, plus

(e)        the product of (i) 100% multiplied by (ii) the Dollar Equivalent of the cash and Cash Equivalents ~~balances in Dollars~~ of the Canadian Loan Parties held in a Deposit Account with the Administrative Agent subject to a blocked account control agreement in form and substance reasonably satisfactory to the Administrative Agent over which the Administrative Agent has sole dominion (the “Canadian Borrowing Base Deposit Account”), minus

(f)        without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no less than four (4) Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period in which case notice shall not be required), adjust Reserves.  Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to adjust Reserves, the Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(h) (or, prior to the first such delivery, delivered to the Administrative Agent pursuant to Section 4.01(o)); provided that if any Borrowing Base Certificate delivered under Section 5.01(h) shall prove to have been materially inaccurate (regardless of whether any Revolving Commitments are in effect or any amounts are outstanding hereunder when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Canadian Borrowing Base), the applicable Borrowers shall pay to the Applicable Administrative

Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

Notwithstanding the foregoing, to the extent the Administrative Agent has not completed a field examination of, and has not received an Inventory appraisal for, any Canadian Loan Party (or any Subsidiary of the Acquired Company that the Administrative Agent is satisfied will become a Canadian Loan Party on the Effective Date) prior to the Effective Date (any such entity an “Affected Canadian Entity”), assets of such Affected Canadian Entity that would otherwise be eligible for inclusion in the Canadian Borrowing Base shall not be subject to the advance rates set forth above until such field examination and appraisal are completed but instead the Canadian Borrowing Base shall be calculated separately for the Canadian Loan Parties that are not Affected Canadian Entities and then shall be increased by an amount equal to the sum of (i) 50% of the book value of Inventory of each Affected Canadian Entity so long as the Administrative Agent has a perfected first priority security interest in such Inventory (or, in the case of any Subsidiary of the Acquired Company, so long as the Administrative Agent is satisfied that the Administrative Agent will obtain a security interest in such Inventory on the Effective Date), (ii) 70% of the Accounts of such Affected Canadian Entity so long as the Administrative Agent has a perfected first priority security interest in such Accounts (or, in the case of any Subsidiary of the Acquired Company, so long as the Administrative Agent is satisfied that the Administrative Agent will obtain a security interest in such Accounts  on the Effective Date) and (iii) 70% of the face amount of Credit Card Accounts Receivable of such Affected Canadian Entity so long as the Administrative Agent has a perfected first priority security interest in such Credit Card Accounts Receivable (or, in the case of any Subsidiary of the Acquired Company, so long as the Administrative Agent is satisfied that the Administrative Agent will obtain a security interest in such Credit Card Accounts Receivable on the Effective Date) for up to 60 days less (iv) such Reserves as the Administrative Agent may establish in its Permitted Discretion;  provided that if the field examination and Inventory appraisal with respect to each Affected Canadian Entity have not been completed by the 60th day after the Effective Date, the Canadian Borrowing Base shall thereafter not include any amount in respect of the assets of any Affected Canadian Entity until such field examination and Inventory appraisal are completed.

“Canadian Collateral” means any and all property of any Canadian Loan Party covered by the Collateral Documents and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent to secure the Canadian Secured Obligations.

“Canadian Commitment” means, with respect to each Canadian Revolving Lender, the commitment, if any, of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender’s Canadian Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Canadian Revolving Lender pursuant to Section 9.04.  The ~~initial~~ amount of each Canadian Revolving Lender’s Canadian Commitment is set forth on ~~the~~ Schedule ~~2.01,~~I to Amendment No. 2, or in the Assignment and Assumption pursuant to which such Canadian Revolving Lender shall have assumed its Canadian Commitment, as applicable.  ~~The~~As of the Amendment No. 2 Effective Date, the aggregate ~~initial~~ amount of the Canadian Commitments is $~~100,000,000.~~50,000,000.

“Canadian Credit Exposure” means, as to any Canadian Revolving Lender at any time, the sum of (a) such Canadian Revolving Lender’s Canadian Revolving Exposure plus (b) a Dollar ~~Amount~~Equivalent equal to such Lender’s Applicable Percentage of the aggregate amount of Canadian Overadvances and Canadian Protective Advances outstanding.

“Canadian Defined Benefit Plan” means a Canadian Pension Plan, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” and “Cdn.$” means dollars in the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures.

“Canadian Facility” means, collectively, the Canadian Commitments and the extensions of credit made thereunder.

“Canadian Guarantee” means Article XI of this Agreement.

“Canadian Guaranteed Obligation” has the meaning assigned to such term in Section 11.01.

“Canadian Guarantor” means each Subsidiary of the Canadian Borrower that is listed on the signature pages hereto as a Canadian Guarantor or that becomes a party hereto as a Canadian Guarantor pursuant to Section 5.03, in each case, until such Subsidiary’s Canadian Guarantee is released in accordance herewith.

“Canadian Issuing Banks” means, individually and collectively as the context may require, in the case of each Canadian Letter of Credit, JPMorgan Chase Bank, N.A. Toronto Branch and any other Lender proposed by the Borrower Representative that has agreed to act as a Canadian Issuing Bank and is reasonably acceptable to the Canadian Administrative Agent, each in its capacity as an issuer of Canadian Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(i).  Each Canadian Issuing Bank may, in its sole discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of such Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.

“Canadian LC Collateral Account” has the meaning set forth in Section 2.06(j).

“Canadian LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure, in each case, in respect of Canadian Letters of Credit.  The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Letter of Credit” means any Letter of Credit issued under the Canadian Facility.

“Canadian Loan Parties” means, individually and collectively as the context may require, the Canadian Borrower and each Canadian Guarantor.

“Canadian Loans” means, individually and collectively as the context may require, the Canadian Revolving Loans, the Canadian Swingline Loans, the Canadian Protective Advances and the Canadian Overadvances.

“Canadian Obligated Party” has the meaning set forth in Section 11.02.

“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest on the Canadian Loans to the Canadian Borrower, all accrued and unpaid fees and all expenses, reimbursements

(including pursuant to Section 2.06(a)), indemnities and other obligations of the Canadian Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Canadian Administrative Agent, any Canadian Issuing Bank or any indemnified party arising under the Loan Documents (including interest, costs, fees and other amounts accruing during the pendency of any proceeding under any Insolvency Laws, regardless of whether allowed or allowable in such proceeding).

“Canadian Overadvance” has the meaning set forth in Section 2.05(b).

“Canadian Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Canadian Overadvances at such time.  The Canadian Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Overadvance Exposure at such time.

“Canadian Pension Plans” means any plan, program or arrangement that is a pension plan that is required to be registered under any applicable Canadian federal or provincial pension legislation, whether or not registered under any such laws, which is, or has been, maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Loan Party or Subsidiary operating in Canada in respect of any Person's employment in Canada with such Loan Party or Subsidiary, other than Plans established by statute, including the Canada Pension Plan maintained by the government of Canada and the Quebec Pension Plan maintained by the Province of Quebec.

“Canadian Prime Rate” means ~~on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar-denominated commercial loans made by it in Canada and which it refers to as its prime rate (or its equivalent or analogous rate) and (b) the yearly rate of interest to which the CDOR Rate for a one-month term in effect from time to time is equivalent plus 1.00% per annum.~~, for any period, the rate per annum determined by the Canadian Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion) and (ii) the average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1.00% per annum.  Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based upon the Canadian Prime Rate.

“Canadian Protective Advance” has the meaning set forth in Section 2.04(a).

“Canadian Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Canadian Protective Advances at such time.  The Canadian Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Protective Advance Exposure at such time.

“Canadian Revolving Exposure” means, with respect to any Canadian Revolving Lender at any time, the sum of (a) the outstanding principal amount of Canadian Revolving Loans of such Canadian

Revolving Lender at such time plus (b) an amount equal to such Canadian Revolving Lender’s Canadian Swingline Exposure plus (c) an amount equal to such Canadian Revolving Lender’s Canadian LC Exposure at such time.

“Canadian Revolving Lenders” means the Persons listed on Schedule ~~2.01~~I to Amendment No. 2 (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Canadian Revolving Lenders” shall include any such Affiliate or branch with respect to the Canadian Revolving Loans made by such Affiliate or branch) as having a Canadian Commitment and any other Person that shall acquire a Canadian Commitment, other than any such Person that ceases to be a Canadian Revolving Lender pursuant to an Assignment and Assumption.

“Canadian Revolving Loan” means a Revolving Loan made by the Canadian Revolving Lenders to the Canadian Borrower or U.S. Borrowers pursuant to the Canadian Commitment.

“Canadian Secured Obligations” means all Canadian Obligations together with all (a) Banking Services Obligations of the Canadian Loan Parties or any Foreign Subsidiaries and (b) Swap Obligations of the Canadian Loan Parties or any Foreign Subsidiaries owing to one or more Qualified Counterparties; provided that Excluded Swap Obligations with respect to any Loan Party shall not be Canadian Secured Obligations of such Loan Party.

“Canadian Security Agreements” means, collectively, that certain Canadian Pledge and Security Agreement, dated as of the ~~date hereof~~Effective Date, among the Canadian Loan Parties and the Administrative Agent, the Quebec Security Documents, and, as the context requires, any other pledge or security agreement entered into, after the Effective Date by any other Canadian Loan Party (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any subsidiary of Parent that has been formed or is organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Exposure” means, at any time, the aggregate Dollar ~~Amount~~Equivalent of all outstanding Canadian Swingline Loans at such time.  The Canadian Swingline Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian Swingline Exposure at such time.

“Canadian Swingline Lender” means JPMorgan Chase Bank, N.A. Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder, and its successors and assigns in such capacity.

“Canadian Swingline Loan” has the meaning set forth in Section 2.05(a).

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Parent and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP and the amount of expenditures by the Parent ~~Company~~ and its Subsidiaries for the acquisition of ~~Tuxedo~~ Rental Product and (b) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by ~~the Company~~Parent and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the net proceeds of any sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of Parent or any Restricted Subsidiary, including any sale or issuance to a Person other than Parent or any Restricted Subsidiary of Equity Interests in any Subsidiary, but excluding sales of Inventory in the ordinary course of business, (iv) expenditures that constitute rental expenses under operating leases of real or personal property, (v) expenditures that are accounted for as capital expenditures by the Parent or any Restricted Subsidiary and that actually are paid for by a Person other than the Parent or any Restricted Subsidiary and for which neither the Parent nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Parent or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions (including, for this purpose, the Acquisition).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a)        marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, or the UK government, or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, or the UK government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(b)        marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof or by the Canadian federal government, in each case maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent);

(c)        commercial paper maturing no more than nine months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent);

(d)        certificates of deposit or bankers acceptances denominated in US Dollars, Canadian Dollars, Sterling or Euro and maturing within ninety (90) days after the date of acquisition thereof issued by any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(e)        repurchase agreements of the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(f)        overnight investments with the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(g)        other readily marketable instruments issued or sold by the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof); and

(h)        funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

“CDOR Rate” means, for the relevant Interest Period, the Canadian ~~dealer~~dollar offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “~~Reuters Screen CDOR Page” as defined in the International Swaps and Derivatives Association Inc. definitions, as modified and amended from time to time, as of 10:00~~CDOR Page” (or any display substituted therefore) of Reuters Monitor Money Rates Service Reuters Screen, or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion (the “CDOR Screen Rate”), at or about 10:15 a.m. Toronto local time on ~~such day~~the first day of the applicable Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:~~00~~15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that ~~if such rates are~~(x) if the CDOR Screen Rate shall be less than zero, such rate shall be deemed to be zero and (y) if the CDOR Screen Rate is not available on the Reuters Screen CDOR Page on any particular day, then the Canadian ~~deposit~~dollar offered rate component of such rate on that day shall be calculated as the ~~cost of funds quoted by the Canadian Administrative Agent to raise Canadian Dollars for the applicable Interest Period~~applicable Interpolated Rate as of ~~10:00 a.m. Toronto local~~such time on such day ~~for commercial loans or other extensions of credit to businesses of comparable credit risk~~;  or if such day is not a Business Day, then as ~~quoted by the Canadian Administrative Agent~~so determined on the immediately preceding Business Day~~; provided further that if the CDOR Rate for any Interest Period shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement~~.  “CDOR Rate” when used with respect to a Loan or a Borrowing shall refer to whether such

Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the CDOR Rate.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means (a) any transaction (including a merger, amalgamation or consolidation) the result of which is that any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of Parent or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (b) the sale, lease or transfer of all or substantially all of Parent’s assets (whether Equity Interest in its Subsidiaries, the assets of its Subsidiaries, or some combination thereof) to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), except to Parent or one or more of its Restricted Subsidiaries, (c) at any time prior to the termination of the aggregate Canadian Commitments, Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Canadian Borrower, or (d) except in connection with a transaction pursuant to which such U.S. Subsidiary Borrower shall cease to be a U.S. Subsidiary Borrower in accordance with this Agreement, Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of each U.S. Subsidiary Borrower.

“Change in Law” means the occurrence, after the Effective Date, of any of the following:  (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.16.

“Co-Documentation Agents” means, ~~collectively~~(i) with respect to the Original Credit Agreement, U.S. Bank National Association, Union Bank, N.A. and Wells Fargo Bank, N.A., and (ii) with respect to Amendment No. 2, U.S. Bank National Association and Fifth Third Bank.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Canadian Collateral and the U.S. Collateral.

“Collateral Access Agreement” has the meaning set forth in the applicable Security Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)        the Administrative Agent shall have received from Parent and each Designated Subsidiary either (i) (A) in the case of Parent and each Designated Subsidiary that is a Domestic Subsidiary, a counterpart of this Agreement and the U.S. Security Agreement, duly executed and delivered on behalf of such Person or (B) in the case of the Canadian Borrower and each Designated Subsidiary that is a Canadian Subsidiary, a counterpart of this Agreement and the applicable Canadian Security Agreements, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, (A) a Joinder Agreement, duly executed and delivered on behalf of such Person, and (B) instruments in the form or forms specified in the applicable Security Agreement under which such Person becomes a party to the applicable Security Agreement, duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Administrative Agent;

(b)        subject to Section 5.18, the Administrative Agent shall have received all such Collateral Access Agreements, Deposit Account Control Agreements and other Collateral Documents required to be provided to it under the applicable Security Agreement, duly executed by the parties thereto and evidence that all Credit Card Notifications required to be provided pursuant to Section 5.16 have been provided;

(c)        all Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to, and to the extent required by, the applicable Security Agreement and, solely with respect to U.S. Secured Obligations, in the case of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any CFC or CFC Holdco owned by a U.S. Borrower, the U.S. Borrower shall not be required to pledge more than 65% of such Equity Interests entitled to vote of any such CFC or CFC Holdco or enter into any pledge agreement governed by the laws of any jurisdiction outside the United States of America, and the Administrative Agent shall, to the extent required by the applicable Security Agreement, have received certificates or other instruments representing all such certificated Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d)        all Indebtedness of Parent and any Subsidiary and all Indebtedness of any other Person, in each case that is owing to any Loan Party and in a principal amount of $1,000,000 or more shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Security Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(e)        all documents and instruments, including UCC financing statement and PPSA registrations, required by the Collateral Documents or this Agreement with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(f)        each Loan Party shall have obtained all material consents and approvals required in connection with the execution and delivery of all Collateral Documents to which it is a party and the performance of its obligations thereunder.

Notwithstanding the foregoing, any Designated Subsidiary formed or acquired after the Effective Date shall not be required to comply with the foregoing requirements prior to the time specified in

Section 5.03.  The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the Administrative Agent, in consultation with Parent, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  The Administrative Agent may in its sole discretion, grant extensions of time for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (d) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, it being acknowledged and agreed that Administrative Agent shall take the cooperation of and constraints upon third party providers into consideration when making such determination.

“Collateral Documents” means each Security Agreement, each Collateral Access Agreement, each Credit Card Notification, each Deposit Account Control Agreement, each IP Security Agreement and each other document or instrument guaranteeing the payment of or granting or perfecting a Lien upon any assets of any Loan Party as security for payment of the Secured Obligations.

“Collection Day Fee Letter” means the Collection Day Fee Letter dated June 18, 2014, between the Company and JPMCB.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar ~~Amount~~Equivalent of all outstanding Commercial Letters of Credit at such time plus (b) the aggregate Dollar ~~Amount~~Equivalent of all LC Disbursements relating to Commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Commercial LC Exposure of any Lender under any Facility at any time shall be its Applicable Percentage of the total Commercial LC Exposure under such Facility at such time.

“Commercial Letter of Credit” means a Letter of Credit that is (a) designated as a Commercial Letter of Credit by the Borrower Representative at the time of, or prior to, the issuance thereof, (b) issued to provide for the payment of the purchase price for goods or services purchased by Parent or any Subsidiary and (c) intended to be drawn when such purchase price is due and payable and not merely upon the occurrence of a default or other contingency.

“Commitment” means, with respect to each Lender, such Lender’s U.S. Commitment and/or Canadian Commitment.

“Commitment Letter” means the Commitment Letter dated March 11, 2014, among JPMCB, J.P. Morgan Securities LLC, Bank of America, N.A. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Parent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any written notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Company” has the meaning set forth in the ~~recitals~~introductory paragraph of this Agreement.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Concentration Account” has the meaning set forth in the applicable Security Agreement.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Parent or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of (i) consolidated interest expense, net of interest income (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations), (ii) consolidated income tax expense for such period (including any tax benefit for such period), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash extraordinary charges for such period, (v) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (vi) any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period, (vii) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, (viii) any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions, in each case, paid or incurred on or prior to the Effective Date or prior to the end of the first full fiscal quarter ending after the Effective Date, (ix) any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses (including, without limitation, restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business), provided that the aggregate amount added back pursuant to this clause (ix) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of “Pro Forma Basis,” 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii) or this clause (a)(ix)), (x) costs, fees, losses, expenses, premiums or penalties incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and permitted Asset Sales (whether or not consummated), other than Asset Sales effected in the ordinary course of business, (xi) any expense or charges incurred during such period in connection with the Permitted Borrower Reorganization, any permitted issuance of debt, equity securities or any refinancing transactions (in each case, whether or not consummated), (xii) amortization of ~~Tuxedo~~ Rental Products and (xiii) the excess of rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent) and minus (b) without duplication (i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (a)(iv), (a)(v) or (a)(vi) above in such period or in a previous period, (ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, all determined on a consolidated basis in accordance with GAAP and (iii) the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period;  provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by ~~the U.S. Borrower~~Parent or any Subsidiary, other than dispositions in the ordinary course of business.  For purposes of calculating Consolidated EBITDA (except for purposes of determining compliance with Section 6.12) for any period, if during any period Parent or any Restricted Subsidiary shall have consummated a Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) scheduled principal payments on Indebtedness made during such period, (c) expense for income taxes paid in cash during such period and (d) Restricted Payments paid in cash during such period pursuant to clauses (a)(iii) and (a)(vi) of Section 6.08.

“Consolidated Net Income” means, for any period, the net income or loss of Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Parent) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Parent or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by Parent to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means (i) with respect to the Original Credit Agreement, Bank of America, N.A., and (ii) with respect to Amendment No. 2, Bank of America, N.A.and Wells Fargo Bank, N.A.

“Covenant Period” means any period (a) commencing on any date when Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $~~40,000,000~~44,000,000 and (b) ending on the first day thereafter when Availability shall have been at least the greater of (i) 10% of the Line Cap then in effect and (ii) $~~40,000,000~~44,000,000 for at least 30 consecutive days.

“Credit Card Accounts Receivable” means any receivables due to any Loan Party from a credit card issuer or a credit card processor in connection with purchases of Inventory of such Loan Party on (a) credit cards issued by Visa, MasterCard, American Express, Discover, PayPal, Wells Fargo, each of their respective Affiliates, and any other credit card issuers that are reasonably acceptable to the Administrative Agent, (b) private label credit cards of any Loan Party issued under non-recourse arrangements substantially similar to those in effect on the Effective Date or (c) debit cards and mall cards issued by issuers or providers that are reasonably acceptable to the Administrative Agent, in each case which have been earned by performance by such Loan Party but not yet paid to such Loan Party by such credit card issuer or credit card processor.

“Credit Card Agreement” means any agreement between a Loan Party, on the one hand, and a credit card issuer or a credit card processor (including any credit card processor that processes purchases of Inventory from a Loan Party through debit cards or mall cards), on the other hand.

“Credit Card Notifications” means each Credit Card Notification, in form and substance reasonably satisfactory to the Administrative Agent, executed by one or more Loan Parties and delivered by such Loan Parties to credit card issuers or credit card processors that are party to any Credit Card Agreement.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s U.S. Credit Exposure plus (b) such Lender’s Canadian Credit Exposure.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit, Swingline Loans, Protective Advances or Overadvances within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c)

failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans, Protective Advances or Overadvances, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding under any Insolvency Laws or otherwise, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding under any Insolvency Laws or otherwise, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” has the meaning set forth in the applicable Security Agreement.

“Deposit Account Control Agreement” has the meaning set forth in the applicable Security Agreement.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Parent or any of its Restricted Subsidiaries in connection with an asset sale that is so designated as Designated Noncash Consideration pursuant to a certificate of a Financial Officer of Parent delivered to the Administrative Agent setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Obligations” has the meaning set forth in Section 9.19.

“Designated Person” means any person or entity listed on a Sanctions List.

“Designated Subsidiary” means each Subsidiary other than any Excluded Subsidiary.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Disclosure Letter and of the Disclosure Letter Supplement.

“Disclosure Letter” means the letter from the ~~Borrower~~Borrowers to the Lenders delivered on ~~or prior to the date hereof.~~the Effective Date.

“Disclosure Letter Supplement” means the letter from the Borrowers to the Lenders delivered on the Amendment No. 2 Effective Date.

“Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date.  Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Document” has the meaning set forth in the U.S. Security Agreement.

“Dollar ~~Amount” means (a) with regard to any Obligation or calculation denominated in Dollars, the amount thereof, and (b) with regard to any Obligation or calculation denominated in any other currency, the amount of Dollars which is equivalent to the amount so expressed in such currency at the Spot Rate on the relevant date of determination.~~Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Canadian Dollars or an LC Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with Canadian Dollars or the LC Alternative Currency, as applicable, in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion)  and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Agent using any method of determination it deems appropriate in its sole discretion.

“dollars,” “Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of ~~the U.S. Borrower~~Parent that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“Dominion Period” means any period (a) during which any Event of Default has occurred and is continuing or (b) during a Reduced Availability Period; provided that if all applicable circumstances described in clauses (a) and (b) shall cease to exist, the Borrower Representative may, not more than twice during each period of 12 consecutive months, request that the Administrative Agent discontinue the applicable Dominion Period, and the Administrative Agent will promptly comply with such request and will provide notification of such discontinuance to the Loan Parties’ credit card issuers and credit card processors.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means ~~the date on which the conditions precedent in Section 4.01 are satisfied.~~June 18, 2014.

“Eligible Accounts” means, at any time, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Loan Party and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (x) below.  Without limiting the foregoing, to qualify as an Eligible Account, such Account shall indicate no Person other than a Loan Party as payee or remittance party.  Any Account included within any of the following categories shall not constitute an Eligible Account:

(a)        which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)        which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent, (iii) Liens in respect of Prior Claims that are unregistered and that secure amounts that are not yet due and payable and (iv) Liens that are subject to the Intercreditor Agreement;

(c)        (i) with respect to which the scheduled due date is more than 90 days after the date of the original invoice therefor, (ii) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor (“Overage”) when calculating the amount under this clause (ii), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor, or (iii) which has been written off the books of such Borrower or otherwise designated as uncollectible;

(d)        which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)        which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 25% of the aggregate amount of Eligible Accounts of all Loan Parties;

(f)        with respect to which any covenant, representation or warranty contained in this Agreement or in the applicable Security Agreement has been breached or is not true;

(g)        which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation (the form of which is reasonably satisfactory to the Administrative Agent) which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)        for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once;

(i)         with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)         which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator or similar official for such Account Debtor of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any assignment, application, request or petition for liquidation, reorganization, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding under any state, provincial or federal bankruptcy laws or any other Insolvency Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)        which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l)        which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (or its domicile, for the purposes of the Civil Code (Quebec)) (ii) is not organized under applicable law of the U.S., any state of the U.S., the District of Columbia, or Canada unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;

(m)       which is owed in any currency other than U.S. dollars or Canadian Dollars;

(n)        which is owed by (i) any Governmental Authority of any country other than the U.S. or Canada unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S. or Canada, or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada), as amended, (or the equivalent law of any province of Canada, if any, in the case of a Governmental Authority of such province) or the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), as applicable, and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o)        which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(p)        which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)        which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r)         which is evidenced by any promissory note, chattel paper or instrument;

(s)        which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

(t)         with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, but only to the extent of any such reduction, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(u)        which does not comply in all material respects with the requirements of all material applicable laws and regulations, whether Federal (U.S. or Canadian), state, provincial, territorial or local, including without limitation the U.S. Federal Consumer Credit Protection Act, the U.S. Federal Truth in Lending Act and Regulation Z of the Board;

(v)        which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(w)       which was created on cash on delivery terms; or

(x)        which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that an Account of a Loan Party which was previously an Eligible Account ceases, to the actual knowledge of a Financial Officer of Parent, to be an Eligible Account hereunder, the Borrower Representative shall notify the Administrative Agent thereof promptly, and in any event no later than the time of submission to the Administrative Agent of the next Borrowing Base Certificate.  In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments or finance charges (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

 “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or Parent, any Subsidiary or any other Affiliate of Parent.

“Eligible Credit Card Accounts Receivable” means at the time of any determination thereof, each Credit Card Accounts Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Accounts Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card issuer or credit card processor, and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Accounts Receivable, such Credit Card Accounts Receivable shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of a Credit Card Accounts Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees and charges due to the credit card issuer or credit card processor, discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card issuer or credit card processor pursuant to the terms of any agreement or understanding) and (ii) the aggregate amount of all cash received in respect of such Credit Card Accounts Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Accounts Receivable. Any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)        which is not earned or does not represent the bona fide amount due to a Loan Party from a credit card processor or a credit card issuer that originated in the ordinary course of business of the applicable Loan Party;

(b)        which is not owned by a Loan Party or to which a Loan Party does not have good or marketable title;

(c)        in which the payee of such Credit Card Account Receivable is a Person other than a Loan Party;

(d)        which does not constitute an “Account” (as defined in the UCC or the PPSA) or a Payment Intangible;

(e)        which has been outstanding for more than five Business Days (or, in the case of American Express, 10 Business Days) from the date of sale;

(f)        with respect to which the applicable credit card issuer, credit card processor or debit card or mall card issuer or provider has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator, (iii) filed, or had filed against it (but only so long as any such involuntary filing has not been stayed or vacated), any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business;

(g)        which is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(h)        which is not subject to a properly perfected first priority security interest in favor of the Administrative Agent (for the benefit of the Lender Parties);

(i)         which is subject to any Lien, other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (ii) any Permitted Encumbrances contemplated by the applicable processor agreements and for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established, (iii) Liens permitted by Section 6.02(i), (iv) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable and (v) Liens that are subject to the Intercreditor Agreement;

(j)         with respect to which (i) any covenant has been breached or (ii) any representation or warranty is not true in all material respects, in each case to the extent contained in this Agreement, the applicable Security Agreement or in the credit card agreements relating to such Credit Card Account Receivable; provided that each such representation and warranty shall be true and correct in all respects to the extent already qualified by a materiality standard;

(k)        which is subject to risk of set-off, recoupment, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of the applicable Credit Card Accounts Receivable or the unpaid credit card processor fees;

(1)        which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;

(m)       which the Administrative Agent in its Permitted Discretion determines may not be paid by reason of the applicable credit card processor’s, credit card issuer’s or debit card or mall card issuer’s or provider’s inability to pay;

(n)        which represents a deposit or partial payment in connection with the purchase of Inventory of such Loan Party;

(o)        which is not subject to a Credit Card Notification; or

(p)        which does not meet such other usual and customary eligibility criteria for Credit Card Accounts Receivable in the Loan Parties’ industry generally as the Administrative Agent in its Permitted Discretion may determine from time to time; provided,  however, that the Administrative Agent shall not add any additional eligibility criteria (or amend any then-existing eligibility criteria to make the same more restrictive) without giving at least four Business Days’ prior notice to the Borrower Representative.

In the event that (a) a Financial Officer of Parent has actual knowledge that any credit card issuer, credit card processor or debit card or mall card issuer or provider with respect to Eligible Credit Card Accounts Receivable ceases to comply with the requirements of clause (f) above or (b) a Credit Card Account Receivable which was previously an Eligible Credit Card Account Receivable ceases to be an Eligible Credit Card Account Receivable hereunder (other than by reason of clause (m) or (p) above), the applicable Loan Party or the Borrower Representative shall notify the Administrative Agent thereof promptly, and in any event not later than the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

In determining the amount of an Eligible Credit Card Account Receivable, the face amount of a Credit Card Account Receivable may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, credits or credits pending, price adjustments or finance charges (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) applicable to such Credit Card Account Receivable, (ii) the aggregate amount of all cash received in respect of such Credit Card Account Receivable but not yet applied by any Loan Party to reduce the amount of such Credit Card Account Receivable and (iii) the amount of all customary fees and expenses in connection with any credit card arrangement.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Loan Party that are finished goods or blank inventory (or, solely in the case of the U.S. Loan Parties, uncut fabric bolsters), merchantable and readily saleable in the ordinary course of the Loan Parties’ business, in each case that, except as otherwise agreed by the Administrative Agent, is not excluded as ineligible by virtue of one or more of the criteria set forth below.  The following items of Inventory shall not be included in Eligible Inventory:

(a)        which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties);

(b)        which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (iii) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable, and (iv) Liens that are subject to the Intercreditor Agreement;

(c)        which is unmerchantable, defective, damaged or unfit for sale (as such terms are customarily used in the Loan Parties’ industry), or is not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or is unacceptable due to age, type, category and/or quantity, in each case, consistent with the usage of such terms in the most recent inventory appraisal received by the Administrative Agent as contemplated hereby;

(d)        with respect to which any covenant, representation, or warranty contained in this Agreement or the applicable Security Agreement has been breached or is not true or which does not conform in all material respects to all standards imposed by any applicable Governmental Authority;

(e)        in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)        which is not finished goods or blank inventory (or, solely in the case of the U.S. Loan Parties, uncut fabric bolsters) or which constitutes packaging and shipping material, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business (for the avoidance of doubt, sales in the ordinary course of business includes clearance sales);

(g)        which is not located in the United States or, solely in the case of Inventory of a Canadian Loan Party, Canada or is in transit with a common carrier from vendors and suppliers; provided that up to $50,000,000 of such Inventory in transit shall not be excluded from being Eligible Inventory pursuant to this clause (g) so long as (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory (and, if such Inventory is in transit from outside the United States, such bill of lading is negotiable), (2) evidence of satisfactory casualty insurance naming the Administrative Agent as loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, (3) confirmation that the applicable Loan Party has paid for the goods (unless such Loan Party’s payment obligations are covered by a Commercial Letter of Credit or a private label letter of credit) or that the applicable Loan Party has title to such Inventory (together with such evidence thereof as the Administrative Agent may from time to time require) and (4) if the bill of lading is (A) non-negotiable, a duly executed Collateral Access Agreement or other bailee agreement reasonably satisfactory to the Administrative Agent from the applicable customs broker for such Inventory, or (B) negotiable, confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and a reasonably acceptable agreement has been executed with such Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and will follow instructions of the Administrative Agent with respect to the disposition thereof and of the goods, (ii) the common carrier is not an Affiliate of the applicable vendor or supplier and (iii) the customs broker is not an Affiliate of any Loan Party;

(h)       which is located in any location leased by the applicable Loan Party (other than any retail store of such Loan Party located in a jurisdiction that does not provide for a common law or statutory landlord’s lien on the personal property of tenants that would be prior or superior to that of the Administrative Agent) unless (i) the lessor (and any mortgagee, if applicable) has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(i)        which is located at an owned location subject to mortgage in favor of a Person other than the Administrative Agent, unless the mortgagee is party to the Intercreditor Agreement or has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent in its Permitted Discretion;

(j)        which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; provided that up to $10,000,000  at any one time of such Inventory described in this clause (i) and not meeting the requirements of the preceding subclauses (i) and (ii) may be included as Eligible Inventory to the extent such Inventory is being held for not more than 60 days in a warehouse pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store);

(k)       which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(l)        which is the subject of a consignment by a Loan Party as consignor;

(m)      which contains or bears any intellectual property rights licensed to a Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)        which is not reflected in a current perpetual inventory report of the applicable Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(o)        for which reclamation rights have been asserted by the seller; and

(p)        which does not meet such other eligibility criteria for Inventory as the Administrative Agent in its Permitted Discretion may determine from time to time;

provided further that in determining the value of the Eligible Inventory, such value shall be reduced by, without duplication, any amounts representing (i) Vendor Rebates; (ii) costs included in Inventory relating to advertising; (iii) to the extent determined by the Administrative Agent in its Permitted Discretion to be appropriate, the shrink reserve; (iv) the unreconciled discrepancy between the general inventory ledger and the perpetual inventory ledger, to the extent the general inventory ledger reflects less Inventory than the perpetual inventory ledger; and (v) a reserve for Inventory which is designated or demanded to be returned to or retained by the applicable vendor or which is recognized as damaged or off quality by the applicable Loan Party.

In the event that a Financial Officer of the Parent has actual knowledge that Inventory at any location having a fair market value of $7,500,000 or more which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than by reason of clause (o) above), such Loan Party or the Borrower Representative shall promptly notify the Administrative Agent thereof and, in any event, not later than the submission to the Administrative Agent of the next Borrowing Base Certificate hereunder; provided further that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the applicable Borrowing Base to reflect such change in Eligible Inventory.

“Eligible ~~Successor Agent” means (x) a bank or financial institution that is organized under the laws of the United States or any State or district thereof with an office in New York, New York which has a combined capital surplus of at least $200,000,000 or (y) in the case of the Canadian Administrative Agent only, an Affiliate of the Administrative Agent acting through a branch or an office in Canada.“Eligible Tuxedo~~ Rental Inventory” means, as of the date of determination thereof, without duplication, items of ~~Tuxedo~~ Rental Product of a Loan Party that are not excluded as ineligible by virtue of one or more of the criteria set forth below.  The following items of ~~Tuxedo~~ Rental Product shall not be included in Eligible ~~Tuxedo~~ Rental Inventory:

(a)        which does not meet the requirements set forth in clauses (a), (b), (d), (e), (f), (i), (j), (k), (l) or (n) of the definition of “Eligible Inventory”;

(b)        which is unmerchantable, defective, damaged or unfit for rental (as such terms are customarily used in the Loan Parties’ industry), or is unacceptable due to age, type, category and/or quantity, in each case, consistent with the usage of such terms in the most recent appraisal received by the Administrative Agent as contemplated hereby;

(c)        which is not located in the United States or, solely in the case of ~~Tuxedo~~ Rental Product of a Canadian Loan Party, Canada, or is in transit with a common carrier from vendors and suppliers; provided that up to $10,000,000 of such ~~Tuxedo~~ Rental Product in transit shall not be excluded from being Eligible ~~Tuxedo~~ Rental Inventory pursuant to this clause (c) so long as (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such ~~Tuxedo~~ Rental Product (and, if such ~~Tuxedo~~ Rental Product are in transit from outside the United States, such bill of lading is negotiable), (2) evidence of satisfactory casualty insurance naming the Administrative Agent as loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, (3) confirmation that the applicable Loan Party has paid for the goods (unless such Loan Party’s payment obligations are covered by a Commercial Letter of Credit or a private label letter of credit) or that the applicable Loan Party has title to such ~~Tuxedo~~ Rental Product (together with such evidence thereof as the Administrative Agent may from time to time require) and (4) if the bill of lading is (A) non-negotiable, a duly executed Collateral Access Agreement or other bailee agreement reasonably satisfactory to the Administrative Agent from the applicable customs broker for such ~~Tuxedo~~ Rental Product, or (B) negotiable, confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and a reasonably acceptable agreement has been executed with such Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and will follow instructions of the Administrative Agent with respect to the disposition thereof and of the goods, (ii) the common carrier is not an Affiliate of the applicable vendor or supplier and (iii) the customs broker is not an Affiliate of any Loan Party;

(d)        (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor or rental customer) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (c) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; provided that up to $5,000,000  at any one time of such ~~Tuxedo~~ Rental Product described in this clause (d) and not meeting the requirements of the preceding subclauses (i) and (ii) may be included as Eligible ~~Tuxedo~~ Rental Inventory to the extent such ~~Tuxedo~~ Rentals are being held for not more than 60 days in a warehouse pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store);

(e)        which is not ~~included as “tuxedo~~reflected in a current rental ~~product” on a~~inventory report ~~entitled Tux Inventory.xlsx (in the case of the U.S. Borrowers) or MSP Tux Inventory.xlsx (in the case of the Canadian Loan Parties)~~of the applicable Loan Party in a form reasonably acceptable to the Administrative Agent;

(f)        which is reflected in an internal report of the applicable Loan Party as “damaged”, “hold”, “laundry”, “lost”, “repair” or “ship”, or such similar designation used by the Loan Parties from time to time; and

(g)        which does not meet such other eligibility criteria for ~~Tuxedo~~ Rental Product as the Administrative Agent in its Permitted Discretion may determine from time to time;

provided further that in determining the value of the Eligible ~~Tuxedo~~ Rental Inventory, such value shall be reduced by, without duplication, any amounts representing (i) Vendor Rebates; (ii) costs included in Eligible ~~Tuxedo~~ Rental Inventory relating to advertising; (iii) to the extent determined by the Administrative Agent in its Permitted Discretion to be appropriate, the shrink reserve; and (iv) a reserve for ~~Tuxedo~~ Rental Product which is designated or demanded to be returned to or retained by the applicable vendor or which is recognized as damaged or off quality by the applicable U.S. Borrower.

In the event that a Financial Officer of the Borrower Representative has actual knowledge that ~~Tuxedo~~ Rental Product at any location having a fair market value of $7,500,000 or more which was previously Eligible ~~Tuxedo~~ Rental Inventory ceases to be Eligible ~~Tuxedo~~ Rental Inventory hereunder (other than by reason of clause (f) above), such U.S. Borrower or the Borrower Representative shall promptly notify the Administrative Agent thereof and, in any event, not later than the submission to the Administrative Agent of the next Borrowing Base Certificate hereunder; provided further that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the U.S. Borrowing Base to reflect such change in Eligible ~~Tuxedo~~ Rental Inventory.

“Eligible Successor Agent” means (x) a bank or financial institution that is organized under the laws of the United States or any State or district thereof with an office in New York, New York which has a combined capital surplus of at least $200,000,000 or (y) in the case of the Canadian Administrative Agent only, an Affiliate of the Administrative Agent acting through a branch or an office in Canada.

“Enhanced Reporting Period” means any period (a) commencing at any time when Availability shall be less than the greater of (i) 20% of the Line Cap and (ii) $~~85,000,000~~93,500,000 and (b) ending when Availability shall have been greater than the greater of (i) 20% of the Line Cap then in effect and (ii) $~~85,000,000~~93,500,000 for a period of 30 consecutive days.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), orders-in-council, and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to:  (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived or a failure to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA, (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (h) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code, (j) a failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency of the Participating Member States.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“European Union” means the region comprised of member states of the European Union pursuant to the Treaty on the European Union.

“Events of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Account” means any deposit account or securities account of a Loan Party of the type described in the definition of “Excluded Accounts” in the applicable Security Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Parent, (b) any Foreign Subsidiary of Parent, (c) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of Parent that is a CFC and (d) any ~~Domestic Subsidiary with no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs~~CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Loan Guarantee of the applicable Guaranteed Obligations or if such Loan Guarantee would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) any

Unrestricted Subsidiary, (h) any Subsidiary that is an Immaterial Subsidiary (unless Parent otherwise elects), and (i) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to Parent), the cost or other consequences of becoming a Loan Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  Notwithstanding the foregoing, no Canadian Subsidiary shall be excluded from being required to comply with the Collateral and Guarantee Requirement pursuant to clauses (b), (c) or (d) above.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guarantee or security interest is or becomes illegal.

“Excluded Taxes”  means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document), (b) solely with respect to U.S. Secured Obligations, in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable ~~Loan or~~ Revolving Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than ~~an assignee~~ pursuant to an assignment request under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case under clause (i) or (ii) to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Revolving Commitment, as applicable, or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to a Lender’s failure to comply with Section 2.17(e) and (d) solely with respect to U.S. Secured Obligations, any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of April 12, 2013, by and among Parent, certain of its subsidiaries party thereto, the lenders party thereto, JPMCB, as agent for such lenders, and certain other parties thereto.

“Existing Letters of Credit” means the letters of credit referred to in Section 2.06(k) of the Disclosure Letter.

“Facility” means each of the U.S. Facility and the Canadian Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations or other official administrative interpretations thereof, and any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above).

“Federal Funds Effective Rate” means, for any day, the ~~weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as~~rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the ~~Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it~~NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fee Letter” means the Fee Letter dated March 11, 2014, among Parent, the Administrative Agent and the other parties thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures for such period (except to the extent financed with long-term Indebtedness (excluding Loans)) to (b) Consolidated Fixed Charges for such period.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Parent, other than a Domestic Subsidiary.

“Funding Accounts” means the deposit account(s) of the Borrowers to which the Administrative Agent or the Swingline Lender is authorized by the Borrowers (or by the Borrower Representative on their behalf) to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Gift Card Reserve” means, at any time, the sum of (a) 50% of the aggregate remaining amount at such time of outstanding gift certificates and gift cards sold by the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price of Inventory and (b) 100% of the aggregate amount at such time of outstanding customer deposits and merchandise credits entitling the holder thereof to use all or a portion of such deposit or credit to pay all or a portion of the purchase price of Inventory or deposits for ~~Tuxedo~~ Rental Product.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of Parent)).

“Guaranteed Obligations” means individually and collectively as the context may require, the U.S. Guaranteed Obligations and the Canadian Guaranteed Obligations.

“Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that, at the last day of the most recently ended fiscal quarter of Parent for which financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or (b), accounted for less than (x) 2.5% of Total Assets at such date and (y) less than 2.5% of the consolidated revenues of Parent and its Restricted Subsidiaries for the most recent four fiscal quarter period ending on or prior to such date; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of the Parent’s Restricted Subsidiaries designated in writing to the Administrative Agent, by a responsible officer of Parent (which Parent shall be required to designate (and hereby undertakes to designate) to the extent necessary to ensure that Immaterial Subsidiaries, in the aggregate, accounted for, at the last day of any fiscal quarter of Parent for which financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or (b), less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of Parent and its Restricted Subsidiaries for the four fiscal quarter period ending on such date.

“Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate.”

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person

(excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of Parent or any Restricted Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Information Materials” means the information package prepared for Lenders relating to the Borrowers and the Transactions and dated April 2014, and all other written materials relating to the Loan Parties and the Transactions provided to the Lenders in connection with the syndication of the Revolving Commitments under ~~this Agreement.~~the Original Credit Agreement, as the same has been supplemented by the information package prepared for Lenders relating to the Borrowers and dated October 2017, and all other written materials relating to the Loan Parties provided to the Lenders in connection with Amendment No. 2.

“Insolvency Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), in each case as amended, and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement dated the Effective Date among the Borrowers party thereto, Moores Retail Group Inc. and Golden Brand Clothing (Canada) Ltd., as the same may be amended in accordance with the terms hereof and thereof.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Effective Date among the U.S. Borrowers, the Administrative Agent and the administrative agent, collateral agent, collateral trustee or a similar representative for the Term Credit Agreement, ~~in substantially the form of~~

~~Exhibit E, with such changes therefrom as are contemplated or permitted by Section 9.18.~~as the same may be amended in accordance with the terms hereof and thereof.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be, in the case of any such written request, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Protective Advance or an Overadvance) or Canadian Prime Rate Loan, the first Business Day of each calendar quarter and the Maturity Date, (b) with respect to any Eurodollar Loan or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, and (c) with respect to any Protective Advance or Overadvance, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender twelve months) thereafter and (b) with respect to any CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date which is one, two, three or six months thereafter, in each case, as the Borrower Representative may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, (i) with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate)  determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between~~:~~   (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; and (ii) with respect to any CDOR Rate Loan for any Interest Period, a rate per annum determined by the Canadian Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the applicable CDOR Screen Rate for the longest period (for which such CDOR Screen Rate is available) that is shorter than the Interest Period for such CDOR Rate Loan and (b) the applicable CDOR Screen Rate for the shortest period (for which such CDOR Screen Rate is available) that is longer than the Interest Period for such CDOR Rate Loan, in each case at such time.

“Inventory” has the meaning set forth in each Security Agreement.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of Parent)) in, any other Person that are held or made by the specified Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee,” (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Parent) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Parent) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of Parent) of such Equity Interests at the time of the issuance thereof.

“IP Security Agreements” has the meaning set forth in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively as the context may require, each U.S. Issuing Bank and each Canadian Issuing Bank.

“ITA” means the Income Tax Act (Canada), as amended.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Joinder Agreement” has the meaning set forth in Section 5.03.

“LC Alternative Currency” means (a) Sterling, (b) Euros or (c) any other lawful currency (other than Dollars) acceptable to the applicable Administrative Agent, and the applicable Issuing Bank or which, in the case of this clause (c), is freely transferable and convertible into Dollars and is freely available to the applicable Issuing Bank.

“LC Collateral Account” has the meaning set forth in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.  The date of an LC Disbursement shall be the date of payment by the applicable Issuing Bank under a Letter of Credit or a time draft presented thereunder, as the case may be.

“LC Exposure” means, at any time, the U.S. LC Exposure and the Canadian LC Exposure.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties” means (a) the Administrative Agent, (b) the Canadian Administrative Agent, (c) the Arrangers, (d) the Co-Syndication ~~Agent~~Agents, (e) the Co-Documentation Agents, (f) the Lenders, (g) the Issuing Banks, (h) Qualified Counterparties to whom any Banking Services Obligations are owing, (i) Qualified Counterparties to whom Swap Obligations constituting Secured Obligations hereunder are owing, (j) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (k) the permitted successors and assigns of the foregoing.

“Lenders” means the Persons listed on Schedule ~~2.01~~I to Amendment No. 2 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an amendment referred to in Section 2.09(e), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means each Existing Letter of Credit and any letter of credit or similar instrument (including a bank guarantee) acceptable to the Applicable Administrative Agent and the applicable Issuing Bank issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Association (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided,  further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning set forth in the definition of “LIBO Rate.”

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” means, as of any date of determination thereof by the Administrative Agent, an amount equal to the lesser of (i) the total Revolving Commitments then in effect and (ii) the Aggregate Borrowing Base.

“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, the Disclosure Letter, the Disclosure Letter Supplement, the Collateral Documents, the Intercreditor Agreement, the Collection Day Fee Letter, the Intercompany Subordination Agreement, the Reaffirmation, any amendment referred to in Section 2.09(e) and, except for purposes of Section 9.02, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications and all other agreements, instruments, documents and certificates identified in Section 4.01 and in Section 2 of Amendment No. 2 executed and delivered to, or in favor of, the Administrative Agent, the Canadian Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, the Canadian Administrative Agent or any Lender in connection with ~~the~~this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantee” means the U.S. Guarantee and the Canadian Guarantee.

“Loan Guarantor” means each Loan Party.

“Loan Parties” means the U.S. Borrowers and the Canadian Loan Parties.

“Loans” means the loans and advances made by the Lenders or the Applicable Administrative Agent pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $25,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of Parent and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their monetary obligations under the Loan Documents to which it is a party, or (c) the rights of or benefits available to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders under the Loan Documents.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by Parent or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $25,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and the Loan Guarantee), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and the Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means ~~June 18, 2019, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.~~October 25, 2022 (the “Scheduled Maturity Date”); provided that, if (i) on April 1, 20222, any Senior Notes remain outstanding, then the Maturity Date shall be April 1, 2022, or (ii) on the date that is the 91st day prior to the final maturity date of any class or tranche of term loans under the Term Credit Agreement3, any such term loans are outstanding on such date, then the Maturity Date shall be such date.

“Maximum Canadian Liability” has the meaning set forth in Section 11.10.

“Maximum Rate” has the meaning set forth in Section 9.16.

“Maximum U.S. Liability” has the meaning set forth in Section 10.09.

“Merger” means the merger of Merger Sub with and into the Acquired Company, with the Acquired Company surviving such merger as a wholly owned Subsidiary of Parent.

“Merger Sub” means Java Corp., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Orderly Liquidation Value” means, with respect to Inventory or ~~Tuxedo~~ Rental Product of any Person, the orderly liquidation value thereof, as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser reasonably acceptable to the Administrative Agent.

“New Parent”  ~~has the meaning set forth in the definition of “Permitted Borrower Reorganization”.~~means Tailored Brands, Inc., a Texas corporation.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(d).

“Non-Paying Canadian Loan Party” has the meaning set forth in Section 11.11.

2  91st day prior to maturity date of Senior Notes.

3  As of the Amendment No. 2 Effective Date, tranches TLB and TLB-1 under the Term Credit Agreement mature on June 18, 2021, and the 91st day prior thereto would be March 19, 2021.

“Non-Paying U.S. Borrower” has the meaning set forth in Section 10.10.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, individually and collectively as the content may require, the U.S. Obligations and the Canadian Obligations.

“Original Credit Agreement” means the credit agreement, dated as of ~~June 18, 2014,~~the Effective Date, among the Company, the U.S. Subsidiary Borrowers party thereto, the Canadian Borrower, the Lenders party thereto, the Administrative Agent, and the Canadian Administrative Agent.

“Original Currency” has the meaning set forth in Section 9.21.

“Original Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness.”

“Other Taxes”  means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a Lender (other than an assignment made pursuant to Section 2.19) if such Tax is imposed as a result of a present or former connection between the assigner or assignee and the jurisdiction imposing such Tax (other than connections arising from such having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document).

“Overadvance” means a U.S. Overadvance or a Canadian Overadvance.

“Overadvance Exposure” means, at any time, the sum of the Canadian Overadvance Exposure and the U.S. Overadvance Exposure.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means, prior to a Permitted Borrower Reorganization, (i) the Company and from and after the occurrence of a Permitted Borrower Reorganization, (ii) the New Parent.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Participating Member State” means any member state of the European Communities that adopts or has adopted (and has not ceased to adopt) the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (Signed into law October 26, 2001)).

“Paying Canadian Guarantor” has the meaning set forth in Section 11.11.

“Paying U.S. Borrower” has the meaning set forth in Section 10.10.

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event Default then exists or would arise as a result of the entering into of such transaction or the making of such payment, and (b) on a Pro Forma Basis after giving effect to such transaction or payment and any incurrence or repayment of Indebtedness in connection therewith:

(i)         in the case of any Restricted Payment, either (A) both (I) Availability on such date and for each of the 90 days preceding such Restricted Payment is equal to or greater than the greater of (x) $~~65,000,000~~71,500,000 and (y) 17.5% of the Line Cap and (II) the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarter period for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) is at least 1.1 to 1.0 or (B) Availability on such date and for each of the 90 days preceding such Restricted Payment is equal to or greater than the greater of (x) $~~85,000,000~~93,500,000 and (y) 25% of the Line Cap; and

(ii)        in all other cases, either (A) both (I) Availability on such date and for each of the 90 days preceding such transaction or payment is equal to or greater than the greater of (x) $~~50,000,000~~55,000,000 and (y) 15% of the Line Cap and (II) the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarter period for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) is at least 1.0 to 1.0 or (B) Availability on such date and for each of the 90 days preceding such transaction or payment is equal to or greater than the greater of (x) $~~65,000,000~~71,500,000 and (y) 20% of the Line Cap;

provided that, in each case, Parent shall have delivered to the Administrative Agent a reasonably detailed calculation of such Availability and, if applicable, the Fixed Charge Coverage Ratio.

“Payment Intangibles” has the meaning set forth in the U.S. Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” means the purchase or other acquisition by Parent or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person will be, upon the consummation of such acquisition a Restricted Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by Parent or a Restricted

Subsidiary; provided that (i) no Event of Default exists at the date the agreement relating to such Permitted Acquisition is entered into and (ii) the Payment Conditions are satisfied.

“Permitted Borrower Reorganization” means the formation of ~~a holding company of the Company organized under the laws of Texas (the “~~New Parent~~”)~~ (including through the merger of the Company into a wholly-owned Domestic Subsidiary of the New Parent) pursuant to which (i) the shareholders of the Company immediately prior to the Permitted Borrower Reorganization acquire Equity Interests in the New Parent corresponding to their Equity Interests in the Company immediately prior to such transaction in exchange for their Equity Interests in the Company, (ii) the New Parent becomes the holder of 100% of the Equity Interests of the Company and (iii) the New Parent becomes a U.S. Borrower and complies with the Guarantee and Collateral Requirement so long as, immediately after giving effect thereto, no Event of Default shall have occurred and is continuing and the New Parent has no material assets or liabilities other than through its ownership of the Company and its Subsidiaries and liabilities in respect of guarantees of obligations of the Company and the other Restricted Subsidiaries; provided that the Company shall have provided at least 30 days prior written notice to the Administrative Agent and shall have furnished all “know your customer” information requested by the Lenders with respect to the New Parent at least 10 Business Days prior to such reorganization.

“Permitted Debt” means Indebtedness of any U.S. Borrower (including any Guarantee thereof by a U.S. Borrower) so long as (i) no portion of such Indebtedness has a scheduled maturity prior to the date that is 91 days after the final Maturity Date, (ii) except as contemplated by the final proviso to Section 6.01(a)(xii), no Subsidiary of Parent that is not a U.S. Borrower is an obligor in respect of such Indebtedness, (iii) the terms and conditions of such Indebtedness (other than interest rates, fees and call protection) are not, taken as a whole, more restrictive than the terms of the Term Credit Agreement (as determined in good faith by Parent) and (iv) such Indebtedness is not secured by any Liens on any assets of Parent or any Restricted Subsidiary.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)        Liens imposed by law for Taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c)        pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)        pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)        judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

(f)        easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Parent or any Subsidiary or the ordinary operation of such real property;

(g)       customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC in respect of payment items in the course of collection;

(h)        Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(i)         Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(j)         Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(k)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)         Liens or rights of setoff against credit balances of Parent or any Subsidiary with credit card issuers or credit card processors to secure obligations of Parent or such Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks; and

(m)       other Liens that are contractual rights of set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clause (c) above securing letters of credit, bank guarantees or similar instruments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Post Closing Letter Agreement” means that certain letter agreement dated as of the ~~date hereof~~Effective Date by and between ~~Parent~~the Company and the Administrative Agent.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Claims” means all liabilities and obligations of any Canadian Loan Party secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens granted to the Administrative Agent to secure the Canadian Secured Obligations, including, in the Permitted Discretion of the Administrative Agent, (i) any such amounts due and not paid for wages, or vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due with respect to Taxes including amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property); and (ii) all amounts currently or past due and not yet contributed, remitted or paid to or under any Canadian Pension Plan or under the Canada Pension Plan, the Quebec Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation.

~~“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.~~

“Pro Forma Basis” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition (including any Permitted Acquisition or any Material Acquisition), any Material Disposition, any Restricted Payment or any payment of or in respect of any Indebtedness (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (i) in accordance with Regulation S-X under the Securities Act or (ii) set forth in a certificate of a Financial Officer of Parent delivered to the Administrative Agent and believed in good faith by Parent to be probable based on actions take or to be taken within 12 months following the consummation of the relevant Pro Forma Event; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (ii) for any four fiscal quarter period of Parent, when aggregated with the amount of any add-back to Consolidated EBITDA pursuant to clause (a)(ix) of the definition thereof for such period, shall not exceed 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(ix) or this clause (ii)), in each case, using, for purposes of making such computation, the consolidated financial statements of Parent and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Indebtedness or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“Pro Forma Event” has the meaning set forth in the definition of “Pro Forma Basis.”

“Protective Advance” means a U.S. Protective Advance or a Canadian Protective Advance.

“Protective Advance Exposure” means, at any time, the sum of the Canadian Protective Advance Exposure and the U.S. Protective Advance Exposure.

“Qualified Counterparties” means each Administrative Agent, each Lender, each Affiliate of a Lender and each Person that was a Lender or an Affiliate of a Lender at any time that such Person provided any Bank Products or Swap Obligations to Parent or any of its Subsidiaries.

“Quebec Security Documents” means a deed of hypothec executed by any Loan Party from time to time, and any other related documents, bonds, debentures or pledge agreements required to perfect a Lien in favor of the Administrative Agent in the Province of Quebec.

“Reaffirmation” means the Reaffirmation dated the Amendment No. 2 Effective Date delivered by the Subordinated Creditors (as defined in the Intercompany Subordination Agreement).

“Reduced Availability Period” means any period (a) commencing at any time when Availability shall be less than the greater of (i) 12.5% of the Line Cap and (ii) $~~55,000,000~~60,500,000 for five consecutive Business Days and (b) ending when Availability shall have been greater than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $~~55,000,000~~60,500,000 for a period of 30 consecutive days.

“Recipient” means the Administrative Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Refinancing” means (i) the repayment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement, the termination of the commitments and letters of credit outstanding thereunder and the discharge and release of the guarantees and liens existing in connection therewith and (ii) the repayment in full of all existing Indebtedness of the Acquired Company on the Effective Date; provided that capital leases, intercompany indebtedness, letters of credit, Indebtedness of the Acquired Company permitted by the Acquisition Agreement and capital leases and other ordinary course Indebtedness of Parent and its Subsidiaries not to exceed $10,000,000.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing

Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; and (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Rent Reserve” means, with respect to any leased store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to two months’ rent at such store, warehouse distribution center, regional distribution center or depot.

“Rental Product” means any coats, pants, shirts, vests, cummerbunds, neckwear, belts, shoes and other accessories held by the Loan Parties for rental to customers.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Credit Exposure and unused Revolving Commitments at such time.

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the determinations of, any Governmental Authority, in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, without duplication of any other Reserves or items that are otherwise addressed through eligibility criteria, any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Rent Reserves, Gift Card Reserves, Banking Services

Reserves and reserves for loyalty programs, reserves for consignee’s, warehousemen’s, mortgagee’s and bailee’s charges, reserves for dilution of Accounts, layaway deposits reserves for Inventory shrinkage, reserves for customs charges and shipping charges and other foreign landing costs related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges and Prior Claims) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Parent or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in Parent or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Parent other than an Unrestricted Subsidiary.  For the avoidance of doubt, following ~~a~~ the Permitted Borrower Reorganization, the Company shall be a Restricted Subsidiary.

“Revolving Commitment” means, with respect to each Lender, individually and collectively as the context may require, the U.S. Commitment and the Canadian Commitment of such Lender.

 “Revolving Exposure” means the U.S. Revolving Exposure and the Canadian Revolving Exposure.

“Revolving Exposure Limitations” has the meaning set forth in Section 2.01.

“Revolving Lender” means a U.S. Revolving Lender or a Canadian Revolving Lender.

“Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.02(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Parent or any Restricted Subsidiary whereby Parent or such Restricted Subsidiary sells or transfers such property to any Person and Parent or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of Designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) a Canadian Blocked Person, (c) any Person operating, organized or resident in a Sanctioned Country or (d) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by the Office of

Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or (c) by a government of Canada pursuant to Canadian Economic Sanctions and Export Control Laws.

“Scheduled Maturity Date” has the meaning provided in the definition of “Maturity Date.”

“SEC” means the United States Securities and Exchange Commission.

“Second Currency” has the meaning set forth in Section 9.21.

“Secured Obligations” means, individually and collectively as the context may require, the U.S. Secured Obligations and the Canadian Secured Obligations.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means, individually and collectively as the context may require, the U.S. Security Agreement and the Canadian Security Agreements.

“Senior Notes” means $600,000,000 aggregate principal amount of 7.00% senior notes due 2022 of the Company issued under the Senior Notes Indenture on the Effective Date, or new exchange notes having terms substantially identical in all material respects to the Senior Notes Indenture (except that the new exchange notes will not contain terms with respect to additional interest or transfer restrictions) and any modification, replacement, refinancing, refunding, renewal or extension thereof.

“Senior Notes Indenture” means the Indenture, dated as of June 18, 2014, by and among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

“Settlement” has the meaning set forth in Section 2.05(d).

“Settlement Date” has the meaning set forth in Section 2.05(d).

“Specified Indebtedness” means Subordinated Indebtedness and Indebtedness described in Section 6.01(a)(ix), (a)(x), (a)(xii) and (a)(xiv).

“Specified Representations” means the representations and warranties set forth in Sections 3.01 (as it relates to the Loan Parties), 3.02, 3.03(b), 3.07(b), 3.08, 3.14, 3.15 and 3.16.

~~“Spot Rate” means, on any date, as determined by the Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for Dollars at approximately 11:00 a.m., New York City time, on such date (the “Applicable Quotation Date”); provided, that if, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent, or, in the event no such service is selected, such spot selling rate shall instead be the rate reasonably determined by the Administrative Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m., New York City time, on the Applicable Quotation Date for the purchase of the relevant currency for delivery two Business Days later.~~

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Standby LC Exposure of any Lender under any Facility at any time shall be its Applicable Percentage of the total Standby LC Exposure under such Facility at such time.

“Standby Letter of Credit” means all Letters for Credit other than Commercial Letters of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Parent.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the Canadian Swingline Exposure and/or the U.S. Swingline Exposure, as the context requires.

“Swingline Lender” means the Canadian Swingline Lender and/or the U.S. Swingline Lender, as the context requires.

“Swingline Loan” means a Canadian Swingline Loan and/or a U.S. Swingline Loan, as the context requires.

~~“Syndication Agent” means Bank of America, N.A.~~

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for US federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.  For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Credit Agreement” means the Term Credit Agreement dated as of the Effective Date, among Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time, in whole or in part, in an agreement or agreements or indenture or indentures (in each case with the same or new agents, lenders or institutional investors), whether or not such Term Credit Agreement remains outstanding, including any agreement or agreements or indenture or indentures adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Loan Documents” means the “Loan Documents” under the Term Credit Agreement.

“Total Assets” means, at any date of determination, the consolidated total assets of Parent as of the last day of the most recent fiscal quarter of Parent for which financial statements have been delivered pursuant to Section 5.01(a) or (b) as adjusted to (i) exclude amounts attributed to Unrestricted Subsidiaries and (ii) give effect to any Pro Forma Event occurring since such date.

“Total Indebtedness” means, as of any date, the excess of (i) the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any

Indebtedness at “fair value,” as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of Parent and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of Parent and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness over (ii) the lesser of (x) the aggregate amount of unrestricted cash and cash equivalents of Parent and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Parent in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date) and (y) $100,000,000.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended on or prior to such date.

“Transactions” means the (a) execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by the Loan Parties of the Term Loan Documents, the borrowing of the Term Loans and the use of proceeds thereof, (c) the issuance of the Senior Notes, (d) the creation and perfection of the security interests provided for in the Collateral Documents, (e) the consummation of the Acquisition, (f) the Refinancing, and (g) the payment of all fees, commissions, costs and expenses in connection with the foregoing.

“Treaty on the European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

~~“Tuxedo Rental Product” means any coats, pants, shirts, vests, cummerbunds, neckwear, belts, shoes and other accessories held by the Loan Parties for rental to customers.~~

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests created by the Collateral Documents.

“United States” or “U.S.” means the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is:  (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary of Parent designated by the board of directors of Parent as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the Effective Date.

“U.S. Borrowers” means, individually and collectively as the context may require, ~~the Company~~Parent and each U.S. Subsidiary Borrower.

“U.S. Borrower Canadian Facility Outstandings” means, at any time, the aggregate Canadian Revolving Exposure at such time minus, to the extent included in the Canadian Revolving Exposure, the Canadian Borrower Outstandings at such time.

“U.S. Borrowing Base” means, at any time (without duplication), the sum of:

(a)        the lesser of (x) the product of (i) 90% multiplied by (ii) the Net Orderly Liquidation Value of Eligible Inventory of the U.S. Borrowers at such time and (y) the net book value of Eligible Inventory of the U.S. Borrowers; provided that in no event shall the amount included pursuant to this clause (a) attributable to uncut fabric bolsters exceed $10,000,000 at any time, plus

(b)        the lesser of (i) the product of (A) 85% multiplied by (B) the Net Orderly Liquidation Value of Eligible ~~Tuxedo~~ Rental Inventory of the U.S. Borrowers and (ii) the net book value of Eligible ~~Tuxedo~~ Rental Inventory of the U.S. Borrowers; provided that in no event shall the amount included pursuant to this clause (b) exceed 20% of the U.S. Borrowing Base, plus

(c)        the product of (i) 85% multiplied by (ii) the Eligible Accounts of the U.S. Borrowers at such time, plus

(d)        the product of (i) 90% multiplied by (ii) the Eligible Credit Card Accounts Receivable of the U.S. Borrowers at such time, plus

(e)        the product of (i) 100% multiplied by (ii) the cash and Cash Equivalents balances in Dollars of the U.S. Borrowers held in a Deposit Account with the Administrative Agent subject to a blocked account control agreement in form and substance reasonably satisfactory to the Administrative Agent over which the Administrative Agent has sole dominion (the “U.S. Borrowing Base Deposit Account”), minus

(f)        without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no fewer than four (4) Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period in which case notice shall not be required), adjust Reserves used in computing the U.S. Borrowing Base.  Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to adjust the U.S. Borrowing Base, the U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(h); provided that if any Borrowing Base Certificate delivered under Section 5.01(h) shall prove to have been materially inaccurate (regardless of whether any Revolving Commitments are in effect or any amounts are outstanding hereunder when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual U.S. Borrowing Base), the applicable Borrowers shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

Any changes after the Effective Date in how the Borrowers value their Inventory in accordance with their historical practices prior to the Effective Date shall be subject to the reasonable approval of the Administrative Agent.

Notwithstanding the foregoing, to the extent the Administrative Agent has not completed a field examination of, and has not received an Inventory appraisal for, any U.S. Borrower prior to the Effective Date (or the Acquired Company or any of its Subsidiaries that the Administrative Agent has determined will become U.S. Borrowers on the Effective Date) (any such entity an “Affected U.S. Entity”), assets of such Affected U.S. Entity that would otherwise be eligible for inclusion in the U.S. Borrowing Base shall not be subject to the advance rates set forth above until such field examination and appraisal are completed but instead the U.S. Borrowing Base shall be calculated separately for the U.S. Borrowers that are not Affected U.S. Entities and then shall be increased by the an amount equal to the sum of (i) 50% of the book value of Inventory of each Affected U.S. Entity so long as the Administrative Agent has a perfected first priority security interest in such Inventory (or, in the case of the Acquired Company or any of its Subsidiaries, so long as the Administrative Agent is satisfied that the Administrative Agent will obtain a security interest in such Inventory on the Effective Date), (ii) 70% of the Accounts of such Affected U.S. Entity so long as the Administrative Agent has a perfected first priority security interest in such Accounts (or, in the case of the Acquired Company or any of its Subsidiaries, so long as the Administrative Agent is satisfied that the Administrative Agent will obtain a security interest in such Accounts on the Effective Date) and (iii) 70% of the face amount of Credit Card Accounts Receivable of such Affected U.S. Entity so long as the Administrative Agent has a perfected first priority security interest in such Credit Card Accounts Receivable (or, in the case of the Acquired Company or any of its Subsidiaries, so long as the Administrative Agent is satisfied that the Administrative Agent will obtain a security interest in such Credit Card Accounts Receivable on the Effective Date) for up to 60 days less (iv) such Reserves as the Administrative Agent may establish in its Permitted Discretion;  provided that if the field examination and Inventory appraisal with the respect to each Affected U.S. Entity have not been completed by the 60th day after the Effective Date, the U.S. Borrowing Base shall thereafter not include any amount in respect of the assets of any Affected U.S. Entity until such field examination and Inventory appraisal are completed.

“U.S. Borrowing Base Deposit Account” has the meaning set forth in the definition of “U.S. Borrowing Base.”

“U.S. Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any U.S. Borrower, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“U.S. Commitment” means, with respect to each U.S. Revolving Lender, the commitment, if any, of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Lender’s U.S. Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such U.S. Revolving Lender pursuant to Section 9.04.  The ~~initial~~ amount of each U.S. Revolving Lender’s U.S. Commitment is set forth on ~~the~~ Schedule ~~2.01,~~I to Amendment No. 2, or in the Assignment and Assumption pursuant to which such U.S. Revolving Lender shall have assumed its U.S. Commitment, as applicable.  ~~The U.S. Commitment is in the initial~~As of the Amendment No. 2 Effective Date, the aggregate amount of ~~$400,000,000.~~the U.S. Commitments is $500,000,000.

“U.S. Credit Exposure” means, as to any U.S. Revolving Lender at any time, the sum of (a) such Lender’s U.S. Revolving Exposure plus (b) such Lender’s Applicable Percentage of the aggregate amount of U.S. Overadvances and U.S. Protective Advances outstanding.

“U.S. Facility” means, collectively, the U.S. Commitments and the extensions of credit made thereunder.

“U.S. Guarantee” means Article X of this Agreement.

“U.S. Guaranteed Obligations” has the meaning set forth in Section 10.01.

“U.S. Issuing Banks” means, individually and collectively as the context may require, in the case of each U.S. Letter of Credit, JPMorgan Chase Bank, N.A. and any other Lender proposed by the Borrower Representative that has agreed to act as a U.S. Issuing Bank and is reasonably acceptable to the Administrative Agent, each in its capacity as an issuer of U.S. Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(j).  Each U.S. Issuing Bank may, in its sole discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to U.S. Letters of Credit issued by such Affiliate.  Additionally, each Person that has issued any Existing Letter of Credit shall be deemed to be an Issuing Bank for purposes of such Existing Letter of Credit but shall be under no obligation to issue any additional Letters of Credit unless otherwise specified herein.

“U.S. LC Collateral Account” has the meaning set forth in Section 2.06(j).

“U.S. LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure under the U.S. Facility.  The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.

“U.S. Lender” means a Lender that is a U.S. Person.

“U.S. Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued for the purpose of providing credit support for the U.S. Borrowers.

“U.S. Obligated Party” has the meaning set forth in Section 10.02.

“U.S. Obligations” means, with respect to the U.S. Borrowers, all unpaid principal of and accrued and unpaid interest on the Loans to the U.S. Borrowers, all LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers, all accrued and unpaid fees and all expenses, reimbursements (including pursuant to Section 2.06(a)), indemnities and other obligations of the U.S. Borrowers to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents (including interest, costs, fees and other amounts accruing during the pendency of any proceeding under any Insolvency Laws, regardless of whether allowed or allowable in such proceeding) but, in each case, excluding any obligations of the U.S. Borrowers in respect of the Canadian Secured Obligations.

“U.S. Overadvance” has the meaning set forth in Section 2.05(b).

“U.S. Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Overadvances at such time.  The U.S. Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Overadvance Exposure at such time.

“U.S. Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Protective Advances at such time.  The U.S. Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Protective Advance Exposure at such time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Protective Advance” has the meaning set forth in Section 2.04(a).

“U.S. Revolving Exposure” means, with respect to any U.S. Revolving Lender at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans of such U.S. Revolving Lender at such time, plus (b) an amount equal to such U.S. Revolving Lender’s U.S. Swingline Exposure at such time, plus (c) an amount equal to such U.S. Revolving Lender’s U.S. LC Exposure at such time.

“U.S. Revolving Lenders” means the Persons listed on the Schedule ~~2.01~~I to Amendment No. 2 as having a U.S. Commitment and any other Person that shall acquire a U.S. Commitment pursuant to an Assignment and Assumption, other than any such Person that ceases to be such a Person hereto pursuant to an Assignment and Assumption.

“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrowers by the U.S. Revolving Lenders.

“U.S. Secured Obligations” means all U.S. Obligations, together with all (a) Banking Services Obligations of the U.S. Borrowers or, except to the extent constituting Canadian Secured Obligations, any Subsidiary of the U.S. Borrower; and (b) Swap Obligations of the U.S. Borrowers or, except to the extent constituting Canadian Secured Obligations, any Subsidiary of the U.S. Borrower, owing to one or more Qualified Counterparties; provided that Excluded Swap Obligations with respect to any Loan Party shall not be U.S. Secured Obligations of such Loan Party.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the ~~date hereof~~Effective Date, between the U.S. Borrowers and the Administrative Agent, and, as the context requires, any other pledge or security agreement entered into, after the Effective Date by any other U.S. Borrower (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“U.S. Subsidiary Borrowers” means, collectively (i) each Domestic Subsidiary of Parent that is a party to this Agreement on the Effective Date and (ii) each Domestic Subsidiary of Parent that becomes a party to this Agreement following the Effective Date pursuant to Section 5.03, in each case, until such time as such Domestic Subsidiary is released from its obligations under the Loan Documents in accordance with this Agreement.

“U.S. Swingline Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Swingline Loans at such time.  The U.S. Swingline Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. Swingline Exposure at such time.

“U.S. Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of U.S. Swingline Loans hereunder, and its successors and assigns in such capacity.

“U.S. Swingline Loan” has the meaning set forth in Section 2.05(a).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e).

“Vendor Rebates” means credits earned from vendors for volume purchases that reduce net inventory costs for the Loan Parties.

“wholly-owned,” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Weekly Reporting Period” means any period (a) commencing at any time when Availability shall be less than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $~~55,000,000~~60,500,000 and (b) ending when Availability shall have been greater than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $~~55,000,000~~60,500,000 for a period of 30 consecutive days.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02       Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”) or by Facility and Type (e.g., a “Eurodollar U.S. Revolving Loan”).

SECTION 1.03       Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04       Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that the Borrower Representative, on the one hand, and the Administrative Agent and Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP at no cost to the Loan Parties other than the reimbursement of the Administrative Agent’s costs and expenses; and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Parent or any Subsidiary at “fair value,” as defined therein, and (ii) any change in GAAP occurring after the Effective Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Effective Date.

SECTION 1.05       Currency Matters.

(a)        Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the Dollar ~~Amount~~Equivalent thereof, as the case may be, and all certificates delivered under this Agreement shall express such calculations or determinations in Dollars or the Dollar ~~Amount~~Equivalent thereof, as the case may be.  ~~Each requisite currency translation shall be based on the Spot Rate and the~~The permissibility of actions taken under Article VI on any date based on the requisite currency translation calculated as of such date shall not be affected by subsequent fluctuations in exchange rates.

(b)        Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i)         any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent; and

(ii)        any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent.

(c)        If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent reasonably determines necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

SECTION 1.06       Classification of Actions.  For purposes of determining compliance at any time with the covenants set forth in Article VI (or, in each case, any defined terms used therein), in the event that the subject transaction meets the criteria of more than one of the categories of transactions permitted pursuant to the Sections (or related defined terms) in Article VI, the Borrowers may, in its sole discretion, classify the applicable transaction (or any portion thereof) under such Section (or defined term); it being understood that the Borrowers may divide and include such transaction under one or more of the clause of such Section (or any relevant portion thereof or of the applicable related defined term) that permit such transaction.

ARTICLE II

The Credits

SECTION 2.01       Commitments.  Subject to the terms and conditions set forth herein, each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans to the U.S. Borrowers from time to time during the Availability Period and each Canadian Revolving Lender severally agrees to make Canadian Revolving Loans to the Canadian Borrower or the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in:

(i)         the U.S. Revolving Exposure of any U.S. Revolving Lender exceeding such U.S. Revolving Lender’s U.S. Commitment;

(ii)        the Canadian Revolving Exposure of any Canadian Revolving Lender exceeding such Canadian Revolving Lender’s Canadian Commitment;

(iii)       the sum of (x) the aggregate U.S. Revolving Exposure plus (y) the U.S. Borrower Canadian Facility Outstandings exceeding the U.S. Borrowing Base; or

(iv)       the aggregate Revolving Exposure exceeding the Aggregate Borrowing Base;

subject to the Administrative Agent’s and Canadian Administrative Agent’s authority, in their sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.  The limitations on Borrowings referred to in clauses (i) through (iv) are referred to collectively as the “Revolving Exposure Limitations.”  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02       Loans and Borrowings.

(a)        Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility and Type made by the Lenders ratably in accordance with their respective Revolving Commitments under the applicable Facility.  Any Protective Advance, any Swingline Loan and any Overadvance shall be made in accordance with the procedures set forth in Section 2.04 or 2.05, as applicable.

(b)        All Borrowings under the U.S. Commitment shall be denominated in Dollars.  Borrowings under the Canadian Commitment may be in Dollars or Canadian Dollars.  Subject to Section

2.14, (i) each Borrowing that is denominated in Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith and (ii) each Borrowing that is denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or CDOR Rate Loans as the Borrower Representative may request in accordance herewith.  Each Swingline Loan or Overadvance shall be an ABR Loan or Canadian Prime Rate Loan, as applicable.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)        At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  At the commencement of each Interest Period for any CDOR Rate Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of Cdn.$1,000,000 and not less than Cdn.$5,000,000; provided that a CDOR Borrowing that results from a continuation of an outstanding CDOR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings and/or CDOR Rate Borrowings outstanding.

(d)        Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing or CDOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03       Requests for Revolving Borrowings.  To request a Borrowing of Revolving Loans, the Borrower Representative shall notify the Administrative Agent (in the case of a requested Borrowing under the U.S. Facility) or the Canadian Administrative Agent with a copy to the Administrative Agent (in the case of a requested Borrowing under the Canadian Facility), of such request either in writing (delivered by hand or electronic transmission) in a form approved by the Applicable Administrative Agent and signed by the Borrower Representative or by telephone (i) with respect to U.S. Revolving Loans, not later than (a) in the case of a Eurodollar Borrowing, 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 12:00 p.m., New York City time, on the date of the proposed Borrowing and (ii) with respect to Canadian Revolving Loans, not later than (a) in the case of CDOR Rate Borrowings or Eurodollar Borrowings, 11:00 a.m., Toronto time, three Business Days prior to the date of the proposed Borrowing and (b) in the case of Canadian Prime Rate Borrowings or ABR Borrowings, 11:00 a.m., Toronto time, one Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent (if a U.S. Revolving Loan) or the Canadian Administrative Agent with a copy to the Administrative Agent (if a Canadian Revolving Loan), of a written Borrowing Request in a form approved by the Applicable Administrative Agent and signed by the Borrower Representative.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)    whether such Loans are being made to the U.S. Borrowers or the Canadian Borrower;

(ii)   the aggregate amount of the requested Borrowing and the manner in which the proceeds of such Borrowing are to be disbursed (which shall be consistent with Section 2.07);

(iii)  the date of such Borrowing, which shall be a Business Day;

(iv)  whether such Borrowing is to be a Borrowing under the U.S. Facility or the Canadian Facility;

(v)   the currency of the requested Borrowing;

(vi)  whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing; and

(vii) in the case of a Eurodollar Borrowing or CDOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then (A) a Borrowing of U.S. Revolving Loans or Canadian Revolving Loans requested in Dollars shall be an ABR Borrowing and (B) a Borrowing of Canadian Revolving Loans requested in Canadian Dollars shall be a Canadian Prime Rate Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing or CDOR Rate Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s or 30 days’, as applicable, duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

SECTION 2.04       Protective Advances.

(a)        Subject to the limitations set forth below, the Applicable Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Applicable Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make (i) in the case of the Administrative Agent, Loans to the U.S. Borrowers in Dollars on behalf of the U.S. Revolving Lenders (each such Loan, a “U.S. Protective Advance”) or (ii) in the case of the Canadian Administrative Agent, Loans to the Canadian Borrower or the U.S. Borrowers in Canadian Dollars or Dollars on behalf of the Canadian Revolving Lenders (each such Loan, a “Canadian Protective Advance”) which the Applicable Administrative Agent, in its Permitted Discretion, deems necessary or appropriate (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the applicable Borrower(s) pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that (i) the aggregate principal amount of outstanding U.S. Protective Advances shall not, at any time, exceed (x) 5% of the total U.S. Commitment then in effect or (y) when aggregated with the aggregate outstanding principal amount of U.S. Overadvances, 7.5% of the total U.S. Commitment then in effect; provided further that no U.S. Protective Advance shall be made if after giving effect thereto, any Lender’s U.S. Credit Exposure shall exceed such Lender’s U.S. Commitment and (ii) the aggregate Dollar ~~Amount~~Equivalent of outstanding Canadian Protective Advances shall not, at any time, exceed (x) 5% of the total Canadian Commitment then in effect or (y) when aggregated with the aggregate outstanding principal amount of Canadian Overadvances, 7.5% of the total Canadian Commitment then in effect; provided further that no Canadian Protective Advance shall be made if after giving effect thereto, any Lender’s Canadian Credit Exposure shall exceed such Lender’s Canadian Commitment.  Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  All Protective Advances shall be ABR Borrowings (in the case of Dollar denominated amounts) or Canadian Prime Rate Borrowings (in the case of Canadian Dollar denominated amounts).  The Applicable Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Applicable Administrative Agent’s receipt thereof.  At any time that the making of such U.S. Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the U.S. Revolving Lenders to make a U.S. Revolving Loan in Dollars to repay a U.S. Protective Advance.  At any other time the Administrative Agent may require the U.S. Revolving Lenders to fund in Dollars their risk participations described in Section 2.04(b).  At any time the making of such Canadian Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Canadian Administrative Agent may request the Canadian Revolving Lenders to make a Canadian Revolving Loan to the applicable Borrower(s) in the currency in which any Canadian Protective Advance is denominated to repay such Canadian Protective Advance.  At any other time the Canadian Administrative Agent may require the Canadian Revolving Lenders to fund their risk participations described in Section 2.04(b) in any Canadian Protective Advance in the currency in which such Canadian Protective Advance is denominated.

(b)        The Administrative Agent may by notice given not later than 12:00 p.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of any U.S. Protective Advance outstanding.  The Canadian Administrative Agent may by notice given not later than 12:00 p.m., Toronto time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of any Canadian Protective Advance outstanding.  Each such notice shall specify the aggregate principal amount of the Protective Advance in which the Lenders will be required to participate, the currency thereof and each Lender’s Applicable Percentage of such Protective Advance.  Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent such Lender’s Applicable Percentage of each such Protective Advance.  Each Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph).  From and after the date, if any, on which any Lender has paid in full for its participation in any Protective Advance purchased hereunder, the Applicable Administrative Agent shall promptly distribute to such Lender its Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Applicable Administrative Agent in respect of such Protective Advance; provided that any such payment or proceeds so distributed shall be repaid to the Applicable Administrative Agent if and to the extent such payment or proceeds is required to be refunded to the applicable Borrower(s) for any reason.  The purchase of participations in any Protective Advance pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrowers of their respective obligations to repay such Protective Advance.

SECTION 2.05       Swingline Loans and Overadvances.

(a)        The Administrative Agent, the U.S. Swingline Lender and the U.S. Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Revolving Borrowing under the U.S. Facility, the Swingline Lender may, in its discretion, elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the U.S. Revolving Lenders and in the amount and on the date requested, same day funds to the U.S. Borrowers to the Funding Account(s) (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among the U.S. Swingline Lender and the other U.S. Revolving Lenders as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d).  Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the U.S. Revolving Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account.  The Administrative Agent, the Canadian Swingline Lender and the Canadian Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Revolving Borrowing or Canadian Prime Rate Borrowing under the Canadian Facility, the Canadian Swingline Lender may, in its discretion, elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Canadian Revolving Lenders and in the amount and on the date requested, same day funds to the Canadian Borrower to the Funding Account(s) (each such Loan made solely by the Canadian Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Canadian Swingline Loan”), with settlement among the Canadian Swingline Lender and the Canadian Revolving Lenders as to the Canadian Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d).  Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans or Canadian Prime Rate Loans funded by the Canadian Revolving Lenders, except that all payments thereon shall be payable to the Canadian Swingline Lender solely for its own account.  The aggregate Dollar ~~Amount~~Equivalent of U.S. Swingline Loans outstanding at any time shall not exceed 10% of the aggregate U.S. Commitment in effect at such time.  The aggregate Dollar ~~Amount~~Equivalent of Canadian Swingline Loans outstanding at any time shall not exceed 10% of the aggregate Canadian Commitment in effect at such time.  No Swingline Lender shall make any Swingline Loan if the requested Swingline Loan would not comply with the Revolving Exposure Limitations.  All Swingline Loans denominated in dollars shall be ABR Borrowings and all Canadian Swingline Loans denominated in Canadian Dollars shall be Canadian Prime Rate Loans.

(b)        Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but shall have absolutely no obligation) make (i) in the case of the Administrative Agent, Loans to the U.S. Borrowers in Dollars on behalf of the U.S. Revolving Lenders (each such Loan, a “U.S. Overadvance”) or (ii) in the case of the Canadian Administrative Agent, Loans to the Canadian Borrower or the U.S. Borrowers in Canadian Dollars or Dollars on behalf of the Canadian Revolving Lenders (each such Loan, a “Canadian Overadvance”); provided that (1) the aggregate amount of outstanding U.S. Overadvances shall not, at any time, exceed (x) 5% of the total U.S. Commitment then in effect or (y) when aggregated with the aggregate outstanding amount of U.S. Protective Advances then outstanding, 7.5% of the total U.S. Commitment then in effect; provided further that no U.S. Overadvance shall be made if after giving effect thereto, any Lender’s U.S. Credit Exposure shall exceed such Lender’s U.S. Commitment; and (2) the aggregate Dollar ~~Amount~~Equivalent of outstanding Canadian Overadvances shall not, at any time, exceed (x) 5% of the total Canadian Commitment then in effect or (y) when aggregated with the aggregate Dollar ~~Amount~~Equivalent of Canadian Protective Advances shall not at any time exceed 7.5% of the Canadian Commitment then in effect; provided further that no Canadian Overadvance shall be made if after giving effect thereto, any Lender’s Canadian Credit Exposure shall exceed such Lender’s Canadian Commitment.  Overadvances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  All Overadvances denominated in dollars shall be ABR Borrowings and all Canadian Overadvances denominated in Canadian Dollars shall be Canadian Prime Rate Loans.  The applicable Borrowers shall be required to repay each Overadvance no later than the 30th day after the date of the making thereof.  The Applicable Administrative Agent’s authorization to make Overadvances may be revoked at any time by the Required Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c)        The U.S. Swingline Lender and the Administrative Agent may by notice given not later than 12:00 p.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of any U.S. Swingline Loan or U.S. Overadvance, respectively, outstanding.  The Canadian Administrative Agent may by notice given not later than 12:00 p.m. Toronto time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of any Canadian Swingline Loan and Canadian Overadvance outstanding.  Each such notice shall specify the aggregate principal amount of the Swingline Loan or Overadvance, respectively, in which the Lenders will be required to participate, including the currency thereof, and each Lender’s Applicable Percentage of such Swingline Loan or Overadvance.  Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the applicable Swingline Lender or the account of the Applicable Administrative Agent, as applicable, such Lender’s Applicable Percentage of such Swingline Loan or Overadvance.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans and Overadvances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph).  From and after the date, if any, on which any Lender has paid in full for its participation in any Swingline Loan or Overadvance purchased hereunder, the applicable Swingline Lender or the Applicable Administrative Agent, as applicable, shall promptly distribute to such Lender its Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Swingline Lender or the Applicable Administrative Agent, as applicable, in respect of such Swingline Loan or Overadvance; provided that any such payment or proceeds so distributed shall be repaid to the Swingline Lender or the Applicable Administrative Agent, as applicable, if and to the extent such payment or proceeds is required to be refunded to the applicable Borrowers for any reason.  The purchase of participation in any Swingline Loan or Overadvance pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrowers of their obligation to repay such Swingline Loan or Overadvance.

(d)        The Applicable Administrative Agent, on behalf of each Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any earlier date that the Administrative Agent elects, by notifying the applicable Revolving Lenders of such requested Settlement by electronic transmission, telephone, or e-mail no later than 1:00 p.m., New York City time, on the date of such requested Settlement (the “Settlement Date”).  Each Revolving Lender (other than the applicable Swingline Lender) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Swingline Loan in the currency in which such Swingline Loan is denominated with respect to which Settlement is requested to the Applicable Administrative Agent, to such account of the Applicable Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., New York City time, on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06       Letters of Credit.

(a)        General.  Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit denominated in Dollars or an LC Alternative Currency (in the case of U.S. Letters of Credit) for the account of the U.S. Borrowers or Letters of Credit denominated in Dollars, Canadian Dollars or an LC Alternative Currency (in the case of any Canadian Letter of Credit) for the account of the U.S. Borrowers or the Canadian Borrower, in a form reasonably acceptable to the Applicable Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  For the avoidance of doubt, subject to Section 2.06(n) any Letter of Credit hereunder for the account of the U.S. Borrowers or the Canadian Borrower may be for the benefit of any Subsidiary whether or not a U.S. Borrower or a Canadian Borrower.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower Representative shall deliver by hand or electronic transmission (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Applicable Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, specifying whether such Letter of Credit is a U.S. Letter of Credit or a Canadian Letter of Credit, the Borrower(s) for whose account such Letter of Credit is to be issued, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit will be denominated (which (x) shall be Dollars in the case of U.S. Letters of Credit and (y) shall be Dollars, Canadian Dollars or any LC Alternative Currency in the case of Canadian Letters of Credit) the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower Representative also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total U.S. LC Exposure shall not exceed $~~120,000,000~~135,000,000 and the total Canadian LC Exposure shall not exceed $~~30,000,000,~~15,000,000, (ii) the total U.S. Standby LC Exposure shall not exceed $~~40,000,000~~70,000,000 and the total Canadian Standby LC Exposure shall not exceed $~~10,000,000~~5,000,000 and (iii) the Revolving Exposure Limitations shall be complied with.

(c)        Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Scheduled Maturity Date.  Any Letter of Credit may provide by its terms that it may be automatically extended for additional successive one year periods on terms reasonably acceptable to the applicable Issuing Bank.  Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 30 days prior to the then current expiration date of such Letter of Credit; provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Scheduled Maturity Date.

(d)        Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under any Facility and without any further action on the part of the applicable Issuing Bank or the Lenders under such Facility, such Issuing Bank hereby grants to each Lender under such Facility, and each Lender under such Facility hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, (i) with respect to each U.S. Letter of Credit, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay in Dollars to the Administrative Agent, and (ii) with respect to any Canadian Letters of Credit, each applicable Canadian Revolving Lender hereby absolutely and unconditionally promises to pay, in Dollars, to the Canadian Administrative Agent, in each case for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of the Dollar ~~Amount~~Equivalent of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower(s) on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower(s) for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower(s) shall, following notice of such LC Disbursement to the Borrower Representative, reimburse such LC Disbursement by paying to the Applicable Administrative Agent in Dollars an amount equal to the Dollar ~~Amount~~Equivalent of such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the Business Day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower(s)’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, or, if the applicable Swingline Lender shall have elected to apply the terms of Section 2.05(a) to such requested Borrowing, the resulting Swingline Loan.  If the applicable Borrower(s) fail to make such payment when due, the Applicable Administrative Agent shall notify each applicable Lender of the Dollar ~~Amount~~Equivalent of the applicable LC Disbursement, the payment then due from the applicable Borrower(s) in respect thereof and such Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Applicable Administrative Agent in Dollars its Applicable Percentage of the payment then due from the applicable Borrower(s), in the same manner as provided in Section 2.07 with respect to Loans made by such Lender

(and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Applicable Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the applicable Revolving Lenders.  Promptly following receipt by the Applicable Administrative Agent of any payment from the Borrower(s) pursuant to this paragraph, the Applicable Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that any Revolving Lender has made payments pursuant to this paragraph to reimburse such Issuing Bank, then to each such Revolving Lender and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower(s) of their obligation to reimburse such LC Disbursement.

(f)        Obligations Absolute.  The Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  No Lender Party, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower(s) to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower(s) that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)        Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.

Each Issuing Bank shall promptly notify the Applicable Administrative Agent and the Borrower Representative by telephone (confirmed by electronic transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.

(h)        Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower(s) shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid Dollar ~~Amount~~Equivalent thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower(s) reimburse such LC Disbursement in full, at the rate per annum then applicable to Canadian Prime Rate Revolving Loans (if the LC Disbursement is in Cdn$) or ABR Revolving Loans (if the LC Disbursement is in US$); provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(f) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Applicable Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower(s) reimburse the applicable LC Disbursement in full.

(i)         Replacement of the Issuing Banks.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Applicable Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Applicable Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the applicable Borrower(s) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)         Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, (i) the U.S. Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “U.S. LC Collateral Account”), an amount in cash in the currencies in which such LC Exposure is denominated equal to 103% of the LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers as of such date plus accrued and unpaid interest thereon and (ii) the Canadian Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Canadian Lenders (the “Canadian LC Collateral Account”), an amount in the currencies in which such LC Exposure is denominated equal to 103% of the LC Exposure in respect of Letters of Credit issued for the account of the Canadian Borrower as of such date plus accrued and unpaid interest thereon as of such date plus accrued and unpaid interest thereon; provided that the obligations to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Parent or the Canadian Borrower described in clause (h), (i) or (j) of Article VII.  Such deposits, (A) if made into the U.S. LC Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the U.S. Obligations arising from LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers and (B) if made into the Canadian LC Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the Canadian Obligations arising from LC Exposure in respect of Letters of Credit issues for the account of the Canadian Borrower, in each case, as further set forth in the applicable Collateral Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower(s)’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in each such account shall, notwithstanding anything to the contrary herein or in the Collateral Documents, be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower(s) for the LC Exposure in respect of Letters of Credit issued for the account of such Borrower(s) at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied, in the case of moneys in the U.S. LC Collateral Account, to satisfy the Secured Obligation or, in the case of moneys in the Canadian LC Collateral Account, to satisfy the Canadian Secured Obligations, be applied to satisfy other Secured Obligations (but subject to, in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders that has not been reallocated to non-Defaulting Lenders pursuant to Section 2.20), the consent of each Issuing Bank).  If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(k)        Existing Letters of Credit.  Each Existing Letter of Credit shall be deemed to be a U.S. Letter of Credit issued for the account of the U.S. Borrowers on the Effective Date for all purposes hereof  and of the other Loan Documents (whether or not a U.S. Borrower was the applicant with respect thereto or otherwise responsible for reimbursement obligations with respect thereto prior to the Effective Date), and no issuance or similar fees (as distinguished from ongoing participation or fronting fees) will be required in connection with the deemed issuance of the Existing Letters of Credit on the Effective Date.

(l)         Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Applicable Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Applicable Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Applicable Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount and currency of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount and currency of such LC Disbursement, (iv) on any Business Day on which the applicable Borrower(s) fail to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount cue and (v) on any other Business Day, such other information as the Applicable Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)       LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n)        Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the U.S. Borrowers (in the case of a Letter of Credit issued for the account of the U.S. Borrowers) or the Canadian Borrower (in the case of a Letter of Credit issued for the account of the Canadian Borrower) shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  Each Borrower hereby acknowledges that the issuance of Letters of Credit requested by such Borrower for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07       Funding of Borrowings.

(a)        Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Applicable Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders.  The Applicable Administrative Agent will make such Loans available to the applicable Borrower(s) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that (I) ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Applicable Administrative Agent to the applicable Issuing Bank and (ii) a U.S. Protective Advance or US. Overadvance shall be retained by the Administrative Agent and (II) ABR Loans made to finance the reimbursement of (i) a Canadian LC Disbursement as provided in Section 2.06(f) shall be remitted by the Canadian Administrative Agent to the applicable Canadian Issuing Bank and (ii) a Canadian Protective Advance or Canadian Overadvance shall be retained by the Canadian Administrative Agent.

(b)        Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower(s) a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender and the applicable Borrower(s) severally agree to pay to the Applicable Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower(s) to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (x) the Federal Funds Effective Rate (in the case of Dollar-denominated amounts) or the Canadian Prime Rate (in the case of Canadian Dollar-denominated amounts) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Loans denominated in Dollars, the interest rate applicable to ABR Loans and in the case of Loans denominated in Canadian Dollars, the interest rate applicable to Canadian Prime Rate Loans.  If the applicable Borrower(s) and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower(s) the amount of such interest paid by the Borrowers for such period.  If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing.  Any payment by any Borrower(s) pursuant to this paragraph (b) shall be without prejudice to any claim such Borrower(s) may have against a Lender that shall have failed to make such payment to the Applicable Administrative Agent.

SECTION 2.08       Interest Elections.

(a)        Each Revolving Borrowing initially shall be of the Type and, in the case of a Eurodollar Revolving Borrowing or CDOR Rate Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the Borrower Representative may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing or CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b)        To make an election pursuant to this Section, the Borrower Representative shall notify (i) the Administrative Agent with respect to each U.S. Revolving Borrowing and (ii) the Canadian Administrative Agent (with a copy to the Administrative Agent), with respect to each Canadian Revolving Borrowing, in each case of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent (and, in the case of a Canadian Revolving Borrowing, the Canadian Administrative Agent) of an executed written Interest Election Request.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)      the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing; and

(iv)    if the resulting Borrowing is a Eurodollar Borrowing or CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing or CDOR Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration, in the case of a Eurodollar Borrowing, or 30 days, in the case of a CDOR Rate Borrowing.

(c)        Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)        If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative (provided that no such notice shall be required in the case of an Event of Default under clause (h), (i) or (j) of Article VII), then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing or CDOR Rate Borrowing, (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each CDOR Rate Borrowing shall be converted into a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09       Termination and Reduction of Revolving Commitments; Increase in Revolving Commitments.

(a)        Unless previously terminated, the Revolving Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Maturity Date, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(b)        The Borrower Representative may at any time terminate the Commitments under the U.S. Facility and/or the Canadian Facility upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any LC Disbursements, in each case, under the applicable Facility, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a backup standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 103% of the portion of the LC Exposure attributable to all Letters of Credit, as determined by the applicable Issuing Banks), (iii) the payment in full of all accrued and unpaid fees owing in respect of such Facility and (iv) the payment in full of all reimbursable expenses and all other Obligations outstanding at such time in respect of such Facility.

(c)        The Borrower Representative may from time to time reduce the Commitments under the U.S. Facility and/or the Canadian Facility; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower Representative shall not reduce the Revolving Commitments under any Facility if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Borrowers would not be in compliance with the Revolving Exposure Limitations.

(d)        The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof.  Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the

Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Commitments shall be permanent.  Each reduction of the Revolving Commitments under any Facility shall be made ratably among the Lenders under such Facility in accordance with their respective Revolving Commitments thereunder.

(e)        (i)  The Borrower Representative shall have the right to increase the Commitments under either Facility by obtaining additional U.S. Commitments or additional Canadian Commitments, either from one or more of the Lenders or from one or more other lending institutions; provided that (i) no Lender hereunder shall have any obligation to provide any such requested increase, (ii) any such request for an increase shall be in a minimum amount of $10,000,000, (iii) the aggregate amount of all additional Revolving Commitments obtained under this paragraph shall not exceed $~~150,000,000,~~100,000,000, (iv) the Administrative Agent, each Swingline Lender and each Issuing Bank shall have approved the identity of any such new Lender, such approval not to be unreasonably withheld, conditioned or delayed, (v) any such new Lender shall assume all the rights and obligations of a “Lender” hereunder, and (vi) the procedure described in paragraph (e)(ii) of this Section shall have been satisfied.

(ii)        Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Canadian Administrative Agent, the Swingline Lenders, the Issuing Bank, the Loan Parties and the Lender(s) being added or increasing their Revolving Commitments.  As a condition precedent to such an increase, the Borrower Representative shall deliver to the Administrative Agent (A) a certificate of each Loan Party signed by an authorized officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (y) no Default exists, (B) an opinion of counsel to the Loan Parties as to the power and authority of the Loan Parties to effect such increase and such other customary and related matters as the Administrative Agent may reasonably request and (C) a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Loan Parties.

(iii)       On the Business Day following any such increase, all outstanding Borrowings under any Facility being increased shall be reallocated, pursuant to procedures reasonably determined by the Administrative Agent, among the Lenders (including any newly added Lenders) under such Facility in accordance with the Lenders’ respective revised Applicable Percentages and, with respect to any reallocation of Eurodollar Borrowings or CDOR Rate Borrowings, the applicable Borrowers shall pay the assigning Lenders any amounts that would have been required to be paid pursuant to Section 2.16 had the assigned portions of such Borrowings been prepaid on such date.

SECTION 2.10       Repayment of Loans; Evidence of Debt.

(a)        The U.S. Borrowers hereby, jointly and severally, unconditionally promise to pay to (i) the Administrative Agent, for the account of each U.S. Revolving Lender the principal amount of all outstanding U.S. Revolving Loans, (ii) the Canadian Administrative Agent, for the account of each Canadian Revolving Lender the principal amount of all outstanding Canadian Revolving Loans to the U.S. Borrowers, (iii) the Applicable Administrative Agent the then unpaid amount of each Protective Advance to the U.S. Borrowers and Overadvance to the U.S. Borrowers, (iv) the U.S. Swingline Lender,

the principal amount of each U.S. Swingline Loan and (v) the Canadian Swingline Lender, the principal amount of each Canadian Swingline Loan to the U.S. Borrowers, in each case, on the earliest of (A) the Maturity Date, (B) in the case of any Overadvance, the earlier of the 60th day after the date of the making thereof and demand by the Administrative Agent and (C) in the case of any Protective Advance, demand by the Administrative Agent.  The Canadian Borrower hereby unconditionally promises to pay to (i) the Canadian Administrative Agent, for the account of each Canadian Revolving Lender the principal amount of all outstanding Canadian Revolving Loans to the Canadian Borrower, (ii) the Canadian Administrative Agent the then unpaid amount of each Canadian Protective Advance to the Canadian Borrower and Canadian Overadvance to the Canadian Borrower and (iii) the Canadian Swingline Lender, the principal amount of each Canadian Swingline Loan to the Canadian Borrower, in each case, on the earliest of (A) the Maturity Date , (B) in the case of any Canadian Overadvance, the 60th day after the date of the making thereof and demand by the Administrative Agent and (C) in the case of any Canadian Protective Advance, demand by the Canadian Administrative Agent.

(b)        On each Business Day during any Dominion Period, the Administrative Agent shall apply all funds credited to a Concentration Account of the U.S. Borrowers on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first, to prepay any U.S. Protective Advances and U.S. Overadvance and Canadian Protective Advances to the U.S. Borrowers and Canadian Overadvances to the U.S. Borrowers that may be outstanding, second, to prepay the U.S. Revolving Loans, U.S. Swingline Loans, Canadian Revolving Loans to the U.S. Borrowers and Canadian Swingline Loans to the U.S. Borrowers, third to cash collateralize outstanding U.S. LC Exposure and Canadian LC Exposure with respect to U.S. Letters of Credit and Canadian Letters of Credit issued for the account of the U.S. Borrowers at such time in accordance with Section 2.06(j), fourth, to prepay any Canadian Protective Advance and Canadian Overadvance to the Canadian Borrower that may be outstanding, fifth, to prepay any Canadian Revolving Loans to the Canadian Borrower and Canadian Swingline Loans to the Canadian Borrower, sixth, to cash collateralize outstanding Canadian LC Exposure at such time in accordance with Section 2.06(j) and, seventh, as the Borrower Representative may direct.  The Administrative Agent shall apply all funds credited to a Concentration Account of the Canadian Loan Parties on such Business Day or the immediately preceding Business Day in the order specified in subclauses fourth through seventh above.

(c)        Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower(s) to such Lender resulting from each Loan made by such Lender to such Borrower(s), including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)        The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to the applicable Borrower(s), the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Applicable Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)        The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(f)        Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

SECTION 2.11       Prepayment of Loans.

(a)        The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b)        Except to the extent such excess arises from Protective Advances permitted under Section 2.04 or Overadvances permitted under Section 2.05, in the event and on each occasion that the Borrowers are not in compliance with the Revolving Exposure Limitations, the Canadian Borrower and the U.S. Borrowers shall severally prepay the Revolving Loans and/or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in accordance with Section 2.06(j)) of such Borrower(s) in an aggregate amount that, after giving effect to such prepayments or cash collateralizations the Borrowers shall be in compliance with the Revolving Exposure Limitations.

(c)        The Borrower Representative shall notify the Applicable Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender), with a copy to the Administrative Agent in the case of a prepayment of a Canadian Loan, by telephone (confirmed by hand delivery or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing or CDOR Rate Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing or a Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12       Fees.

(a)        The U.S. Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each U.S. Revolving Lender a commitment fee in dollars, which shall accrue at the Applicable Commitment Fee Rate on the daily amount by which such Lender’s U.S. Commitment exceeds the amount of such Lender’s U.S. Revolving Loans and U.S. LC Exposure during the period from and including the Effective Date to but excluding the date on which the Lenders’ U.S. Commitment terminates.  The Canadian Borrowers agree to pay to the Canadian Administrative Agent in dollars for the account of each Canadian Revolving Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the daily amount by which such Lender’s Canadian Commitment exceeds the Dollar ~~Amount~~Equivalent of such Lender’s Canadian Revolving Loans and Canadian LC Exposure during the period from and including the Effective Date to but excluding the date on which the Lenders’ Canadian Commitment terminates.  Accrued commitment fees shall be payable in arrears on the first Business Day of each January, April, July and October, commencing on the first such date to occur after the Effective Date, and on the date on which the Revolving Commitments terminate.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.  For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, Swingline Exposure, Protective Advances, Overadvances and LC Exposure of such Lender.

(b)        The (i) U.S. Borrowers agree to pay to the Applicable Administrative Agent for the account of each U.S. Revolving Lender a letter of credit fee with respect to its participations in U.S. Letters of Credit and for the account of each Canadian Revolving Lender a letter of credit fee with respect to Canadian Letters of Credit issued for the account of the U.S. Borrowers and (ii) the Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Revolving Lender a letter of credit fee with respect to its participation in Canadian Letters of Credit issued for the account of the Canadian Borrower which, in each case, shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans (as in effect from time to time) on the average daily Dollar ~~Amount~~Equivalent of such Lender’s applicable LC Exposure in respect of such Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure in respect of such Borrower(s)’ Letters of Credit.  In addition, (x) the U.S. Borrowers, jointly and severally, agrees to pay to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% of the average daily Dollar ~~Amount~~Equivalent of the LC Exposure attributable to Letters of Credit issued for the account of the U.S. Borrowers by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder and (y) the Canadian Borrower agrees to pay to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% of the average daily Dollar ~~Amount~~Equivalent of the LC Exposure attributable to Letters of Credit issued for the account of the Canadian Borrower by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of the Canadian Borrower, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first Business Day of the next succeeding month, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c)        The U.S. Borrowers agree to pay to the Administrative Agent, for its own account, fees in the amounts and payable at the times separately agreed upon in the Fee Letter and the Collection Day Fee Letter or as otherwise agreed between the Borrowers and the Administrative Agent.

(d)        All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Applicable Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid).

SECTION 2.13       Interest.

(a)        The Loans comprising each ABR Borrowing (including each Swingline Loan, but excluding Protective Advances and Overadvances) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)        The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)        The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(d)        The Loans comprising each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e)        Each (i) U.S. Protective Advance and U.S. Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Revolving Loans plus 2% per annum and each Canadian Protective Advance and Canadian Overadvance shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans plus 2% per annum.

(f)        Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, (i) all past due amounts in respect of the principal of any Loan shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount that is past due, such amount shall bear interest at 2% per annum plus the rate applicable to Base Rate Revolving Loans hereunder (or, in the case of amounts denominated in Canadian Dollars, 2% per annum plus the rate applicable to Canadian Prime Rate Loans hereunder).

(g)        Accrued interest on each Loan (for ABR Loans and Canadian Prime Rate Loans, accrued through the last day of the prior calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h)        All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate, the Canadian Prime Rate or the CDOR Rate shall be determined by the Applicable Administrative Agent, and such determination shall be conclusive absent manifest error.

(i)         Interest Act (Canada).  For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(j)         Limitation on Interest.  If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:  (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).  Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrowers.  Any amount or rate of interest referred to in this Section 2.13(j) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 2.14       Alternate Rate of Interest; Illegality.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing or CDOR Rate Borrowing:

~~(a)~~ (i)  the Applicable Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the CDOR Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate or the CDOR Rate is not available or published on a current basis) for such Interest Period; or

~~(b)~~ (ii)  the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Applicable Administrative Agent shall give notice ~~(which may be telephonic)~~ thereof to the Borrower Representative and the Lenders through the Platform as provided in Section 9.01 as promptly as practicable thereafter and, until the Applicable Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist (which notification shall be made promptly after the Applicable Administrative Agent obtains knowledge of the cessation of such circumstances), (~~i~~A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing or ~~the~~a CDOR Rate Borrowing shall be ineffective, and any such Revolving Borrowing shall be ~~continued as~~repaid or converted into an ABR Borrowing or Canadian Prime Rate Borrowing, ~~respectively, and (ii~~as applicable, on the last day of the then current Interest Period applicable thereto, and (B)  if any Borrowing Request ~~for~~requests a Eurodollar ~~Revolving~~ Borrowing or CDOR Rate Borrowing, such Borrowing shall be

~~treated~~made as ~~a request for~~ an ABR ~~Revolving~~ Borrowing or Canadian Prime Rate Borrowing, respectively.

(b) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing or CDOR Rate Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings or to convert Canadian Prime Rate Borrowings to CDOR Rate Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Applicable Administrative Agent), either prepay all Eurodollar Borrowings and CDOR Rate Borrowings of such Lender or convert all Eurodollar Borrowings and CDOR Rate Borrowings of such Lender to ABR Borrowings and Canadian Prime Rate Borrowings, respectively, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings or CDOR Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.

(c) If at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances set forth with respect to the Adjusted LIBO Rate in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers (A) shall endeavor to establish an alternate benchmark rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time (which may include a margin to be applied thereto); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, and (B) shall enter into an amendment to this Agreement, at no cost to the Loan Parties other than the reimbursement of the Administrative Agent’s costs and expenses as contemplated by Section 9.03 of this Agreement, to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15       Increased Costs.

(a)        If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)     impose on any Lender or any Issuing Bank or the London interbank market or Canadian interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans or BA Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Recipient to any Taxes (other than any (A) Indemnified Taxes or (B) Excluded Taxes) on or with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or other Recipient, the applicable Borrower(s) will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)        If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or such Issuing Bank, the applicable Borrower(s) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)        A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower Representative shall be conclusive absent manifest error.  The applicable Borrower(s) shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)        Notwithstanding the above, a Lender will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.15 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time.

SECTION 2.16       Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or CDOR Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of Section 2.09(e) or a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense (excluding any loss of margin) attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or CDOR Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market or CDOR Rate market, as applicable.  A certificate of any Lender delivered to the Borrower Representative and setting forth and explaining in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.  The applicable Borrower(s) shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.17       Taxes.

(a)        Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable ~~Recipient~~Lender (or, in the case of payments made to any Administrative Agent for its own account, such Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)        Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Applicable Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)        Evidence of Payment.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such-payment reasonably satisfactory to the Applicable Administrative Agent.

(d)        Indemnification by the Loan Parties.  The applicable Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Applicable Administrative Agent), or by the Applicable Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)        Status of Lenders.

(i)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Applicable Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Applicable Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Applicable Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower Representative or the Applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Applicable Administrative Agent as will enable the Borrower Representative or the Applicable Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing:

(A)       any Lender to a U.S. Borrower that is a U.S. Person shall deliver to the Borrower Representative and the Applicable Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B)       any Foreign Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Applicable Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable (in such number of copies as shall be requested by the recipient):

(1)        executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;

(2)        executed originals of IRS Form W-8ECI (or any successor forms);

(3)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms); or

(4)        to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner;

(C)       any Foreign Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Applicable Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Applicable Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Applicable Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender to a U.S. Borrower under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agents at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agents such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agents as may be necessary for the Borrower Representative and the Administrative Agents to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if any, the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(E)        Any Lender to the Canadian Borrower shall deliver to the Canadian Borrower and the Canadian Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Canadian Borrower or the Canadian Administrative Agent), (1) two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding or (2) two executed originals of an applicable IRS Form W-8 certifying such Lender’s non-U.S. status.

Each Lender agrees that if any form or certification it previously delivered (including any specific documentation required in this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrower Representative or the Applicable Administrative Agent updated or other appropriate documentation (including any new documentation reasonably request by the Borrower or the Applicable Administrative Agent) or promptly notify the Borrower Representative and the Applicable Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Applicable Administrative Agent to deliver to the Loan Parties and to any other successor Applicable Administrative Agent any documentation provided by such Lender pursuant to this Section 2.17(e).

Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f)        Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.17, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.17 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)        Defined Terms.  For the avoidance of doubt, for purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and any Swingline Lender and the term “applicable law” includes FATCA.

(h)        For purposes of FATCA, from and after the Amendment No. 2 Effective Date, the Loan Parties and the Administrative Agents shall treat (and the Lenders hereby authorize the Administrative

Agents to treat) this Agreement and any Loans made hereunder (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18       Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)        The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, on or prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim.  All payments (i) in respect of any Loan (and interest thereon) shall be made in the same currency in which such Loan was made and (ii) in respect of all fees, in respect of reimbursement of LC Disbursements and in respect of any other amounts payable hereunder or under other Loan Documents shall be paid in Dollars.  All such payments in respect of Revolving Loans and LC Exposure under any Facility shall be made and allocated, pro rata in accordance with the respective unpaid principal amounts of such Loans and the LC Exposure of each Lender under such Facility.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois, except that (i) payments required to be made directly to an Issuing Bank or the Swingline Lender shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein and (ii) payments of Canadian Loans and LC Disbursements or fronting fees that are payable to any Canadian Issuing Bank, shall be made to the Canadian Administrative Agent at its offices at 200 Bay Street, Royal Bank Plaza, Floor 18, Toronto M57 2J2 Canada.  The Applicable Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)        (i) Any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from a Concentration Account during any Dominion Period (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Canadian Administrative Agent and each Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations); second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations); third, to pay interest due in respect of the Protective Advances and Overadvances; fourth, to pay the principal of the Protective Advances and Overadvances; fifth, to pay interest then due and payable on the Loans (other than the Protective Advances and Overadvances) ratably; sixth, to prepay principal on the Loans (other than the Protective Advances and Overadvances) and unreimbursed LC Disbursements ratably; seventh, to deposit in the U.S. LC Collateral Account and the Canadian LC Collateral Account cash collateral (in accordance with 2.06(j)); eighth, to payment of any amounts owing with respect to Banking Services (other than supply chain financing) and Swap Obligations; ninth, to the payment of any other Secured Obligations due to any Lender Party by the Borrowers; tenth, to the payment of amounts owing with respect to Banking Services comprising supply chain financing and eleventh any excess to be returned to Borrower Representative; provided that any amounts received from any U.S. Borrower or on account of the U.S. Collateral shall be applied, first, in the order provided above in clauses first through seventh to all amounts constituting U.S. Secured Obligations, second, in the order provided above in clauses first through seventh to the Canadian Secured Obligations, third, in the order provided above in clauses eighth through tenth to all amounts constituting U.S. Secured Obligations and fourth in the order provided above in clauses eighth through tenth to the Canadian Secured Obligations and (ii) any such application of proceeds from Canadian Collateral or the Canadian Loan Parties shall be made solely in respect of Canadian Secured Obligations.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, no Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan or BA Rate Loan, except (a) on the expiration date of the Interest Period applicable to such Eurodollar Loan or BA Rate Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Rate Loans, respectively and, in any such event, the applicable Borrower(s) shall pay the break funding payment required in accordance with Section 2.16.

(c)        During a Dominion Period, all payments of principal, interest, LC Disbursements, fees, reimbursable expenses (including, without limitation, all reimbursements of fees and expenses pursuant to Section 9.03) and other sums payable under the Loan Documents may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent; provided that no amount from any Canadian Loan Party shall be applied to pay any U.S. Secured Obligations.  Each Borrower hereby irrevocably authorizes (i) the Applicable Administrative Agent to request a Borrowing on its behalf for the purpose of paying each payment referred to in the preceding sentence during a Dominion Period and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses pursuant to Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Applicable Administrative Agent to charge any deposit account of any Borrower (other than, so long as no Dominion Period is in effect or no Event of Default shall have occurred or be continuing, any Excluded Account) maintained with the Administrative Agent for each payment of principal, interest, fees or any other amount due under the Loan Documents referred to in the previous sentence.

(d)        If any Lender under any Facility shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements, Swingline Loans, Protective Advances or Overadvances under such Facility resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements, Swingline Loans, Protective Advances or Overadvances and accrued interest thereon under such Facility than the proportion received by any other Lender under such Facility, then the Lender receiving such greater proportion shall notify the Applicable Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements, Swingline Loans, Protective Advances and Overadvances of other Lenders under such Facility to the extent necessary so that the amount of all such payments shall be shared by the Lenders under such Facility ratably in accordance with the aggregate amounts of principal of and accrued interest on their respective Loans and participations in LC Disbursements, Swingline Loans, Protective Advances and Overadvances under such Facility; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements,

Swingline Loans, Protective Advances or Overadvances to any Person that is an Eligible Assignee (as such term is defined from time to time).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.  For purposes of subclause (b)(i) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.18(d) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(e)        Unless the Applicable Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Applicable Administrative Agent for the account of any of the Lenders or the Issuing Banks hereunder that the applicable Borrower(s) will not make such payment, the Applicable Administrative Agent may assume that the applicable Borrower(s) have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Banks, as the case may be, the amount due.  In such event, if the applicable Borrower(s) have not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to each Applicable Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by each Applicable Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)        If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Applicable Administrative Agent, then the Applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Applicable Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of the Applicable Administrative Agent.

SECTION 2.19       Mitigation Obligations:  Replacement of Lenders.

(a)        If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The applicable Borrower(s) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)        If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower Representative may, at the sole expense and effort of the applicable Borrower(s), upon notice to such Lender and the Administrative Agent by the Borrower Representative, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent, each Issuing Bank and each Swingline Lender, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans, Protective Advances and Overadvances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower(s) (in the case of all other amounts), (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment and delegation does not conflict with applicable law.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower(s) to require such assignment and delegation have ceased to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (subject to any required consents referred to above) and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20       Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender under any Facility:

(a)        commitment fees shall cease to accrue on the unused portion of the Revolving Commitment of such Defaulting Lender of such Facility pursuant to Section 2.12(a);

(b)        the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)        if any Swingline Exposure, LC Exposure, Protective Advance Exposure and Overadvance Exposure exists under any Facility under which such Lender has a Revolving Commitment at the time such Lender becomes a Defaulting Lender, then:

(i)      such Defaulting Lender’s Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c)), LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.06(d)), Protective Advance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(b)) and Overadvance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c)) under such Facility shall be reallocated among the non-Defaulting Lenders under such

Facility in accordance with their respective Applicable Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures under such Facility plus such Defaulting Lender’s Swingline Exposures under such Facility, LC Exposure under such Facility, Protective Advance Exposure under such Facility and Overadvance Exposure under such Facility does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments under such Facility;

(ii)     if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower(s) shall within one Business Day following notice by the Administrative Agent, without prejudice to any rights or remedies of the Borrowers against such Defaulting Lender, (A) first, prepay the portion of such Defaulting Lender’s Overadvance Exposure under such Facility that has not been so reallocated, (B) second, prepay the portion of such Defaulting Lender’s Protective Advance Exposure under such Facility that has not been so reallocated, (C) third, prepay the portion of such Defaulting Lender’s Swingline Exposure under such Facility that has not been so reallocated and (D) fourth, cash collateralize such Defaulting Lender’s LC Exposure under such Facility that has not been so reallocated in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)    if any Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the applicable Borrower(s) shall not be required to pay any letter of credit participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s cash collateralized LC Exposure under such Facility during the period such Defaulting Lender’s LC Exposure under such Facility is cash collateralized;

(iv)    if any portion of the LC Exposure under such Facility of such Defaulting Lender is reallocated pursuant to clause (c)(i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted to give effect to such reallocation; or

(v)     if any portion of such Defaulting Lender’s LC Exposure under such Facility is neither cash collateralized nor reallocated pursuant to clause (c)(i) or (c)(ii) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure under such Facility shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure under such Facility attributable to Letters of Credit issued by each Issuing Bank) until such LC Exposure is cash collateralized and/or reallocated; and

(d)        the Swingline Lender under such Facility shall not be required to fund any Swingline Loan and no Issuing Bank under such Facility shall be required to issue, amend, renew, extend or increase any Letter of Credit, in each case, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders under such Facility and/or cash collateral provided by the Borrowers in accordance with clause (c) of this Section, and participating interests in any such newly issued, amended, renewed, extended or increased Letter of Credit under such Facility or newly made Swingline Loan under such Facility shall be allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) of this Section (and Defaulting Lenders shall not participate therein).

In the event and on the date that each of the Administrative Agent, Parent, each of the Issuing Banks and each of the Swingline Lenders agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure, Protective Advance Exposure and Overadvance Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment under the applicable Facility and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders under such Facility as the Administrative Agent shall determine may be necessary in order for such Lender to hold Revolving Loans under such Facility in accordance with its Applicable Percentage.

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to each Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

SECTION 2.21       Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Lender Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement and the other Loan Documents shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, such Issuing Bank or such Lender.  The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section shall survive the termination of this Agreement.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders as follows:

SECTION 3.01       Organization; Powers.  Parent and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Restricted Subsidiary other than any Borrower, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02       Authorization; Enforceability; Benefit to Loan Parties.

(a)        The Transactions, insofar as they are to be carried out by each Loan Party, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equityholder action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other

Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)        Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.03       Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been (or, in the case of filings relating to the consummation of the Merger, substantially contemporaneously with the Effective Date will be) obtained or made and are (or will so be) in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, bylaws or other organizational documents of Parent or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture or agreement (including the Term Credit Agreement, the Senior Notes Indenture or other material instrument binding upon Parent or any Restricted Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by Parent or any Restricted Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of Parent or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents or Liens created in connection with the Term Credit Agreement; in the case of clauses (b) and (d) above, except for a violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04       Financial Condition; No Material Adverse Effect.

(a)        Parent has heretofore furnished to the Lenders (i)~~(A)~~ the audited consolidated balance sheets and related consolidated statements of operations, shareholders’ equity and cash flows of ~~the U.S. Borrower~~Parent and its consolidated Subsidiaries as of and for the fiscal years ended ~~February 1, 2014, February 2, 2013 and~~ January 28, ~~2012,~~2017, January 30, 2016, and January 31, 2015, each audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (~~B) the unaudited consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows of the U.S. Borrower and its consolidated Subsidiaries as of and for each of the fiscal quarters and the portions of the fiscal year ended May 3, 2014 and May 4, 2013 and (ii)(A) the~~ii) the unaudited consolidated balance sheets and related statements of operations ~~and comprehensive income, stockholders~~, shareholders’ equity and cash flows of the ~~Acquired Company~~U.S. Borrower and its consolidated ~~subsidiaries~~Subsidiaries as of and for each of the fiscal ~~years ended February 1, 2014, February 2, 2013 and January 28, 2012 and January 29, 2011, each audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (B) the unaudited consolidated balance sheet and related statements of operations and cash flows of the Acquired Company and its consolidated subsidiaries as of and for each of the fiscal quarters and the portions of the fiscal year ended May 3, 2014 and May 4, 2013.~~quarters ended July 29, 2017 and July 30, 2016.  Such financial statements (x) present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries ~~or the Acquired Company and its consolidated subsidiaries, as the case may be,~~ as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in ~~clauses (i)(B) and~~clause (ii~~)(B~~) above and (y) comply in all material respects with the requirements of Regulation S-X under the Securities Act.

(b)        ~~Parent has heretofore furnished to the Lenders a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of Parent and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended May 3, 2014, prepared giving effect to the Transactions as if the Transactions had occurred on such date, in the case of such balance sheet, or at the beginning of such period, in the case of such statements of operations.  Such pro forma consolidated balance sheet and pro forma statements of operations (i) have been prepared by Parent in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Materials (which assumptions are believed on the Effective Date by the Borrowers to be reasonable), (ii) are based on the best information available to the Borrowers, (iii) accurately reflect all adjustments necessary to give effect to the Transactions, (iv) present fairly, in all material respects, the pro forma financial position and results of operations of Parent and its consolidated Subsidiaries as of and for the period of 12 consecutive months ended on May 3, 2014, as if the Transactions had occurred on such date or at the beginning of such period, as the case may be and (v) comply in all material respects with the requirements of Regulation S-X under the Securities Act (except for the period presented).~~[Reserved].

(c)        Since ~~February 1, 2014,~~January 28, 2017, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of Parent~~, the Acquired Company~~ and ~~their respective~~its subsidiaries, taken as a whole.

SECTION 3.05       Properties.

(a)        Parent and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens expressly permitted by Section 6.02.

(b)        Parent and each Restricted Subsidiary owns, or is licensed to use, all trademarks, service marks, tradenames, trade dress, copyrights, patents, industrial designs and other intellectual property material to its business, and the conduct of their respective businesses, including the use thereof, by Parent and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06       Litigation and Environmental Matters.

(a)        There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent, threatened against or affecting Parent or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions (other than the Disclosed Matters).

(b)        Except for the Disclosed Matters or matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Parent nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)        Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07       Compliance with Laws and Agreements.

(a)        Parent and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.06(b), 3.07(b), 3.08, 3.09, 3.10 or 3.14).  No Default has occurred and is continuing.

(b)        Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent, its Subsidiaries and their respective officers and employees and to the knowledge of Parent its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Parent, any Subsidiary or, to the knowledge of Parent, any of their respective directors, officers or employees, or (b) to the knowledge of Parent, any agent of Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing, Letter of Credit use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.08       Investment Company Status, etc.  No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of ~~1935.~~1935 or (c) an EEA Financial Institution.

SECTION 3.09       Taxes.  Parent and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which Parent or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There is no current or proposed tax assessment, deficiency or other claim against Parent or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each Loan Party and each of their respective Subsidiaries has withheld all material employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canadian Pension Plans and the Canada Benefit Plans, employment insurance and employee income taxes.

SECTION 3.10       ERISA; Labor Matters; Canadian Pension Plans and Canadian Benefit Plans.

(a)        Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred  or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (iii) on the Effective Date, the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans that are subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of all such underfunded Plans.

(b)        Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against Parent or any Restricted Subsidiary pending or, to the knowledge of Parent, threatened, (ii) the hours worked by and payments made to employees of Parent and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, the Employee Standards Act (Ontario) or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters and (iii) all payments due from Parent or any Restricted Subsidiary, or for which any claim may be made against Parent or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Parent or such Restricted Subsidiary to the extent required by GAAP.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent or any Restricted Subsidiary is bound.

(c)        Section 3.10(c) of the Disclosure Letter ~~lists~~and Section 3.10(c) of the Disclosure Letter Supplement list all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by the Loan Parties and their Subsidiaries.  The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration.  Each Loan Party and each of their Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).  All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws.  There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  To the knowledge of the Loan Parties, no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a termination of any Canadian Pension Plan by any Governmental Authority under applicable laws.  No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not be reasonably expected to have a Material Adverse Effect and, in any event, no such improvements will result in a solvency deficiency or going concern unfunded liability in the affected Canadian Pension Plans.  The pension fund under each Canadian Pension Plan is exempt from the payment of any income tax and there are no taxes, penalties or interest owing in respect of any such pension fund.  All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed.  No Canadian Benefit Plans provide for benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependents of such employees.  There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  Each of the Canadian Pension Plans is fully funded on both a going concern and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

SECTION 3.11       Disclosure.  Parent has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Parent or any Restricted Subsidiary is subject, and all other matters known to them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  Neither the Information Materials nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Parent or any Restricted Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts and projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date, or, if furnished in connection with Amendment No. 2, as of the Amendment No. 2 Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.12       Subsidiaries and Joint Ventures.  Section 3.12 of the Disclosure Letter and Section 3.12 of the Disclosure Letter Supplement sets forth, as of the Effective Date and the Amendment No. 2 Effective Date, respectively, the name, type of organization and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Parent or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which Parent or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary.  All the issued and outstanding Equity Interests in each Subsidiary owned by any Loan Party have been (to the extent such concepts are relevant with respect to such Equity Interests) duly authorized and validly issued and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived and not as a result of any rights contained in organizational documents).  Except as set forth in Section 3.12 of the Disclosure Letter and Section 3.12 of the Disclosure Letter Supplement, as of the Effective Date and the Amendment No. 2 Effective Date, respectively, there is no existing option, warrant, call, right, commitment or other agreement to which Parent or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.13       Insurance.  Section 3.13 of the Disclosure Letter and Section 3.13 of the Disclosure Letter Supplement sets forth a description of all insurance maintained by or on behalf of Parent and the Restricted Subsidiaries as of the Effective Date and the Amendment No. 2 Effective Date, respectively.  As of the Effective Date and the Amendment No. 2 Effective Date, as applicable, all premiums due and payable in respect of such insurance have been paid.  Parent believes that the insurance maintained by or on behalf of Parent and the Restricted Subsidiaries is adequate.

SECTION 3.14       Federal Reserve Regulations.  Neither Parent nor any Restricted Subsidiary is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors.

SECTION 3.15       Solvency.

(a)        Immediately after the consummation of ~~the Transactions~~Amendment No. 2 and the transactions contemplated to occur on the Amendment No. 2 Effective Date, (i) the fair value of the assets of Parent and its consolidated Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Parent and its consolidated Subsidiaries (determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Parent and its consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section, contingent liabilities mean the maximum amount of liability that could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post-closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of Parent and its Subsidiaries), as such debts and liabilities become absolute and matured; and (iv) Parent and its consolidated Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Amendment No. 2 Effective Date.

(b)        Immediately after the consummation of ~~the Transactions~~Amendment No. 2 and the transactions contemplated to occur on the Amendment No. 2 Effective Date, with respect to each Canadian Loan Party, (i) each Canadian Loan Party’s property is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due; (ii) each Canadian Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities generally become due; and (iii) each Canadian Loan Party has not ceased paying its current obligations in the ordinary course of business as they generally become due.

SECTION 3.16       Collateral Matters.

The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral granted by (a) the U.S. Borrowers in favor of the Administrative Agent (for the benefit of the Lender Parties), securing the Secured Obligations and (b) the Canadian Loan Parties in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties), securing the Canadian Secured Obligations, constitute perfected and continuing Liens on the Collateral (to the extent such Liens can be perfected by possession, by filing a UCC financing statement or a PPSA financing statement or equivalent under each applicable jurisdiction, by recording an appropriate document with the United States Patent and Trademark Office or the Canadian Intellectual Property Office or by a control agreement), securing the applicable Secured Obligations, enforceable against the applicable Loan Party and having priority over all other Liens on the Collateral except in the case of (x) Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (y) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.17       Use of Proceeds.  The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for purposes set forth in Section 5.11.

SECTION 3.18       Credit Card Agreements.  Section 3.18 of the Disclosure Letter (as updated from time to time as permitted by Section 5.16) sets forth a list of all Credit Card Agreements to which any Loan Party is a party.  A true and complete copy of each Credit Card Agreement listed on Section 3.18 of the Disclosure Letter has been delivered to the Administrative Agent, together with all material amendments, waivers and other modifications thereto.  All such Credit Card Agreements are in full force and effect, currently binding upon each Loan Party that is a party thereto and, to the knowledge of the Loan Parties, binding upon other parties thereto in accordance with their terms.  The Loan Parties are in compliance in all material respects with each such Credit Card Agreement.

ARTICLE IV

Conditions

SECTION 4.01       Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) to the satisfaction of the Administrative Agent:

(a)        Credit Agreement.  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include PDF or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)        Opinions.  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Willkie Farr & Gallagher LLP, New York counsel for the Loan Parties, (ii) Stewart McKelvey, Canadian counsel for the Loan Parties and Stikeman Elliot LLP, as counsel in the provinces of Ontario and Quebec, (iii) Seyfarth Shaw, LLP, Massachusetts counsel for the Loan Parties and (iv) Fulbright & Jaworski LLP, Texas and California counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Applicable Administrative Agent.

(c)        Organization and Good Standing Documents.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (or equivalent) of each Loan Party as of a recent date prior to or as of the Closing Date, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)        Representations and Warranties.  To the extent required by the penultimate paragraph of this Article IV, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date and the Acquired Company Acquisition Agreement Representations shall be true and correct in all material respects.

(e)        Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Financial Officer of Parent, confirming compliance with the conditions set forth in paragraph (d) of this Section, the first sentence of paragraph (g) of this Section and paragraph (i) of this Section.

(f)        Solvency Certificate.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Financial Officer of Parent, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in the form of Exhibit J.

(g)        Collateral and Guarantee Requirement.  The Collateral and Guarantee Requirement shall have been satisfied (subject to the last sentence of the penultimate paragraph of this Section).  The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of each of Parent and the Acquired Company, together with all attachments contemplated thereby, including the results of a search of the UCC filings and PPSA financing statements (or equivalent) made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(h)        Insurance Certificates.  The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Lender Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.

(i)         Acquisition.  The Acquisition Tender Offer shall have been consummated, or substantially concurrently with the Effective Date shall be consummated, pursuant to and on the terms set forth in the Acquisition Agreement, and all conditions precedent to the consummation of the Acquisition Tender Offer shall have been satisfied, in each case without giving effect to any amendments, waivers or consents that are adverse in any material respect to the Loan Parties that have not been approved by the Arrangers.

(j)         Refinancing.  The Administrative Agent shall have received reasonably satisfactory evidence that the Refinancing has been completed or will be completed substantially concurrently with the consummation of the Acquisition.

(k)        Payment of Fees.  The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letter or any Loan Document.

(l)         Know Your Customer Information.  The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, at least five Business Days prior to the Effective Date to the extent such information was requested at least 10 Business Days prior to the Effective Date.

(m)       No Acquired Company Material Adverse Effect.  Since November 2, 2013, there has not have been or occurred, any Acquired Company Material Adverse Effect.

(n)        Borrowing Base Certificate.  The Agents shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the last day of the most recent fiscal month of Parent ended at least 15 days prior to the Effective Date and evidence of compliance with the Revolving Exposure Limitations after giving pro forma effect to the Transactions that are consummated on the Effective Date.

Notwithstanding anything to the contrary in clause (e) above, the only representations and warranties the making of which shall be a condition to the obligations of the Lenders to make Loans hereunder shall be the Acquired Company Acquisition Agreement Representations and the Specified Representations.  Notwithstanding the foregoing, solely with respect to the matters expressly identified in Section 5.14, the satisfaction of the foregoing conditions shall not be required on the Effective Date, and shall not be a condition to the obligations of the Lenders to make Loans hereunder, but shall be required to be accomplished in accordance with Section 5.14.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02       Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any Borrowing made on the Effective Date), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)        The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable.

(b)        At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)        After giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, the Borrowers shall be in compliance with the Revolving Exposure Limitations.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraph (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Applicable Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if the Applicable Administrative Agent believes that making such Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than Banking Services Obligations and contingent or indemnity obligations for which no claim has been made) have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 5.01       Financial Statements:  Borrowing Base and Other Information.  The Borrowers will furnish to the Administrative Agent, for distribution to each Lender:

(a)        within 90 days after the end of each fiscal year of Parent, its audited consolidated balance sheet and related consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting solely from, an upcoming maturity date under this Credit Agreement occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP;

(b)        within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year and the related consolidated statement of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Parent as presenting fairly in all material respects the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)        during any Enhanced Reporting Period, within 30 days after the end of each of the first two fiscal months of each fiscal quarter of Parent, the consolidated balance sheet and related statements of operations and cash flows of Parent as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Parent as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries as of the end of and for such fiscal month and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(d)        concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of Parent (i) certifying, in the case of the financial statements delivered under clause (b) that such financial statements present fairly in all material respects the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Total Leverage Ratio as of the end of the applicable fiscal year or fiscal quarter, (iv) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, (v) if any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, specifying the effect of such change on the financial statements accompanying such certificate (and, in the event of any such change referred to in Section 1.04(b)(ii), with respect to the amounts included in the calculation of the Fixed Charge Coverage Ratio for the period of four fiscal quarters of Parent then most recently ended, providing a reasonably detailed reconciliation of such amounts as they are reflected in the financial statements accompanying such certificate and as they would be reflected therein without giving effect to such change), (vi) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided and (vii) if there are any Unrestricted Subsidiaries setting forth the financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries;

(e)        [reserved];

(f)        within 90 days after the end of each fiscal year of Parent, a completed Supplemental Perfection Certificate, signed by a Financial Officer of Parent, setting forth the information required pursuant to the Supplemental Perfection Certificate;

(g)        promptly after the Parent is required to file its annual report on Form 10-K with the SEC, a copy of the plan and forecast (including projected Availability and a projected consolidated and consolidating balance sheet, statement of operations and statement of cash flow) of Parent for each quarter of the upcoming fiscal year;

(h)        as soon as available but in any event within 15 Business Days (or, during any Weekly Reporting Period, 4 Business Days) after each Borrowing Base Reporting Date, a Borrowing Base Certificate setting forth a computation of the Borrowing Base as of such Borrowing Base Reporting Date, together with supporting information and any additional reports with respect to the Borrowing Base that the Administrative Agent may reasonably request;

(i)         as soon as available but in any event within 15 Business Days (or, during any Weekly Reporting Period, 4 Business Days) after each Borrowing Base Reporting Date, and at such other times as may be requested by the Administrative Agent, the following information as of such Borrowing Base Reporting Date, all delivered electronically in a text formatted file in form reasonably acceptable to the Administrative Agent:

(i)        (A) a reasonably detailed aging of the Loan Parties’ Accounts (1) including all invoices’ invoice date and payment terms) and (2) reconciled to the Borrowing Base Certificate delivered as of such date in a form reasonably acceptable to the Administrative Agent and (B) a summary aging of the Loan Parties’ Accounts specifying the name, address and balance due for each Account Debtor.

(ii)       a reasonably detailed aging of the Loan Parties’ Credit Card Accounts Receivables (A) including aging by each credit card issuer and credit card processor and (B) reconciled to the Borrowing Base Certificate delivered as of such date, in a form reasonably acceptable to the Administrative Agent, together with a summary specifying the balance due from each credit card issuer or credit card processor;

(iii)       a schedule reasonably detailing the Loan Parties’ ~~Tuxedo~~ Rental Product, in form reasonably satisfactory to the Administrative Agent, (A) by location (showing ~~Tuxedo~~ Rental Product in transit, any ~~Tuxedo~~ Rental Product located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type and by volume on hand, which ~~Tuxedo~~ Rental Product shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of ~~Tuxedo~~ Rental Product counts performed by the Loan Parties since the last ~~Tuxedo~~ Rental Product schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(iv)       a schedule detailing the Loan Parties’ Inventory, in form reasonably satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(v)        a worksheet of calculations prepared by the Loan Parties to determine Eligible Credit Card Accounts Receivables, Eligible Accounts, Eligible ~~Tuxedo~~ Rental Inventory and Eligible Inventory, such worksheets detailing the Credit Card Accounts Receivables, Accounts, ~~Tuxedo~~ Rental Product and Inventory excluded from Eligible Credit Card Accounts Receivables, Eligible Accounts, Eligible ~~Tuxedo~~ Rental Inventory and Eligible Inventory and the reasons for such exclusion;

(vi)       a reconciliation of the Loan Parties’ Credit Card Accounts Receivables, Accounts, ~~Tuxedo~~ Rental Product and Inventory between the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i), (ii), (iii) and (iv) above; and

(vii)      a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement;

(j)         as soon as available but in any event within 15 Business Days after the end of each fiscal month, a schedule and aging of the Loan Parties’ accounts payable as of the month then ended, delivered electronically in a text formatted file in a form reasonably acceptable to the Administrative Agent;

(k)        [Reserved];

(l)         [Reserved];

(m)       [Reserved];

(n)        [Reserved];

(o)        promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC or any Canadian federal or provincial securities commission, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be; provided that the U.S. Borrower shall be deemed to have satisfied the requirements of this Section 5.01(o) upon the filing of such reports, statements or materials through the SEC’s EDGAR system or the publication by Parent of such reports, statements or materials on its website;

(p)        promptly after any reasonable written request therefor by the Administrative Agent, copies of (x)(i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan and concerning any ERISA Event as the Administrative Agent shall reasonably request and (y)(i) any material documents described in Section 101(k)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any ERISA Affiliate have not requested such material documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon request by the Administrative Agent, the applicable Loan Party or ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;  provided,  further that notwithstanding anything herein the rights of the Administrative Agent under Section 5.01(p)(y)(ii) shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year;

(q)        promptly after the filing thereof with any Governmental Authority, a copy of each actuarial valuation report and, upon request of the Canadian Administrative Agent, Annual Information Return in respect of any Canadian Benefit Plan or Canadian Pension Plan; and

(r)         promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (o) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at ~~http://www.sec.gov~~http://www.sec.gov.  Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02       Notices of Material Events.  Parent will furnish to the Administrative Agent (for distribution to the Lenders) written notice promptly upon any Financial Officer, or other officer or employee responsible for compliance with the Loan Documents, of Parent or any Subsidiary becoming aware of any of the following:

(a)        the occurrence of any Default;

(b)        the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Parent to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)        any and all notices that a material default has occurred and is continuing received under or with respect to any leased location or public warehouse where Collateral having an aggregate value in excess of $5,000,000 is located (which shall be delivered within ten (10) Business Days after receipt thereof);

(d)        the occurrence of an ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; or

(e)        any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03       Additional Subsidiaries.  Subject to applicable law, each Borrower and each Loan Party will cause each Designated Subsidiary formed or acquired after the ~~date of this Agreement~~Effective Date or that becomes a Designated Subsidiary after the Effective Date in accordance with the terms of this Agreement to within 30 days (or, in the case of the Acquired Company and its Subsidiaries that are Designated Subsidiaries immediately following the Merger, within two Business Days after the Effective Date) (in each case, as such time may be extended in the Administrative Agent’s sole discretion) become (i) in the case of a Domestic Subsidiary, a U.S. Subsidiary Borrower by executing a Joinder Agreement and (ii) in the case of a Canadian Subsidiary, a Canadian Guarantor by executing a Canadian Joinder Agreement.  Upon execution and delivery thereof, each such Person (i) shall automatically become a U.S. Subsidiary Borrower or Canadian Guarantor, as applicable hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the applicable Lender Parties, in any property of such Loan Party which constitutes Collateral, under the applicable Security Agreement.

SECTION 5.04       Information Regarding Collateral.

(a)        Each Loan Party will furnish to the Administrative Agent prompt written notice (and in any event within 60 days thereof) of any change in (i) its legal name, as set forth in its organizational documents, (ii) its jurisdiction of organization or the form of its organization (including as a result of any merger, amalgamation or consolidation), (iii) the location of its chief executive office, (iv) the jurisdiction in which it maintains any Collateral, or (v) its organizational identification number, if any and the Federal Taxpayer Identification Number of such Loan Party, in each case of this subclause (v), only with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement.  Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings or registrations have been made under the UCC or the PPSA, as applicable or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral affected thereby.  Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)        If any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien of the Collateral Documents upon the acquisition thereof), Parent will promptly notify the Administrative Agent thereof and will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Lien, all at the expense of the Loan Parties.  It is understood and agreed that, notwithstanding anything to the contrary set forth in this Agreement or in any Collateral Document, Parent and, to the extent required by the Collateral Documents, any other Loan Party, shall not be required to (A) grant mortgages, (B) obtain landlord lien waivers, estoppels, Collateral Access Agreements or bailee agreements with respect to any of their retail operating store locations or (C) enter into Deposit Account Control Agreements in respect of any Excluded Account.

SECTION 5.05       Existence; Conduct of Business.  Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i)  its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (ii) where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;  provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 6.03 or 6.05.

SECTION 5.06       Payment of Obligations.  Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all its material obligations, including Tax liabilities (whether or not shown on a Tax return), before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07       Maintenance of Properties.  Parent will, and will cause each Restricted Subsidiary (other than an Immaterial Subsidiary) to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08       Insurance.  Parent will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Collateral Documents.  Parent will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.  Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, as a loss payee thereunder.

SECTION 5.09       Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct (in all material respects) entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice (but in no event more than once each fiscal year of Parent unless an Event of Default has occurred and is continuing), to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and, accompanied by one or more such officers or their designees if requested by Parent, independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  Unless an Event of Default has occurred and is continuing, the Borrower shall have the right to have a representative present at any and all inspections.  Notwithstanding anything herein to the contrary, the right of the Administrative Agent or any Lender to conduct appraisals or field examinations shall be governed exclusively by Sections 5.12 and 5.13, respectively, and shall not be limited by this Section.

SECTION 5.10       Compliance with Laws.

(a)        Each Loan Party will, and will cause each Subsidiary to, comply with all laws (including Environmental Laws and all orders of any Governmental Authority) applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)        Canadian Pension Plans and Canadian Benefit Plans.

(i)    For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Loan Party will, and will cause each Subsidiary to, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii)   All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Loan Party and each Subsidiary of each Loan Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

SECTION 5.11       Use of Proceeds.  The Letters of Credit and proceeds of the Loans will be used only, (a) on the Effective Date, (i) to finance the Acquisition and the Refinancing, up to $350 million in the aggregate, (ii) to fund original issue discount in connection with the Transactions and (iii) the issuance of Existing Letters of Credit, and (b) after the Effective Date, for other general corporate purposes and working capital needs of the Borrowers (including for Investments and Capital Expenditures) subject to the restrictions otherwise set forth in this Agreement.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails

(x) a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X, (y) a violation of applicable legislation governing financial assistance and/or capital maintenance, as set forth in Section 5.15 or (z) a violation of any Sanctions or Anti-Corruption Laws applicable to any party thereto.

SECTION 5.12       Appraisals.  The Loan Parties will provide to the Administrative Agent from time to time upon the Administrative Agent’s request, at the sole expense of the Loan Parties, appraisals (or updates thereof) of the Inventory of the Loan Parties from appraisers selected and engaged by the Administrative Agent (and reasonably acceptable to the Loan Parties so long as no Event of Default has occurred and is continuing); provided that the Administrative Agent shall request only one such appraisal in any twelve-month period, except that (a) at any time when Availability shall have been less than the greater of (i) 20% of the Line Cap then in effect and (ii) $~~85,000,000,~~93,500,000, the Administrative Agent may request a second appraisal in the then-current twelve-month period, (b) if an Event of Default shall have occurred and be continuing, there shall be no limitation on the number of appraisals that the Administrative Agent may request and (c) if Parent or any Restricted Subsidiary shall have consummated any Permitted Acquisition, the Administrative Agent may request a separate appraisal of the inventory acquired thereby to the extent the Loan Parties desire to include such inventory in Eligible Inventory.  For purposes of the foregoing, it is understood that a single appraisal may consist of appraisals of the assets of each Loan Party and may be conducted at multiple sites.  Notwithstanding the foregoing, upon reasonable advance notice to Parent, the Administrative Agent may request appraisals in addition to those authorized by the preceding sentences of this Section; provided that the Loan Parties will not be responsible for the expense of appraisals conducted pursuant to this sentence.

SECTION 5.13       Field Examinations.  At any time that the Administrative Agent requests, Parent and the Restricted Subsidiaries will allow the Administrative Agent, at the sole expense of the Loan Parties, to conduct, or engage a third party to conduct, field examinations (or updates thereof) during normal business hours to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems; provided that the Administrative Agent shall conduct only one such field examination in any calendar year, except that (a) at any time when Availability shall have been less than the greater of (i) 20% of the Line Cap then in effect and (ii) $~~85,000,000,~~93,500,000, the Administrative Agent may conduct a second field examination in the then-current twelve-month period, (b) if an Event of Default shall have occurred and be continuing, there shall be no limitation on the number of field examinations that the Administrative Agent may conduct and (c) if Parent or any Restricted Subsidiary shall have consummated any Permitted Acquisition, the Administrative Agent may conduct a separate field examination of the Collateral acquired thereby to the extent the Loan Parties desire to include such Collateral in the Borrowing Base.  For purposes of the foregoing, it is understood that a single field examination may consist of examinations of the assets of each Loan Party and may be conducted at multiple sites.  Notwithstanding the foregoing, upon reasonable advance notice to Parent, the Administrative Agent may conduct, or engage a third party to conduct, field examinations in addition to those authorized by the preceding sentences of this Section; provided that the Loan Parties will not be responsible for the expense of field examinations conducted pursuant to this sentence.

SECTION 5.14       Depository Banks; Withdrawals from Borrowing Base Deposit Accounts.

(a)        Subject to Section 5.18, the Loan Parties will maintain the Administrative Agent or one or more Lenders acceptable to the Administrative Agent as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of their business; provided that the Loan Parties shall not be required to satisfy the foregoing requirement with respect to any Deposit Account (i) that is an Excluded Account or (ii) with respect to which the applicable Loan Parties have entered into a Deposit Account Control Agreement in accordance with the applicable Security Agreement, Sections 5.15 and 5.18, as applicable, in favor of the Administrative Agent.

(b)        No Loan Party shall be entitled to withdraw any funds from the Canadian Borrowing Base Deposit Account or the U.S. Borrowing Base Deposit Account, which funds were included in any Borrowing Base unless the Borrower Representative shall have delivered to the Administrative Agent evidence satisfactory that, after giving effect to such withdrawal, the Revolving Exposure Limitations shall be complied with (and, after any such withdrawal, the funds withdrawn shall thereafter be excluded for purposes of calculating the applicable Borrowing Base).

SECTION 5.15       Further Assurances.  The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents) that are required under the Collateral Documents or this Agreement to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times (subject to the last paragraph of the Collateral and Guarantee Requirement definition).  The Loan Parties also agree to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

SECTION 5.16       Credit Card Agreements and Notifications.  Each Loan Party will (a) comply in all material respects with all its obligations under each Credit Card Agreement to which it is party and (b) maintain credit card arrangements solely with the credit card issuers and credit card processors identified in Section 3.18 of the Disclosure Letter; provided,  however, that the U.S. Borrower may amend Section 3.18 of the Disclosure Letter to remove any credit card issuer or credit card processor identified on such Section 3.18 of the Disclosure Letter or to add additional credit card issuers and credit card processors that are reasonably satisfactory to the Administrative Agent, and concurrently with the making of any such amendment the Loan Party shall provide to the Administrative Agent evidence that a Credit Card Notification shall have been delivered to any credit card issuer or credit card processor added to such Section 3.18 of the Disclosure Letter.

SECTION 5.17       Designation of Subsidiaries.  Parent may at any time designate any Restricted Subsidiary of Parent (other than the Canadian Borrower so long as any Canadian Commitments are outstanding) as an Unrestricted Subsidiary or any Unrestricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) on Pro Forma Basis, the Payment Conditions shall be satisfied and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Term Credit Agreement (or documentation governing other Permitted Term Indebtedness) or any Refinancing Indebtedness in respect thereof, as applicable.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute a Restricted Payment by Parent therein at the date of designation in an amount equal to the fair market value of Parent or its Restricted Subsidiaries’ (as applicable) Investments therein.  Upon the designation of any U.S. Subsidiary Borrower as an Unrestricted Subsidiary in accordance with the forgoing, such U.S. Subsidiary Borrower shall cease to be a “U.S. Subsidiary Borrower” and “U.S. Borrower” under this Agreement.

SECTION 5.18       Deposit Accounts.  The Loan Parties shall, at all times, comply with the provisions of Section 4.04(b) of the U.S. Security Agreement and Section 4.04(b) of the Canadian Security Agreement.

SECTION 5.19       Post-Closing Requirements.  The Loan Parties shall deliver, when and as required by the terms of the Post-Closing Letter Agreement, the items referenced therein.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than Banking Services Obligations and contingent or indemnity obligations for which no claim has been made) have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01       Indebtedness; Certain Equity Securities.

(a)        The Loan Parties will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)    Indebtedness created under the Loan Documents;

(ii)   Indebtedness existing on the Effective Date and set forth in Section 6.01 of the Disclosure Letter and Refinancing Indebtedness in respect thereof;

(iii)  Indebtedness of Parent to any Restricted Subsidiary and of any Restricted Subsidiary to Parent or any other Restricted Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than Parent or any Restricted Subsidiary, (B) any such Indebtedness owing by (x) a Loan Party to a Restricted Subsidiary that is not a Loan Party and (y) any Canadian Loan Party to a U.S. Borrower shall, in each case be unsecured and subordinated in right of payment to the applicable Secured Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent and (C) any such Indebtedness shall be incurred in compliance with Section 6.04;

(iv)  Guarantees incurred in compliance with Section 6.04;

(v)   Indebtedness of Parent or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $50,000,000 at any time outstanding;

(vi)  Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(vii) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Parent or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws;

(viii) Indebtedness of Parent or any Restricted Subsidiary in the form of bona fide purchase price adjustments or earn-outs incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;

(ix)  the Senior Notes and any Refinancing Indebtedness in respect thereof;

(x)   under the Term Credit Agreement in an aggregate principal amount not to exceed $1,500,000,000 at any time outstanding;

(xi)  Indebtedness of Loan Parties in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(xii) (A) Permitted Debt; provided that, after giving effect to the incurrence of such Indebtedness and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 4.00 to 1.00 (in each case calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)); provided further that (I) the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not U.S. Borrowers permitted by this clause (xii) shall not exceed $50,000,000 at any time outstanding and (B) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;

(xiii) Indebtedness incurred under leases of real property in respect of tenant improvements;

(xiv) Indebtedness of Parent or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition and any Refinancing Indebtedness in respect thereof;

(xv) Indebtedness of Foreign Subsidiaries (other than any Canadian Subsidiary) in an amount not to exceed $25,000,000 at any one time outstanding;

(xvi) other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(xvii) Indebtedness consisting of (a) the financing of insurance premiums and (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii) obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services; and

(xix) Indebtedness in the form of Swap Agreements permitted under Section 6.07.

(b)        Parent will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Stock, other than, in the case of the Restricted Subsidiaries, to Parent or a Restricted Subsidiary; provided that any issuance of Equity Interests of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04.

SECTION 6.02       Liens.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)        Liens created under the Loan Documents;

(b)        Permitted Encumbrances;

(c)        any Lien on any asset of Parent or any Restricted Subsidiary existing on the Effective Date and set forth in Section 6.02 of the Disclosure Letter; provided that (i) such Lien shall not apply to any other asset of Parent or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(d)        any Lien existing on any asset prior to the acquisition thereof by Parent or any Restricted Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of Parent or any Restricted Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(e)        Liens on fixed or capital assets (other than ~~Tuxedo~~ Rental Product) acquired, constructed or improved by Parent or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of Parent or any Restricted Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets (other than ~~Tuxedo~~ Rental Product), such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f)        in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)        in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h)        Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Parent or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i)         Liens securing (i) Indebtedness permitted by Section 6.01(a)(x), (ii) obligations relating thereto not constituting Indebtedness and (iii) Swap Obligations secured on a pari passu basis with the Indebtedness referred to in clause (i); provided that any such Liens are subject to the Intercreditor Agreement;

(j)         any Lien on assets of any Foreign Subsidiary (other than a Canadian Loan Party) securing Indebtedness of such Foreign Subsidiary (other than a Canadian Loan Party) permitted by Section 6.01 and obligations relating thereto not constituting Indebtedness; and

(k)        other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $50,000,000 at any time outstanding (it being understood that in the event any such Liens extend to Accounts, Credit Card Accounts Receivable, ~~Tuxedo~~ Rental Product or Inventory, such Accounts, Credit Card Accounts Receivable, ~~Tuxedo~~ Rental Product or Inventory shall, to the extent otherwise included therein, cease to be Eligible Accounts, Eligible Credit Card Accounts Receivable, Eligible ~~Tuxedo~~ Rental Inventory or Eligible Inventory, as applicable).

SECTION 6.03       Fundamental Changes; Business Activities.

(a)        Parent will not, and will not permit any Restricted Subsidiary to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary (other than the Company) may merge into or amalgamate with Parent in a transaction in which Parent is the surviving corporation, (ii) any Person (other than the Company) may merge into, amalgamate with or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger, amalgamation or consolidation is a Loan Party, a Loan Party, (iii) any Restricted Subsidiary may merge into, amalgamate with or consolidate with any Person (other than the Company) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) any Restricted Subsidiary (other than the Canadian Borrower) may liquidate or dissolve if Parent determines in good faith that such liquidation or dissolution is in the best interests of Parent and is not materially disadvantageous to the Lenders; provided that any such merger, amalgamation or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger, amalgamation or consolidation shall not be permitted unless it is also permitted by Section 6.04 and (v) the Company may merge into a newly formed Domestic Subsidiary of Parent in connection with a Permitted Borrower Reorganization.  Nothing in this paragraph shall prohibit Parent or any Restricted Subsidiary from effecting the Acquisition~~.~~

(b)        Parent will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and the Restricted Subsidiaries on the Effective Date and businesses reasonably related or complementary thereto.

SECTION 6.04       Investments, Loans, Advances, Guarantees and Acquisitions.  Parent will not, and will not permit any Restricted Subsidiary to, purchase, hold, acquire (including pursuant to any merger, amalgamation or consolidation), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except:

(a)        Investments in cash and Cash Equivalents;

(b)        Investments existing on the Effective Date and set forth in Section 6.04 of the Disclosure Letter (but not any additions thereto (including any capital contributions) made after the Effective Date);

(c)        Investments by Parent and the Restricted Subsidiaries in Equity Interests in their respective Restricted Subsidiaries; provided that (i) such Restricted Subsidiaries are Restricted Subsidiaries prior to such Investments and (ii) the aggregate amount of such Investments by (x) the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties and (y) the U.S. Borrowers in, and loans and advances by the U.S. Borrowers to, and Guarantees by the U.S. Borrowers of Indebtedness and other obligations of Canadian Loan Parties (excluding all such Investments, loans, advances and Guarantees existing on the Effective Date and permitted by clause (b) above) shall not exceed $~~10,000,000~~50,000,000 at any time outstanding;

(d)        loans or advances made by Parent to any Restricted Subsidiary or made by any Restricted Subsidiary to Parent or any other Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iii) and (ii) the amount of such loans and advances made (x) by the Loan Parties to Restricted Subsidiaries that are not Loan Parties and (y) by U.S. Borrowers to Canadian Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e)        Guarantees by Parent or any Restricted Subsidiary of Indebtedness or other obligations of Parent or any Restricted Subsidiary (including any such Guarantees (i) arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty or (ii) of any leases of retail store locations and related obligations arising thereunder); provided that the aggregate amount of Indebtedness and other obligations of (x) Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party and (y) Canadian Loan Parties that is Guaranteed by any U.S. Borrower shall be subject to the limitation set forth in clause (c) above;

(f)        Investments not otherwise permitted by this Section 6.04 so long as the Payment Conditions are satisfied after giving effect to each such Investment;

(g)        Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)        any Permitted Acquisition after giving effect to such acquisition (other than the Acquisition);

(i)         deposits, prepayments and other credits to suppliers, lessors and landlords made in the ordinary course of business;

(j)         advances by Parent or any Restricted Subsidiary to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes;

(k)        Investments made as a result of receipt of non-cash consideration from a sale, transfer or other disposition of assets permitted under Section 6.05;

(l)         Investments in the form of Swap Agreements permitted under Section 6.07;

(m)       investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances” and endorsements of instruments for collection or deposit in the ordinary course of business;

(n)        other Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(o)        the Acquisition; and

(p)        Investments made in connection with the purchase or acquisition by the Parent or any of its direct or indirect Subsidiaries of any Equity Interests in MWUK Holding Company Limited not already owned, directly or indirectly, by the Parent, in an aggregate amount not to exceed $7,500,000 at any time outstanding.

For the purposes of this Section, any unreimbursed payment by Parent or any Restricted Subsidiary for goods or services delivered to any Restricted Subsidiary shall be deemed to be an Investment in such Restricted Subsidiary.

SECTION 6.05       Asset Sales.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Parent permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to Parent or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:

(a)        (i) sales of inventory, (ii) sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment and (iii) dispositions of cash and Cash Equivalents, in each case (other than in the case of clause (iii)) in the ordinary course of business;

(b)        sales, transfers, leases and other dispositions to Parent or any Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving (x) a Loan Party and a Restricted Subsidiary that is not a Loan Party or (y) a U.S. Borrower and a Canadian Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c)        the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(d)        dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(e)        leases or subleases of real property granted by Parent or any Restricted Subsidiary to third Persons not interfering in any material respect with the business of Parent or any Restricted Subsidiary, including, without limitation, retail store lease assignments and surrenders;

(f)        the sale, transfer or other disposition of patents, trademarks, copyrights and other intellectual property (i) in the ordinary course of business, including pursuant to non-exclusive licenses of intellectual property; provided that no such sale, transfer or other disposition shall adversely affect in any material respect the fair value of any Eligible Inventory or the ability of the Administrative Agent to dispose of or otherwise realize upon any Eligible Inventory, or (ii) which, in the reasonable judgment of Parent or any Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of business;

(g)        Sale/Leaseback Transactions permitted by Section 6.06;

(h)        the sale, transfer or other disposition of assets that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause (h) (i) during any fiscal year of the Parent shall not exceed 10% of Total Assets and (ii) 25% of Total Assets after the Effective Date, in each case measured as of the last day of the immediately preceding year; provided that, if any assets included in any Borrowing Base with a fair market value of $10,000,000 or more are disposed of in any transaction or series of related transactions, the Borrower Representative shall deliver an updated Borrowing Base Certificate to the Administrative Agent excluding such disposed assets from the applicable Borrowing Base(s); and

(i)         Restricted Payments permitted by Section 6.08(a);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (a)(ii), (a)(iii), (b) or (d) above) shall be made for fair value and, in the case of sales, transfers, leases and other dispositions permitted by clauses (c), (f)(ii), (g) and (h) above, for at least 75% cash consideration (or, in the case of a sale, transfer, lease or other disposition of assets in an aggregate amount in excess of $5,000,000 included in any Borrowing Base, 100%, other than in connection with the sale, transfer, lease or other disposition of K&G Men’s Company Inc.); provided further that for purposes of the foregoing, the amount of (i) any liabilities (as shown on the Parent’s most recent balance sheet or in the notes thereto) of Parent or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Secured Obligations) that are assumed by the transferee of any such assets and from which Parent and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale, and (iii) except in the case of the sale of assets included in any Borrowing Base, any Designated Noncash Consideration received by Parent or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $40,000,000, shall be deemed to be cash for purposes of this paragraph and for no other purpose.

SECTION 6.06       Sale/Leaseback Transactions.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset ~~and is consummated within 180 days after Parent or a Restricted Subsidiary acquires or completes the construction of such fixed or capital assets~~; provided that, with respect to any property to be sold, transferred or leased pursuant to a Sale/Leaseback Transaction, that is a property where Collateral is stored or located, or will be stored or located after giving effect to such transaction, then, concurrent with the consummation of such transaction, subject to and in accordance with the applicable Security Agreement, a Collateral Access Agreement shall be entered into between the Applicable Administrative Agent and each applicable third party that will be in possession of Collateral after giving effect to such Sale/Leaseback Transaction.

SECTION 6.07       Swap Agreements.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Loan Party or a Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.08       Restricted Payments; Certain Payments of Indebtedness.

(a)        The Loan Parties will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Stock), (ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to Parent and the Subsidiaries), (iii) so long as no Event of Default has occurred and is continuing, Parent may declare and make Restricted Payments in an aggregate amount not to exceed $~~10,000,000~~15,000,000 in any fiscal quarter in respect of dividends on Parent’s common stock, (iv) Parent may repurchase Equity Interests upon the exercise of stock options, deferred stock units and restricted shares to the extent such Equity Interests represent a portion of the exercise price of such stock options, deferred stock units or restricted shares, (v) the Parent may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Parent and (vi) the Parent may repurchase shares of its common stock and make other Restricted Payments, provided that at the time of and immediately after giving effect to any such repurchase or other Restricted Payment referred to in this clause (vi), (A) no Default or Event of Default shall have occurred and be continuing and (B) Payment Conditions have been satisfied.

(b)        Parent will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness permitted by Section 6.01(xii), except:

(i)    payments of regularly scheduled interest and principal payments as and when due in respect of any Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii)   refinancings of Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted under Section 6.01;

(iii)  payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets (other than assets included in any

Borrowing Base) securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets (other than assets included in any Borrowing Base) securing such Indebtedness;

(iv)  payments of or in respect of Specified Indebtedness solely by issuance of the common stock of Parent;

(v)   payments of or in respect of Specified Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party; and

(vi)  other payments of or in respect of Indebtedness; provided that at the time of and immediately after giving effect thereto, the Payment Conditions have been satisfied.

SECTION 6.09       Transactions with Affiliates.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Parent or such Restricted Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties, (b) transactions between or among Parent and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of Parent or any Restricted Subsidiary, as determined by the board of directors of Parent in good faith and (e) the transactions described in Section 6.09 of the Disclosure Letter.

SECTION 6.10       Restrictive Agreements.  The Loan Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of Parent or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Parent or any Restricted Subsidiary or to Guarantee Indebtedness of Parent or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified in Section 6.10 of the Disclosure Letter (but shall apply to any amendment or modification), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (E) restrictions and conditions set forth in the definitive documentation governing the Term Credit Agreement and the Senior Notes, provided that, in the case of clause (a) above, such restrictions and conditions are no more onerous than those set forth in the Term Credit Agreement as in effect on the Effective Date and the Senior Notes Indenture, (F) restrictions and conditions imposed by agreements relating to Indebtedness of Subsidiaries that are not Loan Parties permitted under Section 6.01(a) and (G) cash to secure letters of credit and other segregated deposits that are permitted pursuant to Section 6.02(h),  provided that such restrictions and conditions apply only to such Subsidiaries that are not Loan Parties, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(v) if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted under Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary.  Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.15 or under the Collateral Documents.

SECTION 6.11       Amendment of Organizational Documents.  The Loan Parties will not, and will permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in either case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document.

SECTION 6.12       Fixed Charge Coverage Ratio.  Parent will not permit the Fixed Charge Coverage Ratio for any period of four fiscal quarters ending during a Covenant Period to be less than 1.00 to 1.00.

SECTION 6.13       Changes in Fiscal Periods.  Parent will not change its fiscal year or its method of determining fiscal quarters without the written consent of the Administrative Agent.

SECTION 6.14       Canadian Pension Plans.  The Loan Parties shall not (a) contribute to or assume an obligation to contribute to any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent, (b) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the five-year period preceding such acquisition has sponsored, maintained, or contributed to a Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent; or (c) wind-up any Canadian Defined Benefit Plan, in whole or in part, unless it has obtained written advice from the actuary for such plan that the plan (or part thereof in the case of a partial windup) is fully funded or has no unfunded liability at the effective date of the windup, without the prior written consent of the Administrative Agent.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)        any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)        any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of four Business Days;

(c)        any representation, warranty or certification made or deemed made by or on behalf of Parent or any Restricted Subsidiary in or in connection with this Agreement or any other

Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)        any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of any Borrower) or 5.11 or in Article VI;

(e)        (i) any Loan Party shall fail to comply with Sections 5.01(h), 5.08, 5.12, 5.13, or 5.14 or Section 4.04(b) of either Security Agreement and any such failure shall continue unremedied for a period of four Business Days or more (or during a Weekly Reporting Period, one Business Day or more) or (ii) any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) any Loan Party’s knowledge of such breach or (ii) notice thereof from the Administrative Agent;

(f)        Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness (other than the Obligations) when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)        any event or condition shall occur that results in any Material Indebtedness becoming due, or being terminated or required to be prepaid, repurchased, redeemed or defeased, prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;

(h)        any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against any Canadian Loan Party or any Material Subsidiary of any Canadian Loan Party under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of:

(i)    its bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, or

(ii)   the composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of its debts or obligations,

(i)         an involuntary case or proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition or application shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or other Insolvency Laws now or hereafter in effect or (ii)

the appointment of an interim receiver, receiver, receiver an manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)         any Borrower or any Material Subsidiary shall (i) voluntarily commence any case or proceeding or file any petition or application seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or other Insolvency Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any case or proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of an interim receiver, receiver, receiver an manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition or application filed against it in any such case or proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of any Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article;

(k)        any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l)         one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against Parent or any Restricted Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent or any Restricted Subsidiary to enforce any such judgment;

(m)       one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(n)        a Change in Control shall occur;

(o)        any Loan Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Guarantee, or any Loan Guarantor shall fail to comply in any material respect with any of the terms or provisions of the Loan Guarantee to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guarantee to which it is a party, or shall give notice to such effect (except as a result of the release thereof as provided herein);

(p)        any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.02(c) or (iii) as a result of the failure of the Administrative Agent to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreements or (B) continue in accordance with applicable law the effectiveness of any UCC or PPSA financing statement; or

(q)        the Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Administrative Agent or the other Lender Parties;

(r)         the Merger shall not have been consummated within one Business Day after the Effective Date (unless such failure is the result of a failure of the Secretary of State of the State of Delaware to recognize the Merger on a timely basis);

then, and in every such event (other than an event with respect to any Borrower described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:  (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to any Borrower described in clause (h), (i) or (j) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall immediately and automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law.

ARTICLE VIII

The Administrative Agents

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent and, as applicable, the Canadian Administrative Agent and their respective successors to serve in such capacities under the Loan Documents (and in the case of the Administrative Agent, to serve as collateral agent), and authorizes each such Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.

For the purposes of holding any security granted by the Borrowers or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes each Applicable Administrative Agent to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Lenders and the Issuing Banks as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec.  Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes each Applicable Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders and the Issuing Banks to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents.  Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Applicable Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time.  Any person who becomes a Lender or an Issuing Bank hereunder shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender or an Issuing Bank hereunder, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity.  The Substitution of the Applicable Administrative Agent pursuant to the provisions of this Article 8 shall also constitute the substitution of the Attorney and the Custodian.

Each bank serving as the Administrative Agent or Canadian Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent or Canadian Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Canadian Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

Neither of the Administrative Agents shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither of the Administrative Agents shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) neither of the Administrative Agents shall have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Applicable Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Applicable Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Applicable Administrative Agent shall not be required to take any action that, in its opinion, could expose such Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, neither of the Administrative Agents shall have any duty to disclose and shall be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary or other Affiliate thereof that is communicated to or obtained by such bank serving as Administrative Agent or Canadian Administrative Agent or any of their respective Affiliates in any capacity.  Neither of the Administrative Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Applicable Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment).  Neither of the Administrative Agents shall be deemed to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the such Person by the Borrower Representative or a Lender, and such Person shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Administrative Agent.

Each of the Administrative Agents shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  Each of the Administrative Agents also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Applicable Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Applicable Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  Each of the Administrative Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each of the Administrative Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Person.  Each of the Administrative Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each of the Administrative Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as each of the Administrative Agents.  Neither of the Administrative Agents shall be responsible for the bad faith, negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each of the Administrative Agents may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor that is an Eligible Successor Agent.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, in consultation with the Borrower Representative, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Canadian Administrative Agent, as applicable, which is an Eligible Successor Agent.  Upon the acceptance of its appointment as an Administrative Agent or Canadian Administrative Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Canadian Administrative Agent, as applicable, and the retiring Administrative Agent or Canadian Administrative Agent, as applicable, shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent or Canadian Administrative Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After an Administrative Agent or Canadian Administrative Agent, as applicable, resigns hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon either of the Administrative Agents, any Arranger, any Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon either of the Administrative Agents, any Arranger, any Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

The Loan Parties acknowledge and agree that the Administrative Agent may prepare and distribute to the Lenders Reports containing information obtained by the Administrative Agent through the conduct of appraisals and field examinations pursuant to Sections 5.12 and 5.13 and the exercise of its inspection rights under Section 5.09.  Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

To the extent required by any applicable laws (as determined in good faith by the Administrative Agents), the Administrative Agents may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agents against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agents) incurred by or asserted against the Administrative Agents by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agents to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agents of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agents shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agents under this paragraph.  The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agents, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

The provisions of this Article are solely for the benefit of each of the Agents, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.  Each Lender Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Loan Guarantee provided under the Loan Documents, to have agreed to the provisions of this Article.

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as an Arranger or a Co-Syndication Agent or a Co-Documentation ~~Agents~~Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01       Notices.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission, as follows:

(i)    if to any Loan Party, to the Borrower Representative at:

The Men’s Wearhouse, Inc.

~~40650 Encyclopedia Circle~~

6100 Stevenson Boulevard

Fremont, California 94538

Attention: ~~Jon Kimmins~~Jack Calandra, Chief Financial Officer

Facsimile No: (510) ~~657-0872~~[•]

Email: ~~jk114@tmw~~jack.calandra@tailoredbrands.com

and

The Men’s Wearhouse, Inc.

6380 Rogerdale Road

Houston, Texas 77072

Attention: Laura Ann Smith, Vice President, Assistant General Counsel – Corporate ~~Compliance~~and Securities Law

Facsimile No: (281) 776-7150

Email: ~~LAS40@tmw~~lauraann.smith@tailoredbrands.com

(ii)   if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

2200 Ross Avenue, 9th Floor
Dallas, Texas 75201
Attention:  Christy West
Facsimile No:  (214) 965-2594

Email: christy.l.west@jpmorgan.com

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention:  Corey Wright
Facsimile No:  (212) 378-2544

Email: cwright@cahill.com

(iii)  if to the Canadian Administrative Agent, to JPMorgan Chase Bank, N.A. Toronto Branch at:

200 Bay Street
South Tower Suite 1800
Toronto, Ontario M5J 2J2
Canada
Attention:  Agostino Marchetti
Facsimile No:  (416) 981-2375

Email: agostino.a.marchetti@jpmorgan.com

(iv)  if to any other Issuing Bank, to it at its address or electronic transmission address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower Representative; and

(v)   if to any other Lender, to it at its address or electronic transmission address set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by electronic transmission shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b)        Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)        Any party hereto may change its address or electronic transmission address for notices and other communications hereunder by notice to the other parties hereto.

(d)        The Loan Parties agree that the Administrative Agent and the Canadian Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  Neither of the Administrative Agents nor any of their Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by either of the Administrative Agents or any of their Related Parties in connection with the Communications or the Platform.

SECTION 9.02       Waivers; Amendments.

(a)        No failure or delay by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any

Default, regardless of whether the Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)        Except as provided in Sections 2.09(e), 5.16, 9.02(e) and 9.18 (and, except as specifically provided in any Loan Document with respect to the Schedule thereto), and except for the execution and delivery of the Joinder Agreements, and subject to Section 2.14(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (if a party to the original agreement), the Canadian Administrative Agent (if a party to the original agreement) and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that (A) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers, the Administrative Agent and the Canadian Administrative Agent to cure any technical error, ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (B) no such agreement shall (1) increase the Revolving Commitment of any Lender without the written consent of such Lender (provided that the Applicable Administrative Agent may make Protective Advances and Overadvances as set forth in Section 2.04 or 2.05, as applicable), (2) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (3) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender directly affected thereby, (4) change Section 2.18(b) or 2.18(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (5) increase the advance rates set forth in the definition of U.S. Borrowing Base or Canadian Borrowing Base or add new categories of eligible assets, without the written consent of each Lender, (6) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (7) change Section 2.20 without the consent of each Lender (other than any Defaulting Lender) adversely affected thereby, (8) release all or substantially all of the value of the Loan Guarantee (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (9) except as provided in paragraph (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Canadian Administrative Agent such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Canadian Administrative Agent, the Swingline Lender and each Issuing Bank).  Notwithstanding any of the foregoing, this Agreement may be amended without any additional consents to provide for increased Revolving Commitments in the manner contemplated by Section 2.09.

(c)        The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, (i) to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (A) upon the termination of (x) all the Revolving Commitments, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations) and the cash collateralization of all Unliquidated Obligations in respect of Letters of Credit in a manner satisfactory to each applicable Issuing Bank and the Administrative Agent and (y) solely in the case of the Canadian Collateral, upon termination in full of all the Canadian Commitments and payment and satisfaction in full in cash of all Canadian Obligations (other than Unliquidated Obligations) and the cash collateralization of all Canadian Letters of Credit in a manner satisfactory to each applicable Issuing Bank and the Administrative Agent, (B) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guarantee provided by such Subsidiary, (C) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction not prohibited under this Agreement, (D) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII and (E) constituting property of a Loan Guarantor that is being released as a Loan Guarantor (and, in the case of a U.S. Subsidiary Borrower, as a U.S. Subsidiary Borrower) as provided below and (ii) to release any Loan Guarantee provided by any U.S. Subsidiary Borrower or Canadian Loan Party that is (A) dissolved pursuant to Section 6.03(a)(iv) in connection with a voluntary liquidation or dissolution thereof permitted by such Section, (B) upon the disposition of all of the outstanding Equity Interests of a Subsidiary of the Borrower (other than the Canadian Borrower) to a Person other than the Borrower or a Restricted Subsidiary in a transaction permitted by Section 6.05, (C) upon the designation of such Subsidiary as an Unrestricted Subsidiary in compliance with Section 5.17 or (D) in the case of the Canadian Loan Parties, upon any release of all the Canadian Collateral pursuant to clause (i)(A) above and, in connection therewith, to release any Liens granted to the Administrative Agent by such Subsidiary on any Collateral, if the U.S. Borrower certifies to the Administrative Agent that such liquidation or dissolution is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).  The Lenders and the Issuing Banks hereby further irrevocably authorize the release of Liens on the Term Priority Collateral as provided in the Intercreditor Agreement.  Except as provided above and in paragraphs (b) and (e) of this Section, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d)        If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consents of Lenders having Credit Exposure and unused Revolving Commitments representing more than 66% of the sum of the total Credit Exposure and unused Revolving Commitments at such time are obtained, but the consents of other necessary Lenders are not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower Representative may elect to replace any Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) an Eligible Assignee which is reasonably satisfactory to the Borrower Representative and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of paragraph (b) of Section 9.04, and (ii) the applicable Borrower(s) shall pay to such Non-Consenting Lender in same day funds on the day of such replacement

(A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)        Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Lender Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or in any Collateral Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 9.03       Expenses; Indemnity; Damage Waiver.

(a)        The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary U.S. and one primary Canadian counsel for the Administrative Agent, the Canadian Administrative Agent, the Arrangers and their Affiliates, and if deemed necessary by the Administrative Agent, one local counsel in each applicable jurisdiction, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facility provided for herein, the preparation and administration of the Loan Documents or any amendments,  modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Canadian Administrative Agent, any Arranger, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  Subject to the provisions of Sections 5.09, 5.12 and 5.13, expenses subject to reimbursement by the Borrowers under this Section include, without limiting the generality of the foregoing, reasonable and documented out-of-pocket costs and expenses incurred in connection with:

(i)    appraisals and insurance reviews;

(ii)   field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii)  taxes, fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(iv)  sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(v)   forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the applicable Borrower(s) as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)        The Borrowers shall, jointly and severally, indemnify the Administrative Agent (or any sub-agent thereof), the Canadian Administrative Agent (or any sub-agent thereof), the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on at, under, to or from any property currently or formerly owned or operated by the any Loan Party or any of the Subsidiaries, or any other Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof, by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.  This Section 7.03(b) shall not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim).

(c)        To the extent the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), the Canadian Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Canadian Administrative Agent, such Issuing Bank, Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), the Canadian Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Canadian Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity.

(d)        To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)        All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

(f)        Notwithstanding the foregoing, no Canadian Loan Party shall have any liability under this Section 9.03 for any expenses or indemnities that do not arise from the commitments or extensions of credit to the Canadian Loan Parties, the conduct or alleged conduct of any Canadian Loan Party, the assets of any Canadian Loan Party, any Default or Event of Default relating to any Canadian Loan Party, any services provided to any Canadian Loan Party or any enforcement action against any Canadian Loan Party.

SECTION 9.04       Successors and Assigns.

(a)        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Canadian Administrative Agent and the Related Parties of any of the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)       the Borrower Representative; provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee; provided further that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)       the Administrative Agent;

(C)       the Swingline Lender under any Facility under which a Revolving Commitment is being assigned; and

(D)       each Issuing Bank under any Facility under which a Revolving Commitment is being assigned.

(ii)        Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans under a Facility, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the U.S. Borrower, the Subsidiaries and other Affiliates thereof or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including federal, state, provincial, territorial and foreign securities laws.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)       The Applicable Administrative Agent, acting solely for this purpose as non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time under each Facility (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), the ninth paragraph of Article VI or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)        (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(ii)       Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments or Revolving Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment or Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agents (in their capacity as Administrative Agents) shall have no responsibility for maintaining a Participant Register.

(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05       Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Canadian Administrative Agent, any Arranger, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Revolving Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and the Canadian Administrative Agent and when the Administrative Agent and the Canadian Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07       Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that the foregoing authorization shall not entitle any Lender to apply any deposits of any Canadian Loan Party to the satisfaction of any of the U.S. Secured Obligations.  The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such setoff or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09       Governing Law:  Jurisdiction; Consent to Service of Process.

(a)        THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS; PROVIDED THAT APPOINTMENT OF THE APPLICABLE ADMINISTRATIVE AGENT AS FONDÉ DE POUVOIR IN ACCORDANCE WITH ARTICLE VIII SHALL BE GOVERNED BY THE LAWS OF THE PROVINCE OF QUEBEC.  Notwithstanding the foregoing, (i) interpretation the definition of “Company Material Adverse Effect” (as defined in Acquisition Agreement) or the equivalent term under the Acquisition Agreement and whether a Company Material Adverse Effect has occurred, (ii) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Borrower has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)        Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)        Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12       Confidentiality.  Each of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to any Loan Party or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrowers or the Subsidiaries or the credit facilities provided for herein, (h) with the consent of the Borrower Representative, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis from a source other than the Borrowers; provided that, in the case of clause (c) above, the party disclosing such information shall provide to the Borrower Representative prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with the Borrower Representative, at the Borrower Representative’s sole expense, in obtaining a protective order for, or other confidential treatment of, such disclosure, in each case at the Borrower

Representative’s sole expense.  For the purposes of this Section, “Information” means all information received from the Borrowers relating to Parent or any Subsidiary or their businesses or the Collateral, other than any such information that is available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING PARENT, THE SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE APPLICABLE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION CONCERNING PARENT, THE SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE APPLICABLE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN SUCH MATERIAL NONPUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13       Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of applicable law.

SECTION 9.14       USA PATRIOT Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrowers and the Loan Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the Loan Guarantors, which information includes the names and addresses of the Borrowers and the Loan Guarantors and other information that will allow such Lender to identify the Borrowers and the Loan Guarantors in accordance with the Patriot Act.

SECTION 9.15       Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the

Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16       Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17       No Fiduciary Relationship.  Each Loan Party, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, the Subsidiaries and their other respective Affiliates, on the one hand, and the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Loan Parties, the Subsidiaries and their other respective Affiliates, and none of the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Loan Parties, the Subsidiaries or their other respective Affiliates.  To the fullest extent permitted by law, each Loan Party hereby ~~waives and releases~~agrees not to assert any claims ~~that it or any of its Affiliates may have~~ against the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication ~~Agent~~Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks and their Affiliates ~~with respect to~~based on any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18       Intercreditor Agreement.  The Lenders and the Issuing Banks acknowledge that the obligations of the U.S. Borrower under the Term Credit Agreement are secured by Liens on assets of the U.S. Borrowers that constitute Collateral and that the relative Lien priority and other creditor rights of the Lender Parties hereunder and the secured parties under the Term Credit Agreement will be set forth in the Intercreditor Agreement.  Each Lender and Issuing Bank hereby acknowledges that it has received a copy of the Intercreditor Agreement.  Each Lender and Issuing Bank hereby irrevocably (a) consents to the subordination of the Liens on the Term Priority Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (c) agrees that, upon the execution and delivery thereof, such Lender or Issuing Bank will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.  Each Lender and Issuing Bank hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Obligations or the Term Credit Agreement as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank.  The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.  The foregoing provisions are intended as an inducement to the secured parties under the Term Credit Agreement to extend credit to the U.S. Borrowers and such secured parties are intended third party beneficiaries of such provisions.

SECTION 9.19       Lender Loss Sharing Agreement.

(a)        Definitions.  As used in this Section, the following terms shall have the following meanings:

(i)    “CAM” means the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 9.19(b).

(ii)   “CAM Exchange” means the exchange of the Revolving Lenders’ interests provided for in Section 9.19(b).

(iii)  “CAM Exchange Date” means the first date after the Effective Date on which there shall occur (a) any event described in paragraphs (h), (i) or (j) of Article VII with respect to any Borrower or (b) an acceleration of Loans and termination of the Revolving Commitments pursuant to Article VII.

(iv)  “CAM Percentage” means, as to each Revolving Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar ~~Amount~~Equivalent of the Credit Exposure owed to such Revolving Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Dollar ~~Amount~~Equivalent (as so determined) of the Credit Exposure owed to all the Revolving Lenders (whether or not at the time due and payable).

(v)   “Designated Obligations” means all Obligations of the Borrowers with respect to (a) principal and interest under the Loans, (b) unreimbursed drawings under Letters of Credit and interest thereon and (c) fees under Section 2.12.

(b)        CAM Exchange.

(i)     On the CAM Exchange Date,

(w)    the Canadian Commitments and the U.S. Commitments shall terminate in accordance with Article VII;

(x)        each U.S. Revolving Lender shall fund in Dollars at par Dollar ~~Amount~~Equivalent its participation in any outstanding U.S. Protective Advances, U.S. Overadvances and U.S. Swingline Loans in accordance with Section 2.04 and Section 2.05 of this Agreement, and each Canadian Revolving Lender shall fund in the applicable currency at par Dollar ~~Amount~~Equivalent its participation in any outstanding Canadian Protective Advances, Canadian Overadvances and Canadian Swingline Loans in accordance with Section 2.04 and Section 2.05;

(y)        each U.S. Revolving Lender shall fund in Dollars at par its participation in any unreimbursed LC Disbursements made under the U.S. Letters of Credit in accordance with Section 2.06(e), and each Canadian Revolving Lender shall fund in Dollars the Dollar ~~Amount~~Equivalent of its participation in any unreimbursed LC Disbursements made under the Canadian Letters of Credit in accordance with Section 2.06(e), and

(z)        the Lenders shall purchase in Dollars at par interests in the Designated Obligations under each Facility (pro rata in respect of the obligations of the U.S. Borrowers and the Canadian Borrower, respectively, in the case of the Canadian Facility) (and shall make payments in Dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse the applicable Issuing Banks for unreimbursed LC Disbursements under outstanding Letters of Credit under such Facility (pro rata in respect of the obligations of the U.S. Borrowers and the Canadian Borrower, respectively, in the case of the Canadian Facility) such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Facility and the Canadian Facility in which it shall have participated immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations of the U.S. Borrowers and the Canadian Borrower, respectively, immediately following the CAM Exchange.

(ii)   Each Lender and each Person acquiring a participation from any Lender as contemplated by this Section 7.19 hereby consents and agrees to the CAM Exchange.  Each Borrower agrees from time to time to execute and deliver to the Lenders all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to the Applicable Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(iii)  As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to the Lenders, pro rata in accordance with their respective CAM Percentages.

(iv)  In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the applicable Borrower(s), then each Lender shall promptly reimburse such Issuing Bank in

Dollars for its CAM Percentage of such unreimbursed payment in the Dollar ~~Amount~~Equivalent thereof.

(c)        Notwithstanding any other provision of this Section 9.19, each Applicable Administrative Agent and each Lender agree that if any Applicable Administrative Agent or a Lender is required under applicable law or practice of a Governmental Authority to withhold or deduct any Taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such Taxes or other amounts to the applicable Governmental Authority imposing such Tax without any obligation to indemnify each Applicable Administrative Agent or any Lender with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by any Applicable Administrative Agent or any Lender subject to such withholding to any Applicable Administrative Agent or any other Lender making such withholding and paying over such amounts, but without diminution of the rights of each Applicable Administrative Agent or such Lender subject to such withholding as against the Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents.  Any amounts so withheld or deducted shall be treated, for the purpose of this Section 9.19, as having been paid to each Applicable Administrative Agent or such Lender with respect to which such withholding or deduction was made.  The parties hereto do not intend for a CAM Exchange to result in a settlement, extinguishment or substitution of indebtedness by any Borrower.

SECTION 9.20       Anti-Money Laundering Legislation.

(a)        Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Administrative Agent, the Canadian Administrative Agent, the Lenders and the Issuing Banks may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers and the transactions contemplated hereby.  Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank, the Administrative Agent or the Canadian Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)        If the Administrative Agent or Canadian Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of such Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent or Canadian Administrative Agent:

(i)    shall be deemed to have done so as an agent for each Issuing Bank and each Lender, and this Agreement shall constitute a “written agreement” in such regard between such Issuing Bank or such Lender and the Administrative Agent or Canadian Administrative Agent within the meaning of the applicable AML Legislation; and

(ii)   shall provide to each Issuing Bank and each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)        Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender and each Issuing Bank agrees that neither the Administrative Agent nor the Canadian Administrative Agent have any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender or Issuing Bank, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

SECTION 9.21       Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Second Currency ~~at the Spot Rate~~ on the date two Business Days preceding that on which judgment is given.  Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in ~~such other currency~~any Second Currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased, or that could have been so purchased, is less than the amount originally due in the Original Currency after any premium and costs of exchange payable in connection with such purchase, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. ~~The term “rate of exchange” in this Section means the Spot Rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.~~

SECTION 9.22       Waiver of Immunity.  To the extent that any Loan Party has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Loan Party hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.23       Process Agent.  Each Canadian Loan Party hereby irrevocably designates and appoints the Borrower Representative, in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document.  Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Canadian Loan Party in care of the Borrower Representative at the Borrower Representative’s address set forth in Section 9.01, and each such Canadian Loan Party hereby irrevocably authorizes and directs the Borrower Representative to accept such service on its behalf.  As an alternative method of service, each Canadian Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Borrower Representative or such Canadian Loan Party at its address specified in Section 9.01.  Each Canadian Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 9.24       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X

U.S. Loan Guarantee

SECTION 10.01     Guarantee.  Each U.S. Borrower hereby agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to the Administrative Agent, the Canadian Administrative Agent, the Lenders, the Issuing Banks and the other Lender Parties the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all reasonable costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, being collectively called the “U.S. Guaranteed Obligations”).  Each U.S. Borrower further agrees that the U.S. Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this U.S. Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the U.S. Guaranteed Obligations.

SECTION 10.02     Guarantee of Payment.  This U.S. Guarantee is a Guarantee of payment and not of collection.  Each U.S. Borrower waives any right to require the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or any other Lender Party to sue any Borrower, any other U.S. Borrower, any other guarantor, or any other Person obligated for all or any part of the U.S. Guaranteed Obligations (each, a “U.S. Obligated Party”), or to enforce its rights against any collateral securing all or any part of the U.S. Guaranteed Obligations.

SECTION 10.03     No Discharge or Diminishment of U.S. Guarantee.

(a)        Except as otherwise provided for herein, the obligations of each U.S. Borrower hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the U.S. Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the U.S. Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any U.S. Obligated Party or its assets or any resulting release or discharge of any obligation of any U.S. Obligated Party; or (iv) the existence of any claim, setoff or other right which any U.S. Borrower may have at any time against any U.S. Obligated Party, the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transaction.

(b)        The obligations of each U.S. Borrower hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the U.S. Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any U.S. Obligated Party, of the U.S. Guaranteed Obligations or any part thereof.

(c)        Further, the obligations of any U.S. Borrower hereunder are not discharged or impaired or otherwise affected by:  (i) the failure of the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or any other Lender Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the U.S. Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the U.S. Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the U.S. Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or any other Lender Party with respect to any collateral securing any part of the U.S. Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the U.S. Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such U.S. Borrower or that would otherwise operate as a discharge of any U.S. Borrower as a matter of law or equity (other than the payment in full in cash of the U.S. Guaranteed Obligations).

SECTION 10.04     Defenses Waived.  To the fullest extent permitted by applicable law, each U.S. Borrower hereby waives any defense based on or arising out of any defense of any Borrower or the unenforceability of all or any part of the U.S. Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, other than the payment in full in cash of the U.S. Guaranteed Obligations.  Without limiting the generality of the foregoing, each U.S. Borrower irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any U.S. Obligated Party or any other Person.  Each U.S. Borrower confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the U.S. Guaranteed Obligations, compromise or adjust any part of the U.S. Guaranteed Obligations, make any other accommodation with any U.S. Obligated Party or exercise any other right or remedy available to it against any U.S. Obligated Party, without affecting or impairing in any way the liability of such U.S. Borrower under this U.S. Guarantee except to the extent the U.S. Guaranteed Obligations have been fully and paid in cash.  To the fullest extent permitted by applicable law, each U.S. Borrower waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any U.S. Borrower against any U.S. Obligated Party or any security.

SECTION 10.05     Rights of Subrogation.  No U.S. Borrower will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any U.S. Obligated Party, or any Collateral, until the Loan Parties have fully performed all their obligations to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders and the other Lender Parties.

SECTION 10.06     Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the U.S. Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each U.S. Borrower’s obligations under this U.S. Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders or the other Lender Parties are in possession of this U.S. Guarantee.  If acceleration of the time for payment of any of the U.S. Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the U.S. Guaranteed Obligations shall nonetheless be payable by the U.S. Borrowers forthwith on demand by the Administrative Agent.

SECTION 10.07     Information.  Each U.S. Borrower assumes all responsibility for being and keeping itself informed of the other Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Guaranteed Obligations and the nature, scope and extent of the risks that each U.S. Borrower assumes and incurs under this U.S. Guarantee, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any U.S. Borrower of information known to it regarding those circumstances or risks.

SECTION 10.08     Taxes.  The provisions of Section 2.17 shall apply mutatis mutandis to all payments by the U.S. Borrowers of the U.S. Guaranteed Obligations.

SECTION 10.09     Maximum U.S. Liability.  The provisions of this U.S. Guarantee are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any U.S. Borrower under this U.S. Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Borrower’s liability under this U.S. Guarantee, then, notwithstanding any other provision of this U.S. Guarantee to the contrary, the amount of such liability shall, without any further action by the U.S. Borrower or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant U.S. Borrower’s “Maximum U.S. Liability”).  This Section with respect to the Maximum U.S. Liability of each U.S. Borrower is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no U.S. Borrower nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum U.S. Liability, except to the extent necessary so that the obligations of any U.S. Borrower hereunder shall not be rendered voidable under applicable law.  Each U.S. Borrower agrees that the U.S. Guaranteed Obligations may at any time and from time to time exceed the Maximum U.S. Liability of each U.S. Borrower without impairing this U.S. Guarantee or affecting the rights and remedies of the Lenders hereunder; provided that nothing in this sentence shall be construed to increase any U.S. Borrower’s obligations hereunder beyond its Maximum U.S. Liability.

SECTION 10.10     Contribution.  In the event any U.S. Borrower (a “Paying U.S. Borrower”) shall make any payment or payments under this U.S. Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this U.S. Guarantee, each other U.S. Borrower (each a “Non-Paying U.S. Borrower”) shall contribute to such Paying U.S. Borrower an amount equal to such Non-Paying U.S. Borrower’s Applicable Share of such payment or payments made, or losses suffered, by such Paying U.S. Borrower.  For purposes of this Section, each Non-Paying U.S. Borrower’s “Applicable Share” with respect to any such payment or loss by a Paying U.S. Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying U.S. Borrower’s Maximum U.S. Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying U.S. Borrower’s Maximum U.S. Liability has not been determined, the aggregate amount of all monies received by such Non-Paying U.S. Borrower from the other Borrowers after the Effective Date (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum U.S. Liability of all U.S. Borrowers hereunder (including such Paying U.S. Borrower) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum U.S. Liability has not been determined for any U.S. Borrower, the aggregate amount of all monies received by such U.S. Borrowers from the other Borrowers after the Effective Date (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any U.S. Borrower’s several liability for the entire amount of the U.S. Guaranteed Obligations (up to such U.S. Borrower’s Maximum U.S. Liability).  Each of the U.S. Borrowers covenants and agrees that its right to receive any contribution under this U.S. Guarantee from a Non-Paying U.S. Borrower shall be subordinate and junior in right of payment to the payment in full in cash of the U.S. Guaranteed Obligations.  This provision is for the benefit of both the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders and the U.S. Borrowers and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11     Liability Cumulative.  The liability of each U.S. Borrower under this Article X is in addition to and shall be cumulative with all other liabilities of each U.S. Borrower to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such U.S. Borrower is a party or in respect of any obligations or liabilities of the other U.S. Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

Canadian Loan Guaranty

SECTION 11.01     Guarantee.  Each Canadian Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Canadian Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank and any Lender in endeavoring to collect all or any part of the Canadian Secured Obligations from, or in prosecuting any action against, the Canadian Borrower, any Canadian Guarantor or any other guarantor of all or any part of the Canadian Secured Obligations (such costs and expenses, together with the Canadian Secured Obligations, collectively the “Canadian Guaranteed Obligations”).  Each Canadian Guarantor further agrees that the Canadian Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Canadian Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the Canadian Guaranteed Obligations.

SECTION 11.02     Guarantee of Payment.  This Canadian Guarantee is a guaranty of payment and not of collection.  Each Canadian Guarantor waives any right to require the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender to sue the Canadian Borrower, any Canadian Guarantor, any other guarantor, or any other Person obligated for all or any part of the Canadian Guaranteed Obligations (each, a “Canadian Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Canadian Guaranteed Obligations.  In addition, as an original and independent obligation under this Canadian Guarantee, each Canadian Loan Party shall:

(a)        indemnify each Canadian Obligated Party and its successors, endorsees, transferees and assigns and keep the Canadian Obligated Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Loan Parties or any of them, to make due and punctual payment of any of the Canadian Secured Obligations or resulting from any of the Canadian Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Canadian Obligated Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Canadian Guarantee); and

(b)        pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Canadian Obligated Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

SECTION 11.03     No Discharge or Diminishment of Canadian Guarantee.

(a)        Except as otherwise provided for herein, the obligations of each Canadian Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Canadian Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Canadian Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Canadian Borrower or any other Canadian Obligated Party liable for any of the Canadian Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Canadian Obligated Party or their assets or any resulting release or discharge of any obligation of any Canadian Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Canadian Loan Party may have at any time against any Canadian Obligated Party, the Canadian Administrative Agent, the Administrative Agent, each Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b)        The obligations of each Canadian Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Canadian Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Canadian Obligated Party, of the Canadian Guaranteed Obligations or any part thereof.

(c)        Further, the obligations of any Canadian Loan Party hereunder are not discharged or impaired or otherwise affected by:  (i) the failure of the Canadian Administrative Agent, the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Canadian Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Canadian Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Canadian Borrower for all or any part of the Canadian Guaranteed Obligations or any obligations of any other Canadian Obligated Party liable for any of the Canadian Guaranteed Obligations; (iv) any action or failure to act by the Canadian Administrative Agent, the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Canadian Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Canadian Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Canadian Loan Party or that would otherwise operate as a discharge of any Canadian Loan Party as a matter of law or equity (other than the payment in full in cash of the Canadian Guaranteed Obligations).

SECTION 11.04     Defenses Waived.  To the fullest extent permitted by applicable law, each Canadian Loan Party hereby waives any defense based on or arising out of any defense of any Canadian Loan Party or the unenforceability of all or any part of the Canadian Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Canadian Loan Party, other than the payment in full in cash of the Canadian Guaranteed Obligations.  Without limiting the generality of the foregoing, each Canadian Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Canadian Obligated Party, or any other Person.  Each Canadian Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Canadian Administrative Agent may, at its election, foreclose on, or otherwise enforce against, any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Canadian Guaranteed Obligations, compromise or adjust any part of the Canadian Guaranteed Obligations, make any other accommodation with any Canadian Obligated Party or exercise any other right or remedy available to it against any Canadian Obligated Party, without affecting or impairing in any way the liability of such Canadian Guarantor under this Canadian Guarantee except to the extent the Canadian Guaranteed Obligations have been fully paid in cash.  To the fullest extent permitted by applicable law, each Canadian Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Canadian Loan Party against any Canadian Obligated Party or any security.

SECTION 11.05     Rights of Subrogation.  No Canadian Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Canadian Obligated Party, or any Collateral, until the Loan Parties have fully performed all their obligations to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders.

SECTION 11.06     Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Canadian Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Canadian Loan Party or otherwise, each Canadian Loan Party’s obligations under this Canadian Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank and the Lenders are in possession of this Canadian Guarantee.  If acceleration of the time for payment of any of the Canadian Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Canadian Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Canadian

Guaranteed Obligations shall nonetheless be payable by the Canadian Loan Parties promptly on demand by the Canadian Administrative Agent.

SECTION 11.07     Information.  Each Canadian Loan Party assumes all responsibility for being and keeping itself informed of the other Canadian Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Canadian Guaranteed Obligations and the nature, scope and extent of the risks that each Canadian Loan Party assumes and incurs under this Canadian Guarantee, and agrees that neither the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Canadian Loan Party of information known to it regarding those circumstances or risks.

SECTION 11.08     [Reserved].

SECTION 11.09     [Reserved].

SECTION 11.10     Maximum Canadian Liability.  In any action or proceeding involving any corporate law, or any provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Canadian Loan Party under this Canadian Guarantee would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Canadian Loan Party’s liability under this Canadian Guarantee, then, notwithstanding any other provision of this Canadian Guarantee to the contrary, the amount of such liability shall, without any further action by the Canadian Guarantors or the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Canadian Loan Party’s “Maximum Canadian Liability.”  This Section with respect to the Maximum Canadian Liability of each Canadian Loan Party is intended solely to preserve the rights of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Canadian Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum Canadian Liability, except to the extent necessary so that the obligations of any Canadian Loan Party hereunder shall not be rendered voidable under applicable law.  Each Canadian Loan Party agrees that the Canadian Guaranteed Obligations may at any time and from time to time exceed the Maximum Canadian Liability of each Canadian Loan Party without impairing this Canadian Guarantee or affecting the rights and remedies of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Canadian Loan Party’s obligations hereunder beyond its Maximum Canadian Liability.

SECTION 11.11     Contribution.  In the event any Canadian Loan Party (a “Paying Canadian Loan Party”) shall make any payment or payments under this Canadian Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Canadian Guarantee, each other Canadian Loan Party (each a “Non-Paying Canadian Loan Party”) shall contribute to such Paying Canadian Loan Party an amount equal to such Non-Paying Canadian Loan Party’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Canadian Loan Party.  For purposes of this Article XI, each Non-Paying Canadian Loan Party’s “Applicable Percentage” with respect to any such payment or loss by a Paying Canadian Loan Party shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Canadian Loan Party’s Maximum Canadian Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Canadian Loan Party’s Maximum Canadian Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Canadian Loan Party from the other Canadian Loan Parties after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Canadian Liability of all Canadian Loan Parties hereunder (including such Paying Canadian Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Canadian Liability has not been determined for any Canadian Loan Party, the aggregate amount of all monies received by such Canadian Loan Parties from the other Canadian Loan Parties after the Effective Date (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Canadian Loan Party’s several liability for the entire amount of the Canadian Guaranteed Obligations (up to such Canadian Loan Party’s Maximum Canadian Liability).  Each of the Canadian Loan Parties covenants and agrees that its right to receive any contribution under this Canadian Guarantee from a Non-Paying Canadian Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the Canadian Guaranteed Obligations.  This provision is for the benefit of all of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders and the Canadian Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 11.12     Liability Cumulative.  The liability of each Canadian Loan Party under this Article XI is in addition to and shall be cumulative with all liabilities of each Canadian Loan Party to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Canadian Loan Party is a party or in respect of any obligations or liabilities of the other Canadian Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XII

The Borrower Representative

SECTION 12.01     Appointment; Nature of Relationship.  The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XII.  Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower.  The Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders, and their respective Related Parties, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section.

SECTION 12.02     Powers.  The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 12.03     Employment of Agents.  The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 12.04     Notices.  Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.”  In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders.  Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 12.05     Successor Borrower Representative.  Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 12.06     Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent, the Canadian Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 12.07     Reporting.  Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative any certificate or report requested by the Borrower Representative, on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~THE MEN’S WEARHOUSE, INC., as Parent~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~MOORES THE SUIT PEOPLE INC.,~~
~~as Canadian Borrower~~
~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~OTHER LOAN PARTIES:~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

[ ~~]~~	REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES OMITTED]

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, a U.S. Issuing Bank and the U.S. Swingline Lender~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually and as Canadian Administrative Agent and a Canadian Issuing Bank~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., as Lender~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Lender~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~BANK OF AMERICA, N.A., as Lender~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

~~[ ], as Lender~~

~~By:_____________________________________________~~
~~Name:~~
~~Title:~~

Insertions pursuant to Amendment No. 2 are shown as underscored

Deletions pursuant to Amendment No. 2 are shown as ~~strikethrough~~

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below).  Capitalized terms used in this Assignment and Assumption but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any Letters of Credit, Guarantees, Swingline Loans, Protective Advances and Overadvances included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:    ______________________________

2.   Assignee:1     ______________________________
[and is [a Lender] [an Affiliate/Approved Fund of
[identify Lender]2]]

3.   Borrowers:                           The Men’s Wearhouse, Inc. and certain of its U.S. subsidiaries (the “U.S. Borrowers”) and Moores the Suit People Inc. (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”)

1               Shall not be a natural Person or Parent, any Subsidiary or any other Affiliate of Parent.

2               Select as applicable.

Exhibit A-1

Insertions pursuant to Amendment No. 2 are shown as underscored

Deletions pursuant to Amendment No. 2 are shown as ~~strikethrough~~

4.   Administrative Agent:          JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement referred to below, and JPMorgan Chase Bank, N.A. Toronto Branch, as the Canadian administrative agent under the

Exhibit A-2

Credit Agreement referred to below

5.   Credit Agreement:                The Credit Agreement dated as of June 18, 2014, among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent

6.   Assigned Interest:3

Facility Assigned	Aggregate Amount of Revolving Commitments/Revolving Loans for all Lenders	Amount of Revolving Commitment/ Revolving Loans Assigned	Percentage Assigned of Revolving Commitments/Revolving Loans for all Lenders[4]
Revolving Commitment5 / Revolving Loans	$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the applicable Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

3        Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

4        Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/Revolving Loans of all Lenders under the Credit Agreement.

5        Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “U.S. Commitment” or “Canadian Commitment”)

Exhibit A-1

The terms set forth above are hereby agreed to:		Consented to and Accepted:

_____________, as Assignor,		JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:		By:
	Name:	Name:
	Title:	Title:

By:		[THE MEN’S WEARHOUSE, INC.,
	Name:	as Borrower Representative,
Title:
By:
Name:
Title:][6]

[JPMORGAN CHASE BANK, N.A.,
as a U.S. Issuing Bank and the U.S. Swingline Lender,

By:
Name:
Title:]

[JPMORGAN CHASE BANK, N.A. TORONTO BRANCH,
as a Canadian Issuing Bank and the Canadian Swingline Lender,

By:
Name:
Title:]

[NAME OF EACH OTHER ISSUING BANK,

By:
Name:
Title:][7]

6         No consent of the Borrower Representative is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, for any other assignment.

7        Prepare a separate signature block for each Issuing Bank other than JPMorgan Chase Bank, N.A.  If any Issuing Bank has not provided written notice of its objection to any proposed assignment within three Business Days of its receipt thereof from the Administrative Agent, such Issuing Bank shall be deemed to have consented to such proposed assignment.

Exhibit A-2

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Canadian Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.17(f) thereof), duly completed and executed by the Assignee and (vii) the Administrative Agent has received a processing and recordation fee of $3,500 (unless waived or reduced in the sole discretion of the Administrative Agent) as of the Effective Date; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Canadian Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the applicable Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the applicable Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Annex 1-1

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Annex 1-2

EXHIBIT B

[FORM OF] BORROWING BASE CERTIFICATE

Tailored Brands, Inc. - Borrowing Base
As of

	Aggregate		US Borrower		CAN Borrower
US Revolving Commitments		$500,000,000		$500,000,000		$–
Canadian Revolving Commitments[1]		$50,000,000		$50,000,000		$50,000,000
Total Commitments		$550,000,000		$550,000,000		$50,000,000

Borrowing Base[2]	$		$		$
US Borrowing Base for Can[3]			$		$
Net Borrowing Base	$		$		$

Line Cap[4]	$		$		$

Supressed Availability	$		$		$

US Drawn Balance	$		$		$
US Outstanding LCs	$		$		$
Total US Revolving Exposure	$		$		$

Canadian Drawn Balance	$		$		$
Canadian Outstanding LCs	$		$		$
Total Canadian Revolving Exposure	$		$		$
Total Revolving Exposure	$		$		$

Availability[5]	$		$		$

Availability Cap	$		$		$

Net Availability	$			$–	$

Notes:

1: The CAN Commitment in columns 2 & 3, regardless of whether borrowed by a US Borrower or the CAN Borrower, shall at no time exceed $50,000,000. These columns are not added together.

2: The Aggregate Borrowing Base is the total of the US Borrowing Base plus the lesser of (x) the Canadian Commitments and (y) the Canadian Borrowing Base

3: The US Borrowing Base for Can under the US Borrower column reflects the excess of Canadian borrowings over the amount of the Canadian Borrowing Base

4: "Line Cap" means an amount equal to the lesser of (i) the total Revolving Commitments then in effect and (ii) the Aggregate Borrowing Base

5: "Availability" means, at any time, an amount equal to (a) the Line Cap at such time minus (b) the total Credit Exposure of all Lenders at such time

The undersigned hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and is based on information contained in the Parent’s own financial accounting records and (b) the Parent and the other Loan Parties are in compliance with all terms and provisions contained in (i) the Credit Agreement among The Men’s Wearhouse, Inc., Moores the Suit People Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A. Toronto Branch pursuant to which this certificate is delivered (the “Agreement”) and (ii) any and all documents, instruments and agreements evidencing, governing and securing the Agreement or otherwise executed in connection therewith.

BORROWER NAME:	The Men's Wearhouse, Inc.	AUTHORIZED SIGNATURE:
BORROWER NAME:	Moores The Suit People Inc.	AUTHORIZED SIGNATURE:

Annex 1-3

BORROWING BASE REPORT - U.S.
					Rpt #
UCN Number:					Date:
Facility Number:					Period Covered:	through
COLLATERAL CATEGORY - U.S.	Trade A/R	Credit Card A/R	Inventory	Rental Stock Inventory	Total Eligible Collateral0.00
Description
1 Beginning Balance ( Previous report - Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3)
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance	0.00	0.00	0.00	0.00
9 Less Ineligible - Outstanding 5+ Days
10 Less Ineligible - Cross-age ( %)
11 Less Ineligible - Foreign
12 Less Ineligible - Fees Outstanding
13 Less Ineligible - Other (attach schedule)
14 Total Ineligibles -Accounts Receivable	0.00	0.00	0.00	0.00

15 Less Ineligible -- Inventory in transit
16 Less Ineligible -- Franchise
17 Less Ineligible -- Inventory shrinkage
18 Less Ineligible -- Inventory RTV
19 Less Ineligible -- Consigned
20 Less Ineligible -- Other (attach schedule)
21 Total Ineligibles Inventory

22 Total Eligible Collateral	0.00	0.00	0.00	0.00
23 Advance Rate Percentage (See Bbase Detail Tab)	85%	90%	lesser of 90% of NOLV or 100% of NBV	lesser of 85% of NOLV or 100% of NBV
24 Borrowing Base Value	0.00	0.00	0.00	0.00
25 Total U.S. Borrowing Base	0.00
26 Line Reserve	0.00
27 Total U.S. Borrowing Base (net of Line Reserves)	0.00

The undersigned hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and is based on information contained in the Parent’s own financial accounting records and (b) the Parent and the other Loan Parties  are in compliance with all terms and provisions contained in (i) the Credit Agreement among The Men’s Wearhouse, Inc., Moores the Suit People Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A. Toronto Branch pursuant to which this certificate is delivered (the “Agreement”) and (ii) any and all documents, instruments and agreements evidencing, governing and securing the Agreement or otherwise executed in connection therewith.

BORROWER NAME: The Men's Wearhouse, Inc.				AUTHORIZED SIGNATURE:

Annex 1-4

BORROWING BASE REPORT - Canadian
Rpt #
UCN Number:						Date:
Facility Number:						Period Covered:	through
COLLATERAL CATEGORY - U.S.		Trade A/R	Credit Card A/R	Inventory	Rental Stock Inventory	Total Eligible Collateral	0.00
Description
1	Beginning Balance ( Previous report - Line 8)
2	Additions to Collateral (Gross Sales or Purchases)
3	Other Additions (Add back any non-A/R cash in line 3)
4	Deductions to Collateral (Cash Received)
5	Deductions to Collateral (Discounts, other)
6	Deductions to Collateral (Credit Memos, all)
7	Other non-cash credits to A/R
8	Total Ending Collateral Balance	0.00	0.00	0.00	0.00
9	Less Ineligible - Outstanding 5+ Days
10	Less Ineligible - Cross-age ( %)
11	Less Ineligible - Foreign
12	Less Ineligible - Fees Outstanding
13	Less Ineligible - Other (attach schedule)
14	Total Ineligibles -Accounts Receivable	0.00	0.00	0.00	0.00

15	Less Ineligible -- Inventory in transit
16	Less Ineligible -- Franchise
17	Less Ineligible -- Inventory shrinkage
18	Less Ineligible -- Inventory RTV
19	Less Ineligible -- Consigned
20	Less Ineligible -- Other (attach schedule)
21	Total Ineligibles Inventory

22	Total Eligible Collateral	0.00	0.00	0.00	0.00
23	Advance Rate Percentage (See Bbase Detail Tab)	85%	90%	lesser of 90% of NOLV or 100% of NBV	lesser of 85% of NOLV or 100% of NBV
24	Borrowing Base Value	0.00	0.00	0.00	0.00
25	Total Canadian Borrowing Base	0.00
26	Line Reserve	0.00
27	Total Canadian Borrowing Base (net of Line Reserves)	0.00

The undersigned hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and is based on information contained in the Parent’s own financial accounting records and (b) the Parent and the other Loan Parties are in compliance with all terms and provisions contained in (i) the Credit Agreement among The Men’s Wearhouse, Inc., Moores the Suit People Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank,

N.A. Toronto Branch pursuant to which this certificate is delivered (the “Agreement”) and (ii) any and all documents, instruments and agreements evidencing, governing and securing the Agreement or otherwise executed in connection therewith.

BORROWER NAME: Moores The Suit People Inc.					AUTHORIZED SIGNATURE:

Exhibit B-1

EXHIBIT C

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

270 Park Avenue, 44th Floor

Mail Code:  NY1-K855

New York, New York 10017

Attention:  [    ]

Fax:  [    ]

[JPMorgan Chase Bank, N.A. Toronto Branch,

as Canadian Administrative Agent

[      ]

Attention:  [      ]

Fax:  [      ]]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the Borrower Representative hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing of Revolving Loans under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)       [U.S. Borrowers] [Canadian Borrower]

(B)       Aggregate amount of Borrowing:8  $________________________________________

(C)       Date of Borrowing (which is a Business Day):________________________________

(D)       Type of Loan:9 _________________________________________________________

8        Must comply with Sections 2.01 and 2.02(c) of the Credit Agreement.

9        Specify whether the requested Borrowing is to be a Borrowing under the U.S. Facility or the Canadian Facility.

Exhibit C-1

(E)        Currency of Borrowing: __________________________________________________

(F)        Type of Borrowing:10__________________________________________________________

(E)        Initial Interest Period:11________________________________________________________

(F)        Location and number of the account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_____________________________________________)

The Borrower Representative hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 4.02 of the Credit Agreement have been satisfied.

Very truly yours,

THE MEN’S WEARHOUSE, INC., as Borrower Representative,

By:
Name:
Title:

Facility.

10      Specify whether the requested Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing.  If no election as to the Type of Borrowing is specified, then (a) a Borrowing of U.S. Revolving Loans or Canadian Revolving Loans requested in Dollars shall be an ABR Borrowing and (b) a Borrowing of Canadian Revolving Loans requested in Canadian Dollars shall be a Canadian Prime Rate Borrowing.

11      Applicable to Eurodollar Borrowings and CDOR Rate Borrowings only. Shall be a period contemplated by the definition of the term “Interest Period” and (a) with respect to any Eurodollar Borrowing can be of one, two, three or six months’ (or, with the consent of each Lender, twelve months’) duration and (b) with respect to any CDOR Rate Borrowing can be of thirty, sixty or ninety days’ duration.  If an Interest Period is not specified, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration, in the case of a Eurodollar Borrowing, or thirty days, in the case of a CDOR Rate Borrowing.

Exhibit C-2

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Loan Parties under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement.  In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

To:       The Lenders party to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Company”) and the U.S. Subsidiary Borrowers party thereto (together with the Company, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES IN HIS CAPACITY AS AN OFFICER OF PARENT AND NOT IN HIS INDIVIDUAL CAPACITY, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT TO HIS KNOWLEDGE AFTER DUE INQUIRY:

1.         I am the duly elected [         ]1 of Parent.

2.         [Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [         ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of [Deloitte & Touche LLP]2  required by Section 5.01(a) of the Credit Agreement.] [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as the end of and for the fiscal year ended [       ], setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of [Deloitte & Touche LLP]3  required by Section 5.01(a) of the Credit Agreement have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.]

1        To be completed by any of the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller.

2        Or another independent registered public accounting firm of recognized national standing.

3        Or another independent registered public accounting firm of recognized national standing.

Exhibit D-1

[or]

[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [       ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year. Such financial statements present fairly in all material respects the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [       ] and the then elapsed portion of the fiscal year have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.  Such financial statements present fairly in all material respects the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.]

3.         I have reviewed the terms of the Credit Agreement, and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

4.         The examinations described in paragraph 3 did not disclose, and I have no knowledge of[, in each case except as set forth below,] (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement.

5.         Schedule II hereto sets forth financial data and computations evidencing the Total Leverage Ratio, all of which data and computations are true, complete and correct.

6.         Schedule III hereto sets forth financial data and computations evidencing compliance with the covenant set forth in Section 6.12 of the Credit Agreement, all of which data and computations are true, complete and correct.

7.         Schedule IV hereto sets forth the Applicable Rate calculation for the fiscal quarter most recently ended, based upon the Borrowing Base Certificate delivered in respect thereof.

8.         [With respect to any Unrestricted Subsidiary of Parent, Schedule V hereto sets forth the balance sheet as of the end of, and statements of operations for, the period specified in Section 2 hereof, prepared in accordance with GAAP.]4

9.         [Enclosed with this Compliance Certificate is a completed Supplemental Perfection Certificate required by Section 5.01(f) of the Credit Agreement.]5

4         Include only for any period during which there exists an Unrestricted Subsidiary.

5         Include only in the case of a Compliance Certificate accompanying annual financial statements.

Exhibit D-2

10.       All notices required under Sections 5.03 and 5.04 of the Credit Agreement have been provided.

Described below are the exceptions, if any, to paragraph 4 by listing (i) the nature of each Default, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such Default or (ii) any change in GAAP or the application thereof and the effect of such change on the attached financial statements [(including the reconciliation required by Section 5.01(d) of the Credit Agreement with respect to the amounts included in the calculation of the Fixed Charge Coverage Ratio for the period of four fiscal quarters most recently ended prior to the date hereof)]:6

6         Include if the applicable change in GAAP or the application thereof is as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith.

Exhibit D-3

The foregoing certifications, together with the computations set forth in Schedule III and Schedule IV hereto, are made solely in the capacity of the undersigned as an officer of Parent, and not individually, and delivered this        day of                  , 20[  ].

THE MEN’S WEARHOUSE, INC., as Borrower Representative,

By:
Name:
Title:

Exhibit D-4

SCHEDULE II

For the period of four fiscal quarters ended [           ]:

1.	Consolidated Net Income: (i)-(ii) =	$[___,___,___]
	(i) the net income or loss of Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP:	$[___,___,___]

(ii)   (a)      the income of any Person (other than Parent) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Parent or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period:

$[___,___,___]

(b)      the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary:

$[___,___,___]

(c)      the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by Parent to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary:

$[___,___,___]
2.	Consolidated EBITDA[1]: (i)+(ii)-(iii)-(iv)-(v) =	$[___,___,___]
	(i) Consolidated Net Income for such period:	$[___,___,___]
	(ii)[2] (a) consolidated interest expense, net of interest income (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection	$[___,___,___]

1        Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the U.S. Borrower or any Subsidiary, other than dispositions in the ordinary course of business.  For purposes of calculating Consolidated EBITDA (except for purposes of the Fixed Charge Coverage Ratio) for any period, if during any period Parent or any Restricted Subsidiary shall have consummated a Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto.

2        Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income.

Schedule II-1

with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations):
(b) consolidated income tax expense for such period (including any tax benefit for such period):	$[___,___,___]
(c) all amounts attributable to depreciation and amortization for such period:	$[___,___,___]
(d) any non-cash extraordinary charges for such period:	$[___,___,___]

(e)      any (i) non-cash compensation charge or expense arising from any grant of stock, stock-options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts:

$[___,___,___]

(f)       any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period:

$[___,___,___]
(g) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement:	$[___,___,___]
(h) any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions:[3]	$[___,___,___]

Income.

3        Provided that such costs, fees, losses and expenses and other unusual or non-recurring charges (or losses) are, in each case, paid or incurred on or prior to the Effective Date or prior to the end of the first full fiscal quarter ending after the Effective Date.

Schedule II-2

(i)       any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses (including, without limitation, restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business):[4]

$[___,___,___]

(j)       costs, fees, losses, expenses, premiums or penalties incurred during such period in connection with Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and permitted Asset Sales (whether or not consummated), other than Asset Sales effected in the ordinary course of business:

$[___,___,___]

(k)      any expense or charges incurred during such period in connection with the Permitted Borrower Reorganization, any permitted issuance of debt, equity securities or any refinancing transactions (in each case, whether or not consummated):

$[___,___,___]
(l) amortization of ~~Tuxedo~~ Rental Products:	$[___,___,___]

(m)     the excess of rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent):

$[___,___,___]

(iii)[5]                   all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (d), (e) or (f) above in such period or in a previous period:

$[___,___,___]
(iv)[6] (a) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period:	$[___,___,___]

4        The aggregate amount added back pursuant to this clause (i) may not exceed when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of “Pro Forma Basis,” 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii) or this clause (i)).

5        Item to be set forth without duplication and to the extent not deducted in determining such Consolidated Net Income.

6        Items to be set forth to the extent included in determining such Consolidated Net Income.

Schedule II-3

	(b) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, all determined on a consolidated basis in accordance with GAAP:	$[___,___,___]
	(v) the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period	$[___,___,___]
3.	Consolidated Cash Interest Expense: (i)-(ii) =	$[___,___,___]

(i)      (a)    the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:

$[___,___,___]

(b)   any interest accrued during such period in respect of Indebtedness of Parent or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP:

$[___,___,___]
	(c) any cash payments made during such period in respect of obligations referred to in clause (ii)(c) below that were amortized or accrued in a previous period:	$[___,___,___]
	(ii) (a) interest income of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:	$[___,___,___]

(b)   to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period:

$[___,___,___]

(c)    to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period:

$[___,___,___]

Schedule II-4

4.	Consolidated Fixed Charges:[7] (i)+(ii)+(iii)+(iv)=	$[___,___,___]
	(i) Consolidated Cash Interest Expense for such period:	$[___,___,___]
	(ii) scheduled principal payments on Indebtedness made during such period:	$[___,___,___]
	(iii) expense for income taxes paid in cash during such period:	$[___,___,___]
	(iv) Restricted Payments paid in cash during such period pursuant to clauses (a)(iii) and (a)(vi) of Section 6.08:	$[___,___,___]
5.	Fixed Charge Coverage Ratio: ((i)-(ii))/(iii)=	[ ] to [ ]
	(i) Consolidated EBITDA for such period:	$[___,___,___]
	(ii) Capital Expenditures for such period (except to the extent financed with long-term Indebtedness, excluding Loans):	$[___,___,___]
	(iii) Consolidated Fixed Charges for such period:	$[___,___,___]

7      Item to be set forth without duplication.

Schedule II-5

SCHEDULE III

Applicable Rate Calculation

1.	Average Availability: ((i)-(ii))/(iii)=	$[___,___,___]
	(i) the Line Cap at such time:	$[___,___,___]
	(ii) the total Credit Exposure of all Lenders at such time:	$[___,___,___]
	(iii) days in applicable fiscal quarter:	[ ]
2.	Applicable Rate Category: =[I] / [II] / [III][1]	[ ]
3.	Applicable Rate:
	(i) Eurodollar Rate/CDOR Rate Loans:	[ ]%
	(ii) ABR/Canadian Prime Rate Loans:	[ ]%

1         If Average Availability is >66.666% of the Line Cap, indicate “I.”  If Average Availability is ≤66.666% of the Line Cap but ≥33.333% of the Line Cap, indicate “II.”  If Average Availability is <33.333% of the Line Cap, indicate “III.”

Schedule III-1

EXHIBIT E

[~~FORM OF] INTERCREDITOR AGREEMENT[TO COME~~Reserved]

Exhibit E-1

EXHIBIT F

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

as Administrative Agent

270 Park Avenue, 44th Floor

Mail Code:  NY1-K855

New York, New York 10017

Attention:  [      ]

Fax:  [     ]

[JPMorgan Chase Bank, N.A. Toronto Branch,

as Canadian Administrative Agent

[         ]

Attention:  [      ]

Fax:  [     ]]1

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes an Interest Election Request and the Borrower Representative hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the conversion or continuation of a [U.S. Revolving Borrowing][Canadian Revolving Borrowing] under the Credit Agreement, and in connection therewith the Borrower Representative specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.   Borrowing to which this request applies

Principal Amount:       ____________________________________________________

Type2:                          ____________________________________________________

1        To be delivered to (x) the U.S. Administrative Agent with respect to each U.S. Revolving Borrowing or (y) the Canadian Administrative Agent (with a copy to the U.S. Administrative Agent) with respect to each Canadian Revolving Borrowing.

2        Specify whether the Borrowing to which this request applies is an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing.

Exhibit F-1

Interest Period3:           ____________________________________________________

2.   Effective date of this election4:       ____________________________________________________

3.   Resulting Borrowing[s]5

Principal Amount6:     ____________________________________________________

Type7:                         ____________________________________________________

Interest Period8           ____________________________________________________

Very truly yours,

THE MEN’S WEARHOUSE, INC.,
as Borrower Representative,

By:
Name:
Title:

3        Applicable only if the Borrowing to which this request applies is a Eurodollar Borrowing or a CDOR Borrowing.

4        Must be a Business Day.

5        If different options are being elected with respect to different portions of the Borrowing specified in item 1 above, provide the information required by this item 3 for each resulting Borrowing.  Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.

6        Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.

7        Specify whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a CDOR Rate Borrowing.

8        Applicable only if the resulting Borrowing is to be a Eurodollar Borrowing or a CDOR Rate Borrowing.  Shall be a period contemplated by the definition of the term “Interest Period” and (a) with respect to any Eurodollar Borrowing can be of one, two, three or six months’ (or, with the consent of each Lender, twelve months’) duration and (b) with respect to any CDOR Rate Borrowing can be of thirty, sixty or ninety days’ duration.  Cannot extend beyond the Maturity Date.  If an Interest Period is not specified, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration, in the case of a Eurodollar Borrowing, or thirty days, in the case of a CDOR Rate Borrowing.

Exhibit F-2

EXHIBIT G

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

Reference is made to (a) the ABL Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among The Men’s Wearhouse, Inc., a Texas corporation (the “Company”),  and each of the subsidiaries of the Company party thereto, ~~Moore’s The~~Moores the Suit People Inc., a corporation organized under the laws of New Brunswick, (the “Canadian Borrower”), the banks, financial institutions and other institutional lenders and investors from time to time parties thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, Collateral Agent (in such capacity, the “ABL Collateral Agent”), Letter of Credit Issuer and Swingline Lender; (b) the Term Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement” and together with the ABL Credit Agreement, the “Credit Agreements”), by and among the Company,  the banks, financial institutions and other institutional lenders and investors from time to time parties thereto, JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent (in such capacity, the “Term Collateral Agent”), (c) the ABL Security Agreement, dated as of June 18, 2014  (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Security Agreement”), by and among the Company, the Canadian Borrower, the ABL Collateral Agent and each of the subsidiaries of the Company party thereto; and (d) the Term Security Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Security Agreement”, and together with the ABL Security Agreement, the “Security Agreements”), by and among the Company, the Term Collateral Agent and each of the subsidiaries of the Company party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreements or the Security Agreements (as defined in the Prior Perfection Certificate) as the context requires.

This Certificate is dated as of [  ], 20[ ] and is delivered pursuant to Section 5.01(f) of the ABL Credit Agreement and Section 5.01(d) of the Term Credit Agreement (this Certificate and each other Certificate heretofore delivered pursuant to Section 5.01(f) of the ABL Credit Agreement and Section 5.01(d) of the Term Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after Effective Date and prior to the date hereof, the “Prior Perfection Certificate”); provided that Sections 14(b) and 14(c) (and the Schedules related thereto) shall be deemed a part of the Supplemental Perfection Certificate solely with respect to the ABL Credit Agreement.

The undersigned authorized officers of each Grantor (as defined below) hereby certifies to the ABL Collateral Agent and the Term Collateral Agent, respectively, as follows:

SECTION 1.  Names.

(a)        Except as listed in Schedule 1(a) attached hereto1  and made a part hereof, Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Borrower and Guarantor (collectively, the “Grantors”), as such name appears in its respective Organizational

1        Schedule 1(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 1(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-1

Documents and the type of organization of each Grantor is as listed in Schedule 1(a) to the Prior Perfection Certificate.

(b)        Except as listed in Schedule 1(d) attached hereto2 and made a part hereof, Schedule 1(d) to the Prior Perfection Certificate sets forth the Organizational Identification Number, if any, issued by the jurisdiction of organization of each Grantor that is a registered organization, unless such Grantor is registered in a state where the 2010 revisions to Article 9 of the Uniform Commercial Code became effective.

SECTION 2.  Current Locations; Third Party Locations.

(a)        Except as listed in Schedule 2(a) attached hereto3 and made a part hereof, Schedule 2(a) to the Prior Perfection Certificate sets forth the chief executive office, or principal place of business or domicile (as defined under the Quebec Civil Code), of each Grantor is located at the address set forth opposite its name in Schedule 2(a) to the Prior Perfection Certificate.

(b)        Except as listed in Schedule 2(b) attached made a part hereof4 and, Schedule 2(b) to the Prior Perfection Certificate sets forth the jurisdiction of organization of each Grantor that is a registered organization is set forth opposite its name in Schedule 2(b) to the Prior Perfection Certificate.

(c)        Except as listed in Schedule 2(c) attached hereto5  and made a part hereof, Schedule 2(c) to the Prior Perfection Certificate sets forth all the locations where each Grantor maintains a place of business or any Collateral valued in excess of $5,000,000 or any books or records.

(d)        Except as set forth on Schedule 2(d) hereto6  and made part hereof Schedule 2(d) to the Prior Perfection Certificate sets forth the names and addresses of all other persons or entities other than each Grantor  such as lessees, consignees, warehousemen, bailees, freight forwarders, customs brokers, carriers or purchasers of chattel paper, which have possession or control or are intended to have possession or control of any Collateral valued in excess of $1,000,000 consisting of instruments, chattel paper, inventory, equipment or documents of title with respect to the foregoing.

SECTION 3.  Unusual Transactions.  Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto7  and in Schedule 3 to the Prior Perfection Certificate,

2        Schedule 1(d) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 1(d) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

3        Schedule 2(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

4        Schedule 2(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

5        Schedule 2(c) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(c) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

6        Schedule 2(d) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 2(d) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

7        Schedule 3 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 3 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-2

all Accounts have been originated by the Grantors and all assets with a value in excess of $[•] have been acquired in the ordinary course of business from a person in the business of selling goods of that kind.

SECTION 4.  [Reserved].

SECTION 5.  UCC Filings; PPSA/RPMRR Filings.  Except as listed in Schedule 5 attached hereto8  and made a part hereof, the financing statements (duly authorized by each Grantor constituting the debtor therein), including the indications of the collateral relating to the Security Agreements or the applicable Mortgage, are set forth in Schedule 5 of the Prior Perfection Certificate and are in the appropriate forms for filing in the proper Uniform Commercial Code, PPSA or RPMRR filing office, as applicable, in the jurisdiction in which each Grantor is organized (and in the case of each Canadian Grantor, each Canadian jurisdiction in which it maintains any Collateral and in the jurisdiction where it maintains its chief executive office), in each case as set forth with respect to such Grantor in Section 2(b) hereof and thereto.

SECTION 6.  Schedule of Filings.  Except as listed in Schedule 6 attached hereto9  and made a part hereof, attached to the Prior Perfection Certificate as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, the filing office in which such filing is to be made.

SECTION 7.  Reserved.

SECTION 8.  Stock Ownership and Other Equity Interests.

(a)        Except as set forth on Schedule 8(a) hereto10  and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate sets forth a true and correct list of all the issued and outstanding Capital Stock of each Subsidiary of each Grantor and the record and beneficial owners of such Capital Stock, and the percentage ownership of each other equity investment held by each Grantor that represents 50% or more of the equity of the entity in which such investment was made.

(b)        Except as set forth on Schedule 8(b) hereto11  and made a part hereof , Schedule 8(b) to the Prior Perfection Certificate sets forth a true and complete list of each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

(c)        Except as set forth on Schedule 8(c) hereto 12 and made a part hereof, Schedule 8(c) to the Prior Perfection Certificate sets forth a true and correct organizational chart showing the

8        Schedule 5 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 5 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

9        Schedule 6 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 6 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

10      Schedule 8(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

11      Schedule 8(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

12      Schedule 8(c) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 8(c) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-3

ownership of the Company and all of its Subsidiaries as of immediately following the Jos. A. Banks Acquisition (as defined in the ABL Credit Agreement).

SECTION 9.  Debt Instruments.  Except as set forth on Schedule 9 hereto13 and made a part hereof, Schedule 9 to the Prior Perfection Certificate sets forth a true and correct list of all promissory notes, instruments, tangible chattel paper, electronic chattel paper and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) in a principal amount in excess of $1,000,000 (individually) held by each Grantor.  All intercompany indebtedness owing by the Company and each Subsidiary of the Company to any Grantor as of the Closing Date is evidenced by an intercompany note.

SECTION 10.  [Reserved]

SECTION 11.  Intellectual Property.

(a)        Except as set forth on Schedule 11(a) hereto14 and made a part hereof, Schedule 11(a) to the Prior Perfection Certificate sets forth all of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the ABL Security Agreements and/or the Term Loan Security Agreement, as applicable)  registered with the United States Patent and Trademark Office (the “USPTO”) or the Canadian Intellectual Property Office (the “CIPO”), all Designs (as defined in the Canadian ABL Security Agreement) applied for or registered with the CIPO and all other Patents, Patent Licenses, Trademarks (but excluding intent-to-use Trademarks) (each as defined in the ABL Security Agreement and/or the Term Security Agreement, as applicable) and Trademarks Licenses, including the name of the registered owner and the registration, number of each Patent, Patent License, Trademark, Trademark License and Design owned by each Grantor.

(b)        Except as set forth on Schedule 11(b) hereto15  and made a part hereof, Schedule 11(b) to the Prior Perfection Certificate sets forth each Grantor’s United States registered Copyrights and Copyright Licenses and Canadian registered Copyrights and Copyright Licenses (each as defined in the ABL Security Agreement and/or the Term Security Agreement, as applicable), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each registered Copyright or Copyright License owned by each Grantor.

(c)        Except as set forth on Schedule 11(d) hereto16  and made part hereof, Schedule 11(d) to the Prior Perfection Certificate sets forth in proper form for filing with the USPTO, the USCO and the CIPO are the filings necessary to preserve, protect and perfect the security interests in the registered United States and Canadian Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a) and Schedule 11(b), including duly signed

13      Schedule 9 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 9 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

14      Schedule 11(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

15      Schedule 11(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

16      Schedule 11(d) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 11(d) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-4

copies of each Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

SECTION 12.  Commercial Tort Claims.  Except as set forth on Schedule 12 hereto17 and made a part hereof, Schedule 12 to the Prior Perfection Certificate sets forth a true and correct list of all Commercial Tort Claims in excess of $1,000,000 held by each Grantor, including a brief description thereof (which description shall include, without limitation, the names of the parties, the case number, the date of filing, the jurisdiction, the approximate amount in controversy, the current status and the nature of the claim).

SECTION 13.  Real Property.  Except as set forth on Schedule 13 hereto,18 Schedule 13 to the Prior Perfection Certificate sets forth a true and complete list of (i) real property owned by each U.S. Grantor and located in the United States as of the date hereof with a fair market value in excess of $10,000,000, (ii) real property owned by each Canadian Grantor and located in the United States or Canada as of the date hereof with a fair market value in excess of $10,000,000 and (iii) other information relating thereto required by such Schedule.

SECTION 14.  Deposit Accounts, Securities Accounts and Commodity Accounts; Credit Card Processor Accounts/Contacts.

(a)        Except as set forth on Schedule 14(a) hereto,19 Schedule 14(a) to the Prior Perfection Certificate sets forth a true and complete list of all Deposit Accounts, Securities Accounts, Futures Accounts and Commodity Accounts (each as defined in the ABL Security Agreement) maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account, the type of each such account (such as concentration account, local store depository account, payroll account or account to pay taxes), the name of each entity that holds each account and whether such account is required to be subject to a control agreement or blocked accounts agreement pursuant to the ABL Credit Agreement and, if not, the reason for exclusion.

(b) Except as set forth on Schedule 14(b) hereto20 and made part hereof, Schedule 14(b) to the Prior Perfection Certificate sets forth a true and complete list of all credit card settlement accounts maintained by each Grantor, including the name of the credit card processor, the name of each institution where each such account is held, the name of each such account and the account number.

(c) Except as set forth on Schedule 14(c) hereto21 and made part hereof, Schedule 14(c) to the Prior Perfection Certificate sets forth a true and complete list of all credit card clearinghouses and

17      Schedule 12 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 12 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

18      Schedule 13 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 13 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

19      Schedule 14(a) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14(a) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

20      Schedule 14(b) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14(b) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

21      Schedule 14(c) hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 14(c) to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-5

processors used by each Grantor, including the name of the credit card processor, the contact name, address, and electronic address.

SECTION 15.  Letter of Credit Rights.  Except as set forth on Schedule 15 hereto22 and made a part hereof,  Schedule 15 to the Prior Perfection Certificate sets forth a true and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder.

SECTION 16.  Insurance.  Except as set forth on Schedule 16 hereto23 and made part hereof, Schedule 16 to the Prior Perfection Certificate is a copy of the insurance certificate with a true and correct list of all insurance policies of the Grantors.

The Grantors acknowledge and agree that (i) the Term Collateral Agent and each other Secured Party (as defined in the Term Credit Agreement) are relying on the information represented in this Supplemental Perfection Certificate as an inducement to enter into the Term Credit Agreement and provide loans and other financial accommodations to or for the benefit of the Company, subject to the terms and conditions of the Term Credit Agreement and (ii) the ABL Collateral Agent and each other Credit Party (as defined in the ABL Credit Agreement) are relying on the information represented in this Supplemental Perfection Certificate as an inducement to enter into the ABL Credit Agreement and provide financial accommodations to or for the benefit of the borrowers party thereto, subject to the terms and conditions of the ABL Credit Agreement.

[Signature page follows]

22      Schedule 15 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 15 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

23      Schedule 16 hereto sets forth all additions, deletions and other revisions to the information set forth on Schedule 16 to the Prior Perfection Certificate that are required in order for the statement in this Section to be accurate.

Exhibit G-6

IN WITNESS WHEREOF, the undersigned have duly executed this certificate as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

Exhibit G-7

Schedule 1(a)

Legal Name of Each Grantor and Type of Organization

Grantor	Type of Organization

Sched. 1(a)-1

Schedule 1(d)

Organizational Identification Number

Grantor	Organizational Identification Number

Sched. 1(d)-1

Schedule 2(a)

Chief Executive Offices, Registered Offices, Principal Place of Business

UNITED STATES

Company/Subsidiary	Address	County	State

CANADA

Company/Subsidiary	Address	County	State or Province

Sched. 2(a)-1

Schedule 2(b)

Jurisdiction of Organization

UNITED STATES

Company/Subsidiary	Address	County	State

CANADA

Company/Subsidiary	Address	County	State or Province

Schedule 2(c)

Location of Places of Business, Collateral and Books and Records

Company/Subsidiary	Address	County	State or Province

Sched. 2(b)-1

Schedule 2(d)

Locations of Collateral in Possession of Persons Other Than Company or Any Subsidiary

Company/ Subsidiary	Third Party/ Nature of Possession	Address	County	State or Province

Sched. 2(d)-1

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Sched. 3-1

Schedule 5

Copy of Financing Statements and RH Forms (Quebec) To Be Filed

See attached.

Sched. 5-1

Schedule 6

Filings/Filing Offices

Type of Filing[1]	Entity	Applicable Collateral Document	Jurisdictions

1        UCC-1 financing statement, PPSA filing, RPMRR filing, fixture filing, mortgage, intellectual property filing or other necessary filing.

Sched. 6-1

Schedule 8(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
CANADA

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
USA

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
INTERNATIONAL

Sched. 8(a)-1

Schedule 8(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Sched. 8(b)-1

Schedule 8(c)

Corporate Organizational Chart

See attached.

Sched. 8(c)-1

Schedule 9

Debt Instruments

1.         Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.         Chattel Paper:

Description	Pledged [Yes/No]

Sched. 9-1

Sched. 10-1

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

CANADIAN PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

Sched. 11(a)-1

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Sched. 11(a)-2

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

CANADIAN TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Sched. 11(a)-3

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

CANADIAN INDUSTRIAL DESIGNS:

Registrations:

OWNER	REGISTRATION NUMBER	INDUSTRIAL DESIGN

Applications:

OWNER	APPLICATION NUMBER	INDUSTRIAL DESIGN

Sched. 11(a)-4

Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

CANADIAN COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Sched. 11(b)-1

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Sched. 11(b)-2

Schedule 11(d)

Intellectual Property Filings

See attached.

Sched. 11(d)-1

Schedule 12

Commercial Tort Claims

Description (including information required by Section 13)	Pledged [Yes/No]

Sched. 12-1

Schedule 13

Real Property

Owned Real Property

Entity of Record	Common Name and Address	Purpose/Use
[ ]	[ ] [COUNTY, STATE OR PROVINCE]	[ ]

Sched. 13-1

Schedule 14(a)

Deposit Accounts

Owner	Type Of Account[1]	Bank	Account Numbers	Subject to control agreement or blocked accounts agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Securities Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Futures Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Commodity Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

1        Concentration account, local store depository account, payroll account or account to pay taxes, etc.

Sched. 14(a)-1

Schedule 14(b)

Credit Card Settlement Accounts

Credit Card Processor	Account Name	Bank	Account Numbers	Subject to Forwarding to Concentration Account? [Yes/No]	Reason for Exclusion from Forwarding Requirement

Sched. 14(b)-1

Schedule 14(c)

Credit Card Processor Contact Information

Credit Card Processor	Grantor	Types of Card	Contact Person	Address	E-mail

Sched. 14(c)-1

Schedule 15

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date

Sched. 15-1

Schedule 16

Insurance

Sched. 11(b)-2

EXHIBIT H-1

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [        ], 20__ (this “Agreement”), is entered into between [ENTITY NAME OF THE NEW SUBSIDIARY], a [type of entity and jurisdiction of organization]1 (the “New Subsidiary”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.         The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a U.S. Subsidiary Borrower under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of a U.S. Subsidiary Borrower and a Loan Guarantor thereunder, in each case as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including (a) all of the representations and warranties of the U.S. Subsidiary Borrowers set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement.  Without limiting the generality of the foregoing, the New Subsidiary hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent, the Lenders, the Issuing Banks and the other Lender Parties, as provided in Article X of the Credit Agreement (and subject to the limitations set forth in Section 10.10 of the Credit Agreement), the prompt payment and performance of the U.S. Guaranteed Obligations in full when due (whether at stated maturity, by acceleration or otherwise) strictly in accordance with the terms thereof, and agrees that if any of the U.S. Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, upon acceleration or otherwise) the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the U.S. Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.         The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

1       Shall be a Domestic Subsidiary.

Exhibit H-1-1

3.         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Lender Parties and their respective successors and assigns, except that the New Subsidiary may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by the New Subsidiary shall be null and void), except as expressly contemplated by the Credit Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

4.         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Exhibit H-1-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NEW SUBSIDIARY],

By:
Name:
Title

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title

Exhibit H-1-3

EXHIBIT H-2

[FORM OF] CANADIAN JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [        ], 20__ (this “Agreement”), is entered into between [ENTITY NAME OF THE NEW SUBSIDIARY], a [type of entity and jurisdiction of organization]1 (the “New Subsidiary”), and JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, in its capacity as Canadian administrative agent (the “Canadian Administrative Agent”) under that certain Credit Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Canadian Administrative Agent.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Canadian Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.         The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Canadian Guarantor under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of a Canadian Guarantor and a Loan Guarantor thereunder, in each case as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including (a) all of the representations and warranties of the Canadian Guarantors set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article XI of the Credit Agreement.  Without limiting the generality of the foregoing, the New Subsidiary hereby guarantees, jointly and severally with the other Loan Guarantors, to the Canadian Administrative Agent, the Lenders, the Issuing Banks and the other Lender Parties, as provided in Article XI of the Credit Agreement (and subject to the limitations set forth in Section 11.10 of the Credit Agreement), the prompt payment and performance of the Canadian Guaranteed Obligations in full when due (whether at stated maturity, by acceleration or otherwise) strictly in accordance with the terms thereof, and agrees that if any of the Canadian Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, upon acceleration or otherwise) the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.         The New Subsidiary hereby waives acceptance by the Canadian Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

1      Shall be a Canadian Subsidiary.

Exhibit H-2-1

3.         This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Canadian Administrative Agent and a counterpart hereof shall have been executed on behalf of the Canadian Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Canadian Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of the New Subsidiary, the Canadian Administrative Agent and the other Lender Parties and their respective successors and assigns, except that the New Subsidiary may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by the New Subsidiary shall be null and void), except as expressly contemplated by the Credit Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

4.         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Exhibit H-2-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NEW SUBSIDIARY],

By:
Name:
Title

JPMORGAN CHASE BANK, N.A. TORONTO BRANCH as Canadian Administrative Agent,

By:
Name:
Title

Exhibit H-2-3

EXHIBIT I-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to a U.S. Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrowers and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Exhibit I-1-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[  ]

Exhibit I-1-2

EXHIBIT I-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption (“Applicable Partners/Members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its ~~partners/members~~Applicable Partners/Members is a ten percent shareholder of a U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its ~~partners/members~~Applicable Partners/Members is a “controlled foreign corporation” related to a U.S. Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its ~~partners/members~~Applicable Partners’/Members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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Exhibit I-2-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[  ]

Exhibit I-2-2

EXHIBIT I-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to a U.S. Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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Exhibit I-3-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[  ]

Exhibit I-3-2

EXHIBIT I-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of a U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to a U.S. Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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Exhibit I-4-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:  ______________________, 20[  ]

Exhibit I-4-2

EXHIBIT J

[FORM OF] SOLVENCY CERTIFICATE

[_____], 2014

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Credit Agreement dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Men’s Wearhouse, Inc. (the “Borrower Representative”) and the U.S. Subsidiary Borrowers party thereto (together with the Borrower Representative, the “U.S. Borrowers”), Moores the Suit People Inc. (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian Administrative Agent.  Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

In my capacity as a ~~Responsible~~Financial Officer of Company (as defined below), and not in my individual or personal capacity, I believe that:

1.         Company (as used herein “Company” means the Loan Parties, taken as a whole) is not now, nor will the incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition on the Effective Date, on a pro forma basis, render Company “insolvent” as defined in this paragraph; in this context, “insolvent” means that (i) the fair value of assets is less than the amount that will be required to pay the total liability on existing debts as they become absolute and matured, (ii) the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured (iii) it is unable to meet its obligations as they generally become due, or (iv) it ceases to pay its current obligations in the ordinary course of business as they generally become due, or (v) its aggregate property is not, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would not be, sufficient to enable payment of all obligations, due and accruing due.  The term “debts” as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent and “values of assets” shall mean the amount of which the assets (both tangible and intangible) in their entirety would change hands between a willing buyer and a willing seller, with a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under compulsion to act.

2.         As of the date hereof, after giving effect to the incurrence of the obligations under the Credit Agreement and the consummation of the other Transactions on the Effective Date, the Company is able to pay its debts as they become absolute and mature.

3.         The incurrence of the obligations under the Credit Agreement and the consummation of the other Transactions on the Effective Date, on a pro forma basis, will not leave Company with property remaining in its hands constituting “unreasonably small capital.”  I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on my current assumptions regarding the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company in

Exhibit J-1

light of projected financial statements and available credit capacity, which current assumption I do not believe to be unreasonable in light of the circumstances applicable thereto.

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Exhibit J-2

I represent the foregoing information is provided to the best of my knowledge and belief and execute this Certificate as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:
Name:
Title:

Exhibit J-3